      As filed with the Securities and Exchange Commission on July 6, 1995

                                                      Registration No. 033-60395
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               -------------------
                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4

                            REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               -------------------
                               NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)
          Delaware                       6711                    41-0449260
       (State or other          (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of incorporation       Classification Code      Identification No.)
       or organization)                  Number)

                                 Norwest Center
                               Sixth and Marquette
                       Minneapolis, Minnesota  55479-1000
                                  612-667-1234
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

               Stanley S. Stroup
Executive Vice President and General Counsel                Copy to :
               Norwest Corporation                     H. Bernt von Ohlen
                Norwest Center                         Norwest Corporation
               Sixth and Marquette                        Norwest Center
          Minneapolis, Minnesota  55479-1026           Sixth and Marquette
                 612-667-8858                 Minneapolis, Minnesota  55479-1026
(Name, address, including zip code, and
 telephone number, including area code,
             of agent for service)
                               ------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


- --------------------------------------------------------------------------------

                         DICKINSON BANCORPORATION, INC.
                                  P.O. BOX 1118
                         DICKINSON, NORTH DAKOTA  58601


                                           July 6, 1995


Dear Shareholder:


You are cordially invited to attend a Special Meeting of Shareholders of Dickinson Bancorporation, Inc. ("DBI") to be held at the main office of Liberty Bank and Trust, National Association, 115 First Avenue West, Dickinson,
North Dakota, on Thursday, August 3, 1995, at 9:00 a.m., local time. At the Special Meeting you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of February 24, 1995, between DBI and Norwest Corporation ("Norwest"), and the related Agreement and Plan of Merger (together, the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Norwest into DBI (the "Merger").


Under the terms of the Merger Agreement, the Merger will result in the conversion of each share of DBI Common Stock outstanding immediately prior to the time the Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement.

The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the Merger. You are urged to read the Proxy Statement-Prospectus carefully.

The Board of Directors has unanimously approved the Merger Agreement as being in the best interests of DBI and its shareholders and recommends that you vote in favor of the Merger. Consummation of the Merger is subject to a number of conditions including approval of the Merger Agreement by DBI's shareholders and receipt by DBI of an opinion of counsel to the effect that the Merger will be treated as a tax-free reorganization for federal income tax purposes. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL, INCOME TAX CONSEQUENCES OF THE MERGER.

It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. A failure to vote for approval of the Merger Agreement will have the same effect as a vote against the Merger Agreement. Therefore, in order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

On behalf of the Board of Directors, I recommend that you vote FOR approval of the Merger Agreement.

                                        F.L. Clarkson
                                        CHAIRMAN AND VICE PRESIDENT

                        DICKINSON BANCORPORATION, INC.
                                  P.O. BOX 1118
                         DICKINSON, NORTH DAKOTA  58601

                          ----------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 3, 1995

                          ----------------------------

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Dickinson Bancorporation, Inc. ("DBI"), a North Dakota corporation, will be held at the main office of Liberty Bank and Trust, National Association, 115 First Avenue West, Dickinson, North Dakota, on Thursday, August 3, 1995, at 9:00 a.m., local time, for the following purposes:


          1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of February 24, 1995, (including the Agreement and Plan of Merger attached thereto) between DBI and Norwest Corporation ("Norwest"), a Delaware corporation, a copy of which is included in the accompanying Proxy Statement-Prospectus as Appendix A, under the terms of which (i) a wholly owned subsidiary of Norwest would be merged with DBI (the "Merger"), with DBI as the surviving corporation, and
     (ii) each outstanding share of Common Stock, par value $1.00 per share, of DBI would be converted into shares of common stock, par value $1 2/3 per share, of Norwest in accordance with the provisions of the Agreement and Plan of Reorganization; and to authorize such further action by the Board of Directors and officers of DBI as may be necessary or appropriate to carry out the intent and purposes of the Merger.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.


     Only shareholders of record on the books of DBI at the close of business on July 5, 1995, will be entitled to vote at the Special Meeting or any adjournments thereof.

     Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Directors



                                        DeEtta Frank
                                        SECRETARY

July 6, 1995


THE BOARD OF DIRECTORS OF DBI UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

HOLDERS OF DBI COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                               PROXY STATEMENT OF
                         DICKINSON BANCORPORATION, INC.
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 3, 1995

                          ----------------------------

                                   PROSPECTUS
                                       OF
                               NORWEST CORPORATION
                                  COMMON STOCK

                          ----------------------------

     This Proxy Statement-Prospectus of Norwest Corporation ("Norwest") relates to up to 680,000 shares of the common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock") issuable to the shareholders of Dickinson Bancorporation, Inc. ("DBI") upon consummation of the merger (the "Merger") of a wholly owned subsidiary of Norwest with DBI, with DBI as the surviving corporation, pursuant to the terms of an Agreement and Plan of Reorganization dated as of February 24, 1995, between DBI and Norwest (together with the Agreement and Plan of Merger attached thereto, the "Merger Agreement"). A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement-Prospectus and incorporated by reference herein.

     This Proxy Statement-Prospectus is being furnished to the shareholders of DBI in connection with the solicitation of proxies by the Board of Directors of DBI (the "DBI Board") for use at the special meeting of shareholders of DBI to be held on August 3, 1995, and at any adjournments or postponements thereof (the "Special Meeting").


     At the Special Meeting, the holders of record of the common stock of DBI on July 5, 1995, will consider and vote upon a proposal to approve the Merger Agreement. Except as described herein, upon consummation of the Merger, each outstanding share of Common Stock, par value $1.00 per share, of DBI ("DBI Common Stock") will be converted into shares of Norwest Common Stock in accordance with the provisions of the Merger Agreement. For a more complete description of the Merger Agreement and the terms of the Merger, see "THE MERGER."


     This Proxy Statement-Prospectus and the form of proxy are first being mailed to shareholders of DBI on or about July 6, 1995.

                          ----------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT-PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

The date of this Proxy Statement-Prospectus is July 6, 1995.

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . .      4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . .      5

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
    The Companies  . . . . . . . . . . . . . . . . . . . . . . . .      6
    Terms of the Merger  . . . . . . . . . . . . . . . . . . . . .      7
    Special Meeting and Vote Required  . . . . . . . . . . . . . .      7
    Reasons for the Merger; Recommendation of the Board
      of Directors of DBI  . . . . . . . . . . . . . . . . . . . .      8
    Effective Date and Time of the Merger  . . . . . . . . . . . .      8
    Conditions and Termination . . . . . . . . . . . . . . . . . .      8
    Regulatory Approvals . . . . . . . . . . . . . . . . . . . . .      9
    Accounting Treatment . . . . . . . . . . . . . . . . . . . . .      9
    Management and Operations After the Merger . . . . . . . . . .      9
    Interests of Certain Persons in the Merger . . . . . . . . . .      9
    Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . .      9
    Certain Federal Income Tax Consequences  . . . . . . . . . . .      9
    Market Information . . . . . . . . . . . . . . . . . . . . . .     10
    Certain Differences in Rights of Shareholders  . . . . . . . .     10
    Comparative Unaudited Per Share Data . . . . . . . . . . . . .     11
    Selected Financial Data  . . . . . . . . . . . . . . . . . . .     13

MEETING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . .     17
    General  . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
    Date, Place, and Time  . . . . . . . . . . . . . . . . . . . .     17
    Record Date; Vote Required . . . . . . . . . . . . . . . . . .     17
    Principal Shareholders and Security Ownership of
       Management of DBI . . . . . . . . . . . . . . . . . . . . .     18
    Voting and Revocation of Proxies . . . . . . . . . . . . . . .     19
    Solicitation of Proxies  . . . . . . . . . . . . . . . . . . .     19

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
    Background of and Reasons for the Merger . . . . . . . . . . .     20
    Terms of the Merger  . . . . . . . . . . . . . . . . . . . . .     20
    Effective Date and Time of the Merger  . . . . . . . . . . . .     22
    Surrender of Certificates  . . . . . . . . . . . . . . . . . .     22
    Conditions to the Merger . . . . . . . . . . . . . . . . . . .     23
    Regulatory Approvals . . . . . . . . . . . . . . . . . . . . .     23
    Conduct of Business Pending the Merger . . . . . . . . . . . .     24
    Certain Covenants. . . . . . . . . . . . . . . . . . . . . . .     24
    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . .     25
    Waiver, Amendment, and Termination . . . . . . . . . . . . . .     25
    Effect on Employee Benefit Plans . . . . . . . . . . . . . . .     25
    Interests of Certain Persons in the Merger . . . . . . . . . .     26
    Management and Operations After the Merger . . . . . . . . . .     26
    Certain Differences in Rights of Shareholders  . . . . . . . .     26
    Rights of Dissenting Shareholders  . . . . . . . . . . . . . .     34
    Certain Federal Income Tax Consequences. . . . . . . . . . . .     36

    Resale of Norwest Common Stock . . . . . . . . . . . . . . . .     38
    Stock Exchange Listing . . . . . . . . . . . . . . . . . . . .     39
    Dividend Reinvestment and Optional Cash Payment Plan . . . . .     39
    Accounting Treatment . . . . . . . . . . . . . . . . . . . . .     39
    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .     39

INFORMATION ABOUT DBI AND THE BANK . . . . . . . . . . . . . . . .     40
    General  . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
    Business . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
    Management's Discussion and Analysis of Financial
    Condition and Results of Operations. . . . . . . . . . . . . .     41

CERTAIN REGULATORY CONSIDERATIONS  . . . . . . . . . . . . . . . .     69
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . .     69
    Dividend Restrictions. . . . . . . . . . . . . . . . . . . . .     69
    Holding Company Structure. . . . . . . . . . . . . . . . . . .     69
    Capital Requirements . . . . . . . . . . . . . . . . . . . . .     70
    Federal Deposit Insurance Corporation Improvement Act of 1991      71
    FDIC Insurance . . . . . . . . . . . . . . . . . . . . . . . .     72

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     73

LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . .     73

MANAGEMENT OF NORWEST AND ADDITIONAL INFORMATION . . . . . . . . .     73

FINANCIAL STATEMENTS OF DBI  . . . . . . . . . . . . . . . . . . .     F-1





APPENDIX A     AGREEMENT AND PLAN OF REORGANIZATION, AND AGREEMENT
               AND PLAN OF MERGER

APPENDIX B     NORTH DAKOTA BUSINESS CORPORATION ACT, SECTIONS
               10-19.1-87 AND 10-19.1-88

                              AVAILABLE INFORMATION

     Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").

     The reports, proxy statements, and other information filed by Norwest with the Commission can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements, and other information filed by Norwest also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

     This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and the exhibits thereto (the "Registration Statement") covering the securities offered hereby that Norwest has filed with the Commission. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest, DBI, and the securities offered hereby.

                                 --------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST OR DBI SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS, EXCLUDING EXHIBITS, UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO LAUREL A. HOLSCHUH, SECRETARY, NORWEST CORPORATION, NORWEST CENTER, SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479-1026, TELEPHONE (612) 667-8655. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 27, 1995.


     The following documents filed with the Commission by Norwest (File
No. 1-2979) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement-Prospectus:

     1.   Norwest's Annual Report on Form 10-K for the year ended December 31,
          1994;

     2. Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

     3. Norwest's Current Reports on Form 8-K dated January 9, 1995, January 27, 1995, February 17, 1995, April 21, 1995, and July 3, 1995.

     All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                     SUMMARY

     The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement-Prospectus, the Appendices hereto, and the documents incorporated by reference herein. As used in this Proxy Statement-Prospectus, the terms "Norwest" and " DBI" refer to such entities, respectively, and where the context requires, such entities and their respective subsidiaries. All information concerning Norwest included in this Proxy Statement-Prospectus has been furnished by Norwest for inclusion or incorporation herein, and all information concerning DBI included in this Proxy Statement-Prospectus has been furnished by DBI to Norwest for inclusion herein.

THE COMPANIES

     NORWEST CORPORATION

     Norwest Corporation is a diversified financial services company which was organized under the laws of Delaware in 1929 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Norwest operates through subsidiaries engaged in banking and in related businesses. Norwest provides retail, commercial, and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, and venture capital investment.

     At March 31, 1995, Norwest had consolidated total assets of $61.8 billion, total deposits of $37.1 billion, and total shareholders' equity of $4.4 billion. Based on total assets at March 31, 1995, Norwest was the 13th largest commercial banking organization in the United States.

     Norwest regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of Norwest does not make a public announcement about an acquisition until a definitive agreement has been signed. Norwest has entered into definitive agreements for the acquisition of various financial institutions, including DBI, having aggregate total assets at March 31, 1995, of $4.7 billion. Certain of these acquisitions were consummated subsequent to March 31, 1995, and the others remain subject to regulatory approval and are expected to be completed by the end of 1995. None of these acquisitions are significant or material to the financial statements of Norwest.

     Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1000, and its telephone number is 612-667-1234.

     Additional information concerning Norwest is included in the Norwest documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     DICKINSON BANCORPORATION, INC.

     Dickinson Bancorporation, Inc. is a bank holding company organized under the laws of North Dakota in 1988. Its principal executive offices are located at 115 First Avenue West, Dickinson, North Dakota 58601, and its telephone number is 701-227-3333. It holds 100% of the issued and outstanding capital stock of Liberty Bank and Trust, National Association (the "Bank"), a full service commercial bank chartered under the laws of the United States. The Bank offers a full range of commercial and consumer banking services in the area. At March 31, 1995, the Bank had total assets of $123.5 million, while DBI had total assets on a consolidated basis of $123.7 million and total shareholders' equity of $9.8 million. See "INFORMATION ABOUT DBI AND THE BANK."

TERMS OF THE MERGER

     The Merger Agreement provides for the merger of a wholly owned subsidiary of Norwest with DBI, with DBI as the surviving corporation. Upon consummation of the Merger, each outstanding share of DBI Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement. The conversion factor for determining the exact number of shares of Norwest Common Stock into which each outstanding share of DBI Common Stock will be converted will be computed using the following formula: $15.5 million (reduced by certain potential environmental costs) divided by the average closing price of Norwest Common Stock over a specified period divided by the number of shares of DBI Common Stock then outstanding. Cash will be paid in lieu of issuing fractional shares of Norwest Common Stock. See "THE MERGER--Terms of the Merger."

SPECIAL MEETING AND VOTE REQUIRED

     SPECIAL MEETING

     The special meeting of DBI shareholders to consider and vote on a proposal to approve the Merger Agreement will be held on Thursday, August 3, 1995, at 9:00 a.m., local time, at the main office of the Bank, 115 First Avenue West, Dickinson, North Dakota. Only holders of record of DBI Common Stock at the close of business on July 5, 1995, will be entitled to receive notice of and to vote at the Special Meeting. At such date, there were 2,146 shares of DBI Common Stock outstanding. Each share of DBI Common Stock is entitled to one vote. For additional information relating to the Special Meeting, see "MEETING INFORMATION."

     VOTE REQUIRED

     Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of DBI Common Stock. As of the record date for the Special Meeting, directors and officers of DBI and their affiliates owned beneficially an aggregate of 1,585 shares, or approximately 73.86%, of the DBI Common Stock outstanding on that date. Both of DBI's directors, who are also officers, have entered into agreements with Norwest to vote all of their shares in favor of the Merger Agreement. ACCORDINGLY, THE DIRECTORS HAVE THE ABILITY TO APPROVE THE MERGER WITHOUT THE VOTE OF THE REMAINING DBI SHAREHOLDERS. At the record date, directors and executive officers of Norwest did not own beneficially any shares of DBI Common Stock. See "MEETING INFORMATION--Record Date; Vote Required" and "--Principal Shareholders and Security Ownership of Management of DBI."

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF DBI

     The Board of Directors of DBI (the "DBI Board") has concluded that the Merger is in the best interests of the holders of DBI Common Stock, who will receive, in a tax free exchange, stock of a much larger and a more diversified enterprise that is actively traded on national exchanges. In addition to providing greater liquidity to shareholders, the Merger will provide customers of the Bank with access to a broader range of services and will provide the Bank with increased financial strength. This should allow the Bank to compete more effectively with competitors in the North Dakota market area, several of which are part of larger, multibank holding companies. The DBI Board therefore recommends that DBI shareholders vote FOR approval of the Merger Agreement. See "THE MERGER--Background of and Reasons for the Merger."

     For information on the interests of certain officers and directors of DBI in the Merger, see "THE MERGER--Interests of Certain Persons in the Merger."

EFFECTIVE DATE AND TIME OF THE MERGER

     Subject to the terms and conditions of the Merger Agreement, the Merger will be effective on the date on which the appropriate filing is made with the Secretary of State of the State of North Dakota (the "Effective Date") at 11:59 p.m., Dickinson, North Dakota time (the "Effective Time"). Such filing will be made within ten business days following the satisfaction or waiver of all conditions set forth in the Merger Agreement or on such other date upon which the parties may agree. The closing of the Merger (the "Closing") will occur on the Effective Date (the "Closing Date"). See "THE MERGER--Effective Date and Time of the Merger" and "--Conditions to the Merger."

CONDITIONS AND TERMINATION

     The respective obligations of Norwest and DBI to consummate the Merger are subject to certain conditions, including the receipt of regulatory approvals, approval of the Merger Agreement by the shareholders of DBI, receipt by DBI of an opinion regarding the tax consequences to DBI shareholders of the Merger, and certain other conditions customary in transactions of this nature. See "THE MERGER--Conditions to the Merger," "--Regulatory Approvals," and "--Certain Federal Income Tax Consequences."

     The Merger Agreement may be terminated at any time prior to the time at which the appropriate filing is made with the Secretary of State of the State of North Dakota, whether prior to or after approval by the DBI shareholders, by either party under specified conditions, including if the Merger shall not have been consummated by October 31, 1995, unless failure to consummate is due to the failure of the party seeking termination to perform its respective covenants and agreements under the Merger Agreement. In addition, Norwest may terminate the Merger Agreement if the cost of certain environmental remediation that may have to be performed at one of the Bank's locations and environmental damages would exceed $500,000. See "THE MERGER--Terms of the Merger," "--Conditions to the Merger," and "--Waiver, Amendment, and Termination."

REGULATORY APPROVALS

     The Merger is subject to the approval of both the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the State of North Dakota. The approval of the Federal Reserve Board has been received. The approval of the State of Norwest Dakota is pending as of the date of this Proxy Statement-Prospectus. See "THE MERGER--Regulatory Approvals."

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for by Norwest as a purchase transaction under generally accepted accounting principles. See "THE MERGER--Accounting Treatment."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Following the Merger, Norwest intends to operate at the Bank's present locations and to offer products and services offered by Norwest affiliates. Subsequent to the Closing, the Bank will be consoldiated with Norwest Bank North Dakota, National Association. See "THE MERGER--Management and Operations After the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     F.L. Clarkson and Alan Hann are directors and executive officers and also shareholders of DBI, and can be expected, upon consummation of the Merger, to receive shares of Norwest Common Stock in exchange for their shares of DBI Common Stock. Alan Hann, who is President and a director of DBI and President and a director of the Bank, has agreed that effective as of the Effective Time he will not compete with DBI or the Bank in the banking business in Stark and Bowman Counties, North Dakota. In addition, F.L. Clarkson and Alan Hann have entered into an agreement whereby Mr. Clarkson will transfer 125 shares of DBI Common Stock to Mr. Hann in consideration of cancellation of Mr. Hann's option to purchase shares of DBI Common Stock in the future. See "THE MERGER-- Interests of Certain Persons in the Merger."

DISSENTERS' RIGHTS

     North Dakota law provides that a shareholder of a North Dakota corporation who dissents from a merger is generally entitled to receive payment of the appraised value of his stock. See "THE MERGER--Rights of Dissenting Shareholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The consummation of the merger is conditioned upon, among other things, the opinion of Lindquist & Vennum P.L.L.P., counsel to DBI, that the Merger will qualify as a "tax free" reorganization for federal income tax purposes. Accordingly, no gain or loss (other than with respect to cash received in lieu of fractional shares or in satisfaction of dissenters' rights) generally will be recognized by DBI shareholders upon the exchange of their DBI Common Stock for Norwest Common Stock. However, the federal income tax considerations related to the Merger may be different to particular types of DBI shareholders or in light of each DBI shareholder's personal investment circumstances. Consequently, DBI shareholders are urged to consult their own tax advisors concerning the federal income tax considerations that may be relevant to them in connection with the Merger, as well as the application to them of any state, local, foreign, or other tax laws. See "THE MERGER--Certain Federal Income Tax Consequences."

MARKET INFORMATION

     Norwest Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CHX"). On February 23, 1995, the last trading day preceding the execution of the Merger Agreement, the closing price per share of Norwest Common Stock was $25.00 and on July 3, 1995, the price was $28.75. There is no public market for DBI Common Stock. DBI shareholders are advised to obtain current market quotations for Norwest Common Stock. The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Date, which may be a period of several weeks or more. As a result, the market value per share of the Norwest Common Stock that DBI shareholders ultimately receive in the Merger could be more or less than its market value on the date of this Proxy Statement-Prospectus. No assurance can be given concerning the market price of Norwest Common Stock before or after the Effective Date. See "INFORMATION ABOUT DBI AND THE BANK."


CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Upon consummation of the Merger, shareholders of DBI will become stockholders of Norwest. As a result, such shareholders' rights will change. See "THE MERGER--Certain Differences in Rights of Shareholders."

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table presents selected comparative unaudited per share data for Norwest Common Stock on a historical and a pro forma combined basis and for DBI Common Stock on a historical and a pro forma equivalent basis giving effect to the Merger using the purchase method of accounting. This information is derived from the consolidated historical financial statements of Norwest, including the related notes thereto, incorporated by reference into this Proxy Statement-Prospectus and the consolidated historical financial statements of DBI, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. This information should be read in conjunction with such consolidated historical financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "FINANCIAL STATEMENTS OF DBI."

     The pro forma data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.

                                COMPARATIVE UNAUDITED PER SHARE DATA


                                               Norwest Common Stock            DBI Common Stock
                                             --------------------------    ---------------------------
                                                             Pro Forma                    Pro Forma
                                             Historical      Combined      Historical     Equivalent
                                             ----------      --------      ----------     ----------
BOOK VALUE (1):

 March 31, 1995                                  $11.96          11.97       4,553.25       3,408.74
 December 31, 1994                               $10.79          10.79       4,272.93       3,073.15

DIVIDENDS DECLARED (2) :

 Three Months Ended
  March 31, 1995                                   0.21           0.21           -             59.79

 Year Ended
  December 31, 1994                                0.765          0.765          -            217.81

NET INCOME (3):

 Three Months Ended
  March 31, 1995                                   0.65           0.65         142.55         185.07

 Year Ended
  December 31, 1994                                2.41           2.40         556.27         684.63


(1) The pro forma combined book value per share of Norwest Common Stock is based upon the historical total combined common stockholders' equity for Norwest and DBI divided by total pro forma common shares of the combined entities assuming conversion of the outstanding DBI Common Stock at an assumed conversion factor of 284.72. The pro forma equivalent book value per share of DBI represents the pro forma combined amount multiplied by the conversion factor. The conversion factor used in this table assumes that the Norwest Measurement Price is $25.375 and that there is no adjustment to the consideration in the Merger for the Remediation Cost (as defined below), resulting in the issuance of approximately 611,000 shares of Norwest Common Stock upon conversion of all outstanding shares of DBI in the Merger. See "THE MERGER--Terms of the Merger."

(2) Assumes no changes in cash dividends per share. The pro forma equivalent dividends per share of DBI Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by the conversion factor.

(3) The pro forma combined net income per share of Norwest Common Stock (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Norwest and DBI divided by the average pro forma common shares of the combined entities, assuming a conversion factor of 284.72. The pro forma equivalent net income per share of DBI represents the pro forma combined net income per share multiplied by the conversion factor.


SELECTED FINANCIAL DATA

The following table sets forth certain selected historical consolidated financial information for Norwest and DBI. The income statement and balance sheet data included in the selected financial data for the five years ended December 31, 1994, are derived from audited consolidated financial statements of Norwest and DBI for such five-year periods. The selected financial data for the three-month periods ended March 31, 1995 and 1994, are derived from the unaudited historical financial statements of Norwest and DBI. All financial information derived from unaudited financial statements reflects, in the respective opinions of management of Norwest and DBI, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1995, are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. This information should be read in conjunction with the consolidated financial statements of Norwest and the related notes thereto, included in documents incorporated herein by reference, and in conjunction with the consolidated financial statements of DBI, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "FINANCIAL STATEMENTS OF DBI."

                      SELECTED CONSOLIDATED FINANCIAL DATA

                      NORWEST CORPORATION AND SUBSIDIARIES

                                                            THREE MONTHS
                                                           ENDED MARCH 31                 YEAR ENDED DECEMBER 31
                                                        -------------------- -------------------------------------------------
                                                           1995       1994     1994      1993(1)   1992(2)    1991     1990(3)
                                                           ----       ----     ----      -------   -------    ----     -------
                                                                         (In millions except per share amounts)
INCOME STATEMENT DATA
  Interest income                                       $ 1,288.0     992.8   4,393.7   3,946.3   3,806.4   4,025.9   3,885.8
  Interest expense                                          544.3     342.9   1,590.1   1,442.9   1,610.6   2,150.3   2,320.1
                                                         --------   -------   -------   -------   -------   -------   -------
   Net interest income                                      743.7     649.9   2,803.6   2,503.4   2,195.8   1,875.6   1,565.7
  Provision for credit losses                                55.3      36.3     164.9     158.2     270.8     406.4     433.0
  Non-interest income                                       428.2     434.1   1,638.3   1,585.0   1,273.7   1,064.0     896.3
  Non-interest expense                                      792.6     769.1   3,096.4   3,050.4   2,553.1   2,041.5   1,744.5
                                                         --------   -------   -------   -------   -------   -------   -------
  Income before income taxes                                324.0     278.6   1,180.6     879.8     645.6     491.7     284.5
  Income tax expense                                        107.2      88.1     380.2     266.7     175.6      73.4     115.1
                                                         --------   -------   -------   -------   -------   -------   -------

  Income before cumulative effect of a
   change in accounting method                              216.8     190.5     800.4     613.1     470.0     418.3     169.4
  Cumulative effect on years prior
   to 1992 of a change in accounting method                     -         -         -         -     (76.0)        -         -
                                                          -------   -------   -------   -------   -------   -------   -------
     Net income                                          $  216.8  $  190.5     800.4     613.1     394.0     418.3     169.4
                                                          -------   -------   -------   -------   -------   -------   -------
                                                          -------   -------   -------   -------   -------   -------   -------

PER SHARE DATA
  Net income per share:
  Primary:
  Before cumulative effect of a
   change in accounting method                              $0.66      0.59      2.45      1.89      1.44      1.33      0.59
  Cumulative effect on years prior
   to 1992 of change in accounting method                       -         -         -         -     (0.25)        -         -
                                                             ----      ----      ----      ----      -----     ----      ----
     Net income                                             $0.66      0.59      2.45      1.89      1.19      1.33      0.59
                                                             ----      ----      ----      ----      ----      ----      ----
                                                             ----      ----      ----      ----      ----      ----      ----

  Fully diluted:
  Before cumulative effect of a
   change in accounting method                              $0.65      0.58      2.41      1.86      1.42      1.32      0.59
  Cumulative effect on years prior
   to 1992 of change in accounting method                       -         -         -         -     (0.23)        -         -
                                                             ----      ----      ----      ----     ------     ----      ----
    Net income                                              $0.65      0.58      2.41      1.86      1.19      1.32      0.59
                                                             ----      ----      ----      ----      ----      ----      ----
                                                             ----      ----      ----      ----      ----      ----      ----

  Dividends declared per
  common share                                             $0.210     0.185     0.765     0.640     0.540     0.470     0.423

BALANCE SHEET DATA
  At period end:
   Total assets                                         $61,845.1  55,328.2  59,315.9  54,665.0  50,037.0  45,974.5  43,523.0
   Long-term debt                                        10,886.9   6,829.5   9,186.3   6,850.9   4,553.2   3,686.6   3,066.0
   Total stockholders' equity                             4,387.5   3,853.3   3,846.4   3,760.9   3,371.8   3,192.3   2,434.0

                                       14

(1) On January 14, 1994, First United Bank Group, Inc. ("First United"), a $3.9 billion bank holding company headquartered in Albuquerque, New Mexico, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of First United. Appropriate Norwest items reflect an increase in First United's provision for credit losses of $16.5 million to conform with Norwest's credit loss reserve practices and methods and $83.2 million in accruals and reserves for merger-related expenses, including termination costs, systems and operations costs, and investment banking, legal, and accounting expenses.

(2) On February 9, 1993, Lincoln Financial Corporation ("Lincoln"), a $2.0 billion bank holding company headquartered in Fort Wayne, Indiana, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of Lincoln. Appropriate Norwest items reflect an increase in Lincoln's provision for credit losses of $60.0 million and $33.5 million in Lincoln's provisions and expenditures for costs related to restructuring activities.

(3) On April 19, 1991, United Banks of Colorado, Inc. ("United"), a $5.5 billion financial institution headquartered in Denver, Colorado, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of United. Appropriate Norwest items reflect United's special provisions for credit losses and writedowns for other real estate owned, which together totaled $165 million, and $31 million of accruals for expected reorganization and restructuring costs for the year ended December 31, 1990. The special provisions were due to deterioration of several large commercial loan relationships, the anticipated results of the then recent examination by the Office of the Comptroller of the Currency, and the anticipated impact of the Resolution Trust Corporation's accelerated efforts to liquidate foreclosed properties at deep discounts.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                 DICKINSON BANCORPORATION INC. AND SUBSIDIARIES

                                                             THREE MONTHS
                                                             ENDED MARCH 31                 YEAR ENDED DECEMBER 31
                                                          ------------------  -----------------------------------------------
                                                             1995      1994      1994      1993      1992      1991      1990
                                                             ----      ----      ----      ----      ----      ----      ----
                                                                           (In millions except per share amounts)
INCOME STATEMENT DATA
  Interest income                                           $ 2.1       2.1       8.2       6.5       6.1       6.9       7.1
  Interest expense                                            0.9       0.8       3.3       2.5       2.5       3.4       3.8
                                                              ---       ---       ---       ---       ---       ---       ---
    Net interest income                                       1.2       1.3       4.9       4.0       3.6       3.5       3.3
  Provision for credit losses                                   -         -         -      (0.3)     (0.3)        -         -
  Non-interest income                                         0.3       0.2       1.2       0.8       0.7       0.8       0.6
  Non-interest expense                                        1.0       1.0       4.2       3.3       2.8       3.2       2.9
                                                              ---       ---       ---       ---       ---       ---       ---
  Income before income taxes                                  0.5       0.5       1.9       1.8       1.8       1.1       1.0
  Income tax expense                                          0.2       0.2       0.7       0.6       0.6       0.4       0.3
                                                              ---       ---       ---       ---       ---       ---       ---
     Net income                                              $0.3      $0.3       1.2       1.2       1.2       0.7       0.7
                                                              ---       ---       ---       ---       ---       ---       ---
                                                              ---       ---       ---       ---       ---       ---       ---

PER SHARE DATA
  Net income per share:
  Primary                                                 $142.55    140.38    556.27    576.55    600.98    345.77    253.94
  Fully diluted                                            142.55    140.38    556.27    576.55    600.98    345.77    253.94

  Dividends declared per
   common share                                             $   -         -         -         -         -         -         -

BALANCE SHEET DATA
  At period end:
    Total assets                                          $ 123.7     130.7     127.7     135.0      84.4      79.0      78.0
    Long-term debt                                            3.4       5.0       3.4       7.3       3.3       3.5         -
    Total stockholders' equity                                9.8       8.6       9.0       8.7       7.8       6.5       8.0


                               MEETING INFORMATION

GENERAL

     This Proxy Statement-Prospectus is being furnished to holders of DBI Common Stock in connection with the solicitation of proxies by the DBI Board for use at the Special Meeting, to be held on Thursday, August 3, 1995, and any adjournments or postponements thereof, to consider and take action upon a proposal to approve the Merger Agreement and such other business as may properly come before the Special Meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of DBI Common Stock is accompanied by a form of proxy for use at the Special Meeting.


     This Proxy Statement-Prospectus is also being furnished by Norwest to the shareholders of DBI as a prospectus in connection with the issuance by Norwest of shares of Norwest Common Stock upon consummation of the Merger.


     This Proxy Statement-Prospectus, the attached Notice of Special Meeting, and the form of proxy for DBI shareholders enclosed herewith are first being mailed to shareholders of DBI on or about July 6, 1995.


DATE, PLACE, AND TIME


     The Special Meeting will be held at the main office of the Bank, 115 First Avenue West, Dickinson, North Dakota, on Thursday, August 3, 1995, at 9:00 a.m., local time.


RECORD DATE; VOTE REQUIRED

     The DBI Board has fixed the close of business on July 5, 1995, as the record date for the determination of shareholders of DBI entitled to receive notice of, and to vote at, the Special Meeting. On the record date there were 2,146 shares of DBI Common Stock outstanding and entitled to vote at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of DBI Common Stock. The Merger cannot be consummated without the requisite approval of the Merger Agreement by the holders of DBI Common Stock.

     As of the record date for the Special Meeting, directors and officers of DBI and their affiliates owned beneficially an aggregate of 1,585 shares, or approximately 73.86%, of the DBI Common Stock outstanding on that date. F.L. Clarkson and Alan Hann, who are directors and executive officers of DBI, have entered into agreements with Norwest to vote all of their shares in favor of the Merger Agreement. ACCORDINGLY, MSSRS. CLARKSON AND HANN HAVE THE ABILITY TO APPROVE THE MERGER WITHOUT THE VOTE OF THE REMAINING DBI SHAREHOLDERS. Information regarding the shares of DBI Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and officer of DBI, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of DBI" below.

     At the record date, directors and executive officers of Norwest did not own beneficially any shares of DBI Common Stock.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF DBI

     Set forth below are the names and, in the case of holders of 5% or more, the addresses of and the number of shares held as of the record date for the Special Meeting by each holder of record of 5% or more of the outstanding shares of DBI Common Stock, by each director and officer, and by all directors and officers as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table unless otherwise indicated.


                                        Number of Shares
                                        Beneficially               Percent of
     Name and Address                        Owned               Total Shares
- ---------------------------          ----------------------      -------------
     F.L. Clarkson (1)                     928 (2)                  43.24%
     P.O. Box 551
     Belle Fourche, SD  57717

     Alan Hann (3)                          657                     30.62%
     587 Park St.
     Dickinson, ND  58601

     Ferman L. Clarkson                     182                       8.48%
     Grandchildren's Trust (4)
     Pioneer Bank and Trust, Trustee
     P.O. Box 729
     Belle Fourche, SD  57717

     Clarkson Ranch & Petroleum             173                       8.06%
     Exploration, Inc. (4)
     P.O. Box 551
     Belle Fourche, SD  57717

     DeEtta Frank (5)                        0                        0.00%

     Directors and Officers as a         1,585 (2)                   73.86%
     Group (3 individuals)


- ------------------------
(1) Mr. Clarkson serves as Chairman, Vice President, and a director of both DBI and the Bank.

(2) Includes 125 shares owned by Mr. Clarkson which are transferable to Mr. Hann upon the closing of the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

(3) Mr. Hann serves as President, Chief Executive Officer, Treasurer, and a director of DBI and as President, Chief Executive Officer, Secretary, and a director of the Bank.

(4) Mr. Clarkson serves as a director of Clarkson Ranch & Petroleum Exploration, Inc.

(5)  Ms. Frank serves as secretary of DBI.


VOTING AND REVOCATION OF PROXIES

     Shares of DBI Common Stock represented by a proxy properly signed and received at, or prior to, the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of DBI Common Stock represented by such proxy will be voted FOR approval of the Merger Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of DBI prior to or at the Special Meeting or by voting the shares subject to the proxy in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

     A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The proposal to approve the Merger Agreement must be approved by the holders of a majority of the outstanding DBI Common Stock. Because this proposal requires the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares or abstentions with regard to this proposal will have the same effect as votes against the proposal.

     The DBI Board is not aware of any business to be acted upon at the Special Meeting other than the business described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers, and employees of DBI may solicit proxies from the shareholders of DBI, either personally or by telephone or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. DBI will bear its own expenses in connection with any solicitation of proxies for the Special Meeting. See "THE MERGER--Expenses."

ALL SHAREHOLDERS OF DBI ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO DBI IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                   THE MERGER

     This section of the Proxy Statement-Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated by reference herein. All shareholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF AND REASONS FOR THE MERGER

     During the summer of 1994, representatives of Norwest approached DBI regarding Norwest's interest in acquiring DBI. After a number of discussions, the DBI Board concluded that a merger with Norwest was in the best interests of the shareholders of DBI. This conclusion was based upon the amount of consideration to be paid by Norwest in the Merger, the tax free nature of the Merger to the shareholders of DBI, and the increased liquidity associated with receiving stock of a company that is publicly traded on national exchanges. Accordingly, DBI and Norwest proceeded to negotiate the terms of the Merger and entered into the Merger Agreement on February 24, 1995.

     The DBI Board has concluded that the Merger is in the best interest of the holders of DBI Common Stock. The holders of DBI Common Stock will receive, in a tax free exchange, stock of a much larger and more diversified enterprise, which is listed on the NYSE and CHX, freely tradable (subject to certain restrictions described herein), and much more widely held than DBI Common Stock. See "SUMMARY--Comparative Unaudited Per Share Data" and "Market Information," and "Certain Federal Income Tax Considerations."

     Further, after the Merger, the Bank will have access to a broader range of services to provide to its customers and to the greater resources of Norwest in several important operational areas. The directors believe that affiliation with Norwest will increase the Bank's financial strength and provide greater geographic diversity. In addition, employees of the Bank will have the opportunity for career advancement in a larger organization. See "Management and Operations After the Merger."

     THE BOARD OF DIRECTORS OF DBI UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.

TERMS OF THE MERGER

     BASIC TERMS

     At the Effective Time, a wholly owned subsidiary of Norwest to be organized as a corporation under North Dakota law ("Merger Co.") will merge into DBI, with DBI as the surviving corporation, and each outstanding share of DBI Common Stock will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement. The conversion factor, used to determine the number of shares of Norwest Common Stock into which each outstanding share of DBI Common Stock (other than shares as to which dissenters' have been exercised and not forfeited) will be converted at the Closing, will be determined by dividing the Adjusted Norwest Shares by the number of shares of DBI Common Stock then outstanding. The "Adjusted Norwest Shares" will be a number equal to (i) $15,500,000 minus the Remediation Cost divided by (ii) the Norwest Measurement Price. The "Remediation Cost" will be an amount equal to the aggregate costs actually incurred prior to the Effective Date in connection with the investigation, removal, and/or remediation (the "Remediation") of environmental contamination of the parking lot at the Bank's Bowman location (the "Bowman Site"), minus $15,000. The "Norwest Measurement Price" is the average of the closing prices of a share of Norwest Common Stock as reported on the consolidated tape of the NYSE during the period of 20 trading days ending on the trading day immediately preceding the day on which the Special Meeting is held. If the Remediation is not completed to Norwest's satisfaction prior to the Effective Date, then a number of shares of Norwest Common Stock equal to $500,000 divided by the Norwest Measurement Price will be deducted from the Adjusted Norwest Shares otherwise payable to shareholders of DBI and deposited in an escrow (the "Escrow").

     THE ESCROW


     The Merger Agreement provides that the Escrow will be governed by an escrow agreement to be entered into by DBI and Norwest, effective as of the Effective Date (the "Escrow Agreement"). However, subsequent to execution of the Merger Agreement, the North Dakota State Department of Health and Consolidated Laboratories informed the Bank that it would not require any further investigation, monitoring, or remedial action at the Bowman Site. Accordingly, Norwest waived the requirement that the Escrow Agreement be entered into within 30 days after the date of the Merger Agreement, but reserved the right to require execution of the Escrow Agreement prior to the closing of the Merger.


     If the Special Meeting had been held on July 5, 1995, the Norwest Measurement Price would have been approximately $28.669, and, assuming no change in the number of shares of DBI Common Stock outstanding and further assuming no adjustment to the consideration in the Merger on account of the Remediation Cost, each share of DBI Common Stock outstanding would have been converted into approximately 251.936 shares of Norwest Common Stock. The foregoing information is provided for purposes of illustration only. There can be no assurance concerning the number of shares of Norwest Common Stock that DBI shareholders will receive at the Closing. The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Date, which may be a period of several weeks or more. As a result, there can be no assurance as to the final Norwest Measurement Price, and the market value of each share of Norwest Common Stock that shareholders of DBI receive in the Merger could be more or less than its market value on the date of this Proxy Statement-Prospectus.


     The Merger Agreement provides that if, between the date of the Merger Agreement and the Effective Time, shares of Norwest Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment, or similar transaction, or if a stock dividend thereon is declared with a record date within the same period, the conversion factor will be adjusted appropriately.

     No fractional shares of Norwest Common Stock will be issued in the Merger. Instead, Norwest will pay to each holder of DBI Common Stock who would otherwise be entitled to a fractional share an amount of cash equal to the fraction of a share of Norwest Common Stock to which the shareholder of DBI would otherwise be entitled multiplied by the average of the closing prices of a share of Norwest Common Stock on the NYSE for each of the five trading days ending on the day immediately preceding the Special Meeting.

     As of the Effective Time, each share of the common stock of Merger Co. outstanding will be converted into one share of DBI Common Stock. Thereafter, DBI will be a wholly owned subsidiary of Norwest.

     Shares of Norwest Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding.

EFFECTIVE DATE AND TIME OF THE MERGER

     Subject to the terms and conditions of the Merger Agreement, the Effective Date will be the date on which Articles of Merger are filed with the Secretary of State of the State of North Dakota. The filing will be made within ten business days following the satisfaction or waiver of all conditions of the Merger Agreement or on such other date upon which the parties agree, and the time at which such filing will be made is hereinafter referred to as the "Time of Filing." The Effective Time will be 11:59 p.m., Dickinson, North Dakota time, on the Effective Date. Norwest and DBI anticipate that the closing of the Merger will occur as soon as practicable following the Special Meeting. See "Terms of the Merger," "Conditions to the Merger," and "Regulatory Approvals."

SURRENDER OF CERTIFICATES

     As soon as practicable after the Effective Time, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each former holder of record of shares of DBI Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's stock certificates for a certificate representing Norwest Common Stock.

     SHAREHOLDERS OF DBI SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

     Upon surrender to the Exchange Agent of one or more certificates for DBI Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, where applicable, a check for the amount representing any fractional share. A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and otherwise in proper form for transfer and
(ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     All Norwest Common Stock issued pursuant to the Merger will be deemed issued as of the Effective Time. No dividends in respect of the Norwest Common Stock with a record date after the Effective Time will be paid to the former shareholders of DBI entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of DBI Common Stock. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Time and before the date of such surrender. After such surrender, there shall be paid to the person in whose name the certificate representing such shares of Norwest Common Stock is issued, on the appropriate dividend payment date, any dividend on such shares of Norwest Common Stock which shall have a record date after the Effective Time, as the case may be, and prior to the date of surrender, but a payment date subsequent to the surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.

CONDITIONS TO THE MERGER

     The Merger will occur only if the Merger Agreement is approved by the requisite vote of the holders of DBI Common Stock. Consummation of the Merger is subject to the satisfaction of certain conditions, most of which are customary in transactions such as the Merger. Such conditions may be waived by the parties to the extent that waiver is permitted by applicable law.
Conditions to the obligations of both parties to consummate the Merger include, but are not limited to, (i) approval of the Merger Agreement by the requisite vote of shareholders of DBI, (ii) the receipt of all necessary regulatory approvals, including the approval of the Merger by the Federal Reserve Board, and the expiration of all applicable waiting and appeal periods, and (iii) the absence of any order of a court or agency of competent jurisdiction restraining, enjoining, or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement.

     DBI's obligation to consummate the Merger is also subject, among other things, to the receipt of an opinion of counsel for DBI to the effect that for federal income tax purposes the Merger will be a tax-free reorganization.

     Norwest's obligation to consummate the Merger is also subject, among other things, to the following conditions: (i) the total number of shares of DBI Common Stock (including phantom shares and other share equivalents) outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares, or other share equivalents shall not have exceeded 2,146; (ii) Norwest shall have received a certificate from DBI's Chief Executive Officer and DBI's Chief Financial Officer concerning the accuracy of the financial information of DBI included in this Proxy Statement-Prospectus and the absence of any material changes in such information since the date of DBI's most recent interim financial statements; (iii) DBI and its subsidiaries taken as a whole shall not have sustained since December 31, 1994, any material loss or interference with its business from any civil disturbance or any fire, explosion, flood, or other calamity, whether or not covered by insurance; (iv) there shall be no reasonable basis for any proceeding, claim, or action seeking to impose, or that could result in the imposition, on DBI or any of its subsidiaries of any liability relating to the release of hazardous substances under any local, state, or federal environmental statute, regulation, or ordinance which has had or could reasonably be expected to have a material adverse effect on DBI and its subsidiaries taken as a whole; (v) since December 31, 1994, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, or prospects of DBI and its subsidiaries taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates; (vi) the noncompetition agreement, entered into by Alan Hann, Mary Kay Hann, DBI, the Bank, and Norwest on February 24, 1995, shall remain in full force and effect;
(vii) the buy-sell agreement, dated October 9, 1989, between F.L. Clarkson and Alan Hann relating to certain shares of DBI Common Stock shall have been terminated; and (viii) DBI shall deliver to Norwest at the Closing certificates evidencing the outstanding capital stock of all of DBI's subsidiaries free and clear of any lien, claim, charge, option, encumbrance, or agreement with respect thereto.

REGULATORY APPROVALS

     Transactions such as the Merger are subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. By letter dated May 17, 1995, the Federal Reserve Board informed Norwest that it had approved the Merger.

     The Merger is also subject to the approval of the Department of Banking and Financial Institutions of the State of North Dakota. As of the date of this Proxy Statement-Prospectus, the approval of the Department of Banking and Financial Institution is still pending. There can be no assurance that such approval will be granted.

     The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Merger.

     Norwest and DBI are not aware of any governmental approvals or compliance with banking laws and regulations that are required for consummation of the Merger other than those described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof. The Merger cannot proceed in the absence of all requisite regulatory approvals. See "Conditions to the Merger," "Effective Date and Time of the Merger," and "Waiver, Amendment, and Termination."

CONDUCT OF BUSINESS PENDING THE MERGER

     Under the Merger Agreement, each of DBI and its subsidiaries is obligated to maintain the general character of its business and conduct its business in the ordinary and usual manner; and Norwest is obligated to conduct and to cause its significant subsidiaries to conduct their respective businesses in compliance with all material obligations and duties imposed by laws, regulations, rules, and ordinances, and by judicial orders, judgments, and decrees applicable to them, their businesses, or their properties.

CERTAIN COVENANTS

     The Merger Agreement includes a number of covenants which are customary in transactions such as the Merger. In addition, the Merger Agreement provides, among other things, that DBI will (i) establish such additional accruals and reserves as may be necessary to conform DBI's accounting and credit loss reserve practices to those of Norwest and Norwest's plans with respect to the conduct of DBI's business following the Merger and to provide for costs and expenses related to the consummation of the transactions contemplated by the Merger Agreement; (ii) obtain, at its sole expense, and deliver Phase I environmental assessments on certain properties, and obtain, at its sole expense, Phase II environmental assessments on properties identified by Norwest on the basis of the Phase I assessments; (iii) obtain, at its sole expense, and deliver title insurance and boundary surveys for each of its bank facilities; (iv) apply funds to be loaned to it by Norwest to repay in full all indebtedness of DBI secured by the capital stock of any of its subsidiaries; and (v) use its best efforts to complete or cause to be completed the Remediation.

     In addition, prior to the Effective Time, neither DBI nor any of its subsidiaries will, without the prior written consent of Norwest, (i) pay dividends or make any other distribution with respect to its capital stock except as specifically permitted by the Merger Agreement; (ii) make any new loan or modify, restructure, or renew any existing loan, if the resulting loan, when aggregated with all other extensions of credit to such borrower, would exceed $100,000; (iii) authorize or incur any long-term debt, except in the ordinary course of business; (iii) amend or terminate, or make any contributions to any employee benefit plans, except as permitted by the Merger Agreement; (iv) enter into any material contracts in excess of $10,000 except in the ordinary course of business and in accordance with existing policies and procedures;
(v) make any investments except investments by banking subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less; or (vi) increase the compensation of any officers, directors, or executive employees, except pursuant to existing compensation plans and practices.

     The Merger Agreement also includes a number of covenants of Norwest which are customary in transactions such as the Merger. The Merger Agreement provides, among other things, that, immediately prior to the Time of Filing, Norwest will loan to DBI funds sufficient to enable DBI to repay in full all indebtedness of DBI secured by the capital stock of any of its subsidiaries.

NO SOLICITATION

     DBI has agreed in the Merger Agreement that neither it nor any of its subsidiaries, nor any director, officer, representative, or agent of DBI or any of its subsidiaries, will, directly or indirectly, solicit, authorize the solicitation of, or enter into any discussions with any party other than Norwest concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of common stock, or any other equity security of DBI or any of its subsidiaries; (ii) to make a tender or exchange offer for any shares of such common stock or other equity security; (iii) to purchase, lease, or otherwise acquire the assets of DBI or any of its subsidiaries except in the ordinary course of business; or (iv) to merge, consolidate, or otherwise combine with DBI or any of its subsidiaries.

WAIVER, AMENDMENT, AND TERMINATION

     The parties may, in writing, give any consent, take any action with respect to termination of the Merger Agreement, or waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants and conditions in the Merger Agreement.

     At any time before the Time of Filing the parties may amend the Merger Agreement by action of their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors; provided, however, that no amendment after approval of the Merger by DBI shareholders shall be made which adversely affects the consideration to be received by DBI shareholders.

     The Merger Agreement provides that it may be terminated at any time prior to the Time of Filing (i) by mutual written consent of the parties; (ii) by either party by written notice to the other if the Merger shall not have been consummated by October 31, 1995, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Merger Agreement; (iii) by either party by written notice to the other if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; or (iv) Norwest if it determines that the cost of the Remediation and the potential damages associated with the Bowman Site would exceed $500,000.

EFFECT ON EMPLOYEE BENEFIT PLANS

     The Merger Agreement provides that, subject to any eligibility requirements applicable to such plans, employees of DBI shall be entitled to participate in those Norwest employee benefit and welfare plans specified in the Merger Agreement. The eligible employees of DBI shall enter each of such plans no later than the first day of the calendar quarter which begins at least 32 days after the Effective Date.

     Eligible DBI employees will receive credit for past service for the purpose of determining certain benefits under certain of Norwest's benefit plans.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Alan Hann, President, Chief Executive Officer, Treasurer, and a director of DBI and President, Chief Executive Officer, Secretary, and a director of the Bank, has an interest in the Merger separate from his interest as a holder of DBI Common Stock. Mr. Hann, Mary Kay Hann, Norwest, DBI, and the Bank have entered into an agreement, dated February 24, 1995, under which Mr. Hann agrees to not compete with DBI or the Bank after the Effective Date for a period of three years and also agrees to resign, under certain circumstances, as "Controller" under the terms of the Escrow Agreement, dated as of September 21, 1993, by and between DBI and Bowman Capital Co., the former owner of the Bank's Bowman office. The agreement also provides for the purchase of an annuity for the benefit of Mr. Hann the purpose of which is to fulfill DBI's obligations to Mr. Hann under his existing salary continuation agreement. In addition, the agreement provides for either the purchase or surrender of the life insurance policy and the termination of the split dollar life insurance agreement between Mr. Hann and DBI. Finally, the agreement provides for the termination of Mr. Hann's management incentive agreement dated May 16, 1991.

     F.L. Clarkson and Alan Hann entered into an agreement, dated October 9, 1989, whereby Mr. Clarkson granted Mr. Hann the option to purchase DBI Common Stock in the future at a specified formula price. Mr. Hann has agreed to exchange his option rights with Mr. Clarkson in consideration for 125 shares of DBI Common Stock. It is contemplated that Mr. Clarkson would transfer the 125 shares of DBI Common Stock to Mr. Hann immediately prior to the Closing.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     As of the Effective Time, DBI will become a subsidiary of Norwest, and the Bank will become an indirect subsidiary of Norwest. After the Closing, the Bank will continue to operate at its present locations, providing products and services offered by Norwest affiliates. In addition, the Bank will be consolidated with Norwest Bank North Dakota, National Association. See "Terms of the Merger."

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     If the holders of DBI Common Stock approve the Merger Agreement and the Merger is subsequently consummated, shareholders of DBI will become stockholders of Norwest. DBI is a corporation organized under and governed by the North Dakota Business Corporation Act (the "NDBCA"). Norwest is a corporation organized under and governed by the Delaware General Corporation Law (the "DGCL"). The following summary describes certain differences between holding Norwest Common Stock and DBI Common Stock to the extent such differences arise because of differences between Norwest's Certificate of Incorporation (the "Norwest Certificate"), By-Laws, and rights plan and DBI's Articles of Incorporation (the "DBI Articles") and Bylaws.

This summary is qualified in its entirety by reference to the DGCL, the Norwest Certificate, Norwest's By-Laws and rights plan, the NDBCA, and the DBI Articles and Bylaws.

     AUTHORIZED STOCK

     DBI. The DBI Articles authorize the issuance of 50,000 shares of common stock, par value $1.00 per share. As of March 31, 1995, there were 2,146 shares of DBI Common Stock issued and outstanding. The DBI Articles do not authorize the issuance of preferred stock.


     NORWEST. Norwest's Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, par value $1 2/3 per share, 5,000,000 shares of preferred stock, without par value ("Preferred Stock"), and 4,000,000 shares of preference stock ("Preference Stock"). At March 31, 1995, 334,025,247 shares of Common Stock were issued, of which 322,408,644 were outstanding, and 11,616,603 were held as treasury shares, and 3,292,502 shares of Preferred Stock were outstanding, consisting of 1,127,125 shares of 10.24% Cumulative Preferred Stock, 980,000 shares of Cumulative Tracking Preferred Stock (of which 25,000 shares are held by a subsidiary of Norwest), 1,143,675 shares of Cumulative Convertible Preferred Stock, Series B, 13,955 shares of ESOP Cumulative Convertible Preferred Stock, and 52,747 shares of 1995 ESOP Cumulative Convertible Preferred Stock. In addition, 1,250,000 shares of Preferred Stock are reserved for issuance under the Rights Agreement dated as of November 22, 1988, between Citibank, N.A. as Rights Agent, and Norwest (the "Rights Agreement"). Norwest has also authorized for issuance from time to time and registered with the Commission an additional 1,700,000 shares of Preferred Stock. Norwest has also authorized for issuance from time to time and registered or filed for registration with the SEC, pursuant to two universal shelf registration statements, an indeterminate number of securities (the "Shelf Securities") with an aggregate initial offering price, as of March 31, 1995, not to exceed $925,000,000. The Shelf Securities may be issued as Preferred Stock or as securities convertible into shares of Preferred Stock or Common Stock. Based on the current number of shares of Preferred Stock and Preference Stock authorized for issuance under the Norwest Certificate, the maximum number of shares of Preferred Stock, Preference Stock, and Common Stock, respectively, that could be issued pursuant to the effective shelf registration statements, when added to shares of Preferred Stock and Common Stock already reserved for issuance, issued, or outstanding, could not exceed, respectively, 5,000,000 shares of Preferred Stock, 4,000,000 shares of Preference Stock, and 500,000,000 shares of Common Stock. All or any portion of the authorized but unissued Preferred Stock, Preference Stock, or Shelf Securities issuable as Preferred Stock or convertible into Preferred Stock or Common Stock, may be issued by the Board of Directors of Norwest without further action by shareholders. Holders of Preferred Stock or Preference Stock have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of Common Stock. The relative rights and preferences of any Preferred Stock or Preference Stock issued in the future may be established by the Board of Directors of Norwest (the "Norwest Board") without shareholder action, provided that each share of Preference Stock will not be entitled to more than one vote per share. Although Norwest has no current plans for the issuance of any shares of Preferred Stock or Preference Stock, except as disclosed in this Prospectus, such shares, when and if issued, could have dividend, liquidation, voting, and other rights superior to those of the Common Stock.






     Subject to any prior rights of any Preferred Stock or Preference Stock then outstanding, holders of Common Stock are entitled to receive such dividends as are declared by the Norwest Board out of funds legally available for that purpose. For information concerning legal limitations on the ability of Norwest's banking subsidiaries to supply funds to Norwest, see "CERTAIN REGULATORY

CONSIDERATIONS." Subject to the rights, if any, of any Preferred Stock or Preference Stock then outstanding, all voting rights are vested in the holders of Common Stock, each share being entitled to one vote. Subject to any prior rights of any Preferred Stock or Preference Stock, in the event of liquidation, dissolution, or winding up of Norwest, holders of shares of Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of shares held by them. Holders of shares of Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by Norwest. The outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, N.A. Each share of Common Stock also includes, and each share offered hereby will include, a right to purchase certain Preferred Stock. See "Rights Plans--Norwest" below.


     The foregoing description of the material terms of the Common Stock does not purport to be complete and is qualified in its entirety by reference to Article Fourth of Norwest's Certificate of Incorporation.

     ELECTION AND REMOVAL OF DIRECTORS

     DBI.  DBI currently has 2 directors, who serve for one-year terms.


     Under the DBI Bylaws, the entire DBI Board or any individual director may be removed by the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote for directors. If less than the entire Board is to be removed, no director may be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors.

     Vacancies on the DBI Board by reason of death, resignation, or increase in the number of directors are filled by a majority vote of the directors then in office, even though the number of directors then in office is less than a quorum of the whole DBI Board. Vacancies resulting from removal by a vote of the shareholders may be filled by the shareholders at the same meeting at which removal occurs.

     NORWEST. Norwest currently has 14 directors, who serve for one-year terms. Under Norwest's By-Laws, any or all directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on the Norwest Board may be filled by a majority vote of the directors then in office.

     RIGHTS PLANS

     DBI. Unlike Norwest, DBI has not adopted any shareholder rights plan or issued any similar rights to the holders of DBI Common Stock. One Norwest Right (as defined below) will be attached to each share of Norwest Common Stock issued in the Merger to DBI shareholders.

     NORWEST. On November 22, 1988, the Norwest Board declared a dividend of one preferred share purchase right (collectively, the "Norwest Rights") for each outstanding share of Norwest Common Stock. The dividend was paid on December 9, 1988, to shareholders of record on that date. Holders of shares of Norwest Common stock issued subsequent to that date, including those to be issued in the Merger, receive the Norwest Rights with their shares. The Norwest Rights trade automatically with shares of Norwest Common Stock and become exercisable only under certain circumstances. The Norwest Rights are designed to protect the interests of Norwest and its shareholders against coercive takeover tactics.
The purpose of the Norwest Rights is to encourage potential acquirors to negotiate with Norwest's Board of Directors prior to attempting a takeover and to give the Norwest Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Norwest Rights may, but are not intended to, deter takeover proposals.

     Until exercised, the Norwest Rights, in and of themselves, do not confer any rights on their holders as shareholders of Norwest including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Norwest Right will entitle the registered holder to purchase from Norwest one four-hundredth of a share of Norwest Series A Junior Participating Preferred Stock (collectively, the "Junior Preferred Shares"). The purchase price for each one four-hundredth of a Junior Preferred Share is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Junior Preferred Shares or issuance of warrants for, or securities convertible on certain terms into, Junior Preferred Shares. The number of Norwest Rights outstanding and the number of Junior Preferred Shares issuable upon exercise of the Norwest Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Norwest Common Stock.

     The Norwest Rights will become exercisable only if a person or group acquires or announces an offer to acquire 25% or more of the outstanding shares of Norwest Common Stock. This triggering percentage may be reduced to no less than 15% by the Norwest Board prior to the time the Norwest Rights become exercisable. The Norwest Rights have certain additional features that will be triggered upon the occurrence of specified events:

          (1) If a person or group acquires at least the triggering percentage of Norwest Common Stock, the Norwest Rights permit holders of the Norwest Rights, other than such person or group, to acquire shares of Norwest Common Stock at 50% of such shares' market value. However, this feature will not apply if a person or group which owns less than the triggering percentage acquires at least 85% of the outstanding shares of Norwest Common Stock pursuant to a cash tender offer for 100% of the outstanding Norwest Common Stock.

          (2) After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Norwest Common Stock, the Board of Directors may exchange each Norwest Right, other than Norwest Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Junior Preferred Share.

          (3) In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning power of Norwest, the Norwest Rights permit holders of the Norwest Rights to purchase the stock of the acquiror at 50% of such shares' market value.

     The Junior Preferred Shares will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per share of Norwest Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $400.00 per share but will be entitled to an aggregate payment of 400 times the payment made per share of Norwest Common Stock. Each Junior Preferred Share will have 400 votes, voting together with the Norwest Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Norwest Common stock is exchanged, each Junior Preferred Share will be entitled to receive 400 times the amount received per share of Norwest Common Stock. These rights are protected by customary antidilution provisions.

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

     At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Norwest Common Stock, the Board of Directors may redeem the Norwest Rights in whole, but not in part, at a price of $.0025 per Norwest Right (the "Redemption Price"). The redemption of the Norwest Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Norwest Rights, the right to exercise such Rights will terminate and the only remaining right of the holders of Norwest Rights will be to receive the Redemption Price.

     The Norwest Rights will expire on November 23, 1998, unless extended or earlier redeemed by Norwest. Generally, the terms of the Norwest Rights may be amended by the Board of Directors without the consent of the holders of the Norwest Rights.

     AMENDMENT OF CORPORATE CHARTER AND BYLAWS

     DBI. Generally, under the NDBCA, amendments to articles of incorporation require the affirmative vote of the holders of a majority of the shares present and entitled to vote on the proposed amendment, unless the existing articles or the proposed amendment require a greater vote. DBI's Bylaws provide that both the DBI Board and DBI's shareholders have the power to amend DBI's Bylaws by a majority vote; provided, however, that the DBI Board may not make or amend any bylaw fixing directors' qualification, classification, term of office, or number, except that the DBI Board may adopt or amend a bylaw to increase its number.

     NORWEST. The provisions of the DGCL governing the amendment of the Norwest Certificate are essentially the same as those of the NDBCA. Norwest's By-Laws provide that they may be altered or amended by the affirmative vote of a majority of the Norwest Board or the holders of a majority of the outstanding Norwest stock entitled to vote on the amendment under the DGCL.

     REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     In addition to being subject to the laws of North Dakota and Delaware, respectively, both DBI and Norwest, as bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations, and certain other corporate transactions. See "CERTAIN REGULATORY CONSIDERATIONS."

     DBI. Under North Dakota law, the vote of a majority of the outstanding shares of DBI Common Stock entitled to vote thereon is required to approve a merger or exchange involving DBI or the sale, lease, transfer, or other disposition of all or substantially all of DBI's property and assets. With respect to a merger or exchange, no vote is required if (i) the articles of incorporation of the corporation will not be amended in the transaction; (ii) each holder of shares outstanding immediately before the effective date of the transaction will hold the same number of shares with identical rights immediately thereafter; and (iii) the number of shares entitled to vote or to participate without limitation in distributions by the corporation immediately after the merger or exchange, plus the number of shares entitled to vote issuable upon conversion of securities or exercise of rights issued in the transaction, will not exceed by more than 20% the number of shares entitled to vote or to participate without limitation in distributions by the corporation immediately before the transaction.

     NORWEST. The vote of a majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation involving Norwest or the

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

sale, lease, or exchange of substantially all of Norwest's corporate assets. However, no vote of the shareholders of Norwest is required in connection with a merger if Norwest is the survivor and (i) the related agreement of merger does not amend Norwest's Certificate, (ii) each share of capital stock outstanding immediately before the merger is to be an identical outstanding or treasury share of Norwest after the merger, and (iii) the number of shares of capital stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest's capital stock outstanding immediately before the merger.

     APPRAISAL RIGHTS

     DBI. Under the NDBCA, a holder of shares of a North Dakota corporation is generally entitled to dissent from amendments to the corporation's articles which have a material adverse effect on certain rights or preferences of such shares, a sale, lease, transfer, or other disposition, not made in the ordinary course of business, of all or substantially all of the corporation's property and assets, or a plan of merger or exchange, and to receive payment of the fair value of such shareholder's shares. See "Rights of Dissenting Shareholders."

     NORWEST. Pursuant to section 262 of the DGCL, a holder of capital stock of a Delaware corporation is generally entitled to receive payment of the appraised value of his or her shares if such shareholder dissents from a merger or consolidation and complies with the procedures set forth in Section 262 of the DGCL for exercising such rights. However, appraisal rights are not available in merger or consolidation transactions to holders of (i) shares either listed on a national stock exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 persons, or (ii) shares of the corporation surviving a merger unless, in either case, holders of such stock are required by the terms of the merger or consolidation to accept anything other than (a) shares of the surviving or resulting corporation; (b) shares of stock of another corporation so listed or held of record by not fewer than 2,000 persons; and/or (c) cash in lieu of fractional shares of such corporations. Appraisal rights are not available for a sale of assets or an amendment to the certificate. Because shares of Norwest Common Stock are listed on the NYSE and the CHX and because Norwest currently has more than 2,000 shareholders of record, holders of Norwest Common Stock are not, subject to the express exceptions noted above, entitled to any rights of appraisal in connection with proposed mergers or consolidations involving Norwest.

     SPECIAL MEETINGS

     DBI. DBI's Bylaws provide that a special meeting of shareholders may be called by the President, the Board of Directors, any two or more directors, or by one or more shareholders holding in the aggregate ten percent or more of the shares entitled to vote at the special meeting.

     NORWEST. The By-Laws of Norwest provide that a special meeting of shareholders may be called only by the Chairman of the Board, a Vice Chairman, the President, or a majority of the Board of Directors. Accordingly, holders of Norwest Common stock do not have the right to call a special meeting.

     DIRECTORS' DUTIES

     DBI. Under the NDBCA, a director is required to perform his or her duties as a director in good faith, in a manner he or she believes to be in or not opposed to the best interests of the corporation, and with the care an ordinarily prudent person would exercise under similar circumstances in a like position. The NDBCA further provides that in considering the best interests of the corporation, a director may consider (i) the interests of the corporation's employees, customers, suppliers, and creditors; (ii) the economy of the state and the nation; (iii) community and societal considerations; and
(iv) the long-term interests as well as the short-term of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation.

     NORWEST. Unlike the NDBCA, the DGCL does not specifically enumerate directors' duties. In addition, the DGCL does not contain any provision equivalent to the North Dakota statute specifying what factors a director may consider in determining a corporation's best interests. However, judicial decisions in Delaware have established that directors, in performing their duties, are bound to use that amount of care which ordinarily prudent people would use in similar circumstances.

     LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

     DBI. The NDBCA provides that a corporation shall indemnify a present or former director who is made or threatened to be made a party to a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation, or "derivative action," against judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees, incurred by the director in connection with the proceeding. Such indemnification is available if, with respect to the acts or omissions which are the subject of the proceeding, the director has not been indemnified by another party; acted in good faith; received no improper personal benefit; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and, depending upon the nature of the acts or omissions, reasonably believed that the conduct was in, or not opposed to, the best interests of the corporation. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not alone establish that the director failed to meet the criteria for indemnification. If a director is made or threatened to be made a party to a proceeding, the director is entitled, upon written request, to payment or reimbursement of reasonable expenses, including attorneys' fees, incurred in advance of final disposition of the proceeding.
The written request must affirm the director's good faith belief that the criteria for indemnification have been satisfied and include an undertaking to repay all amounts paid or reimbursed if it is ultimately determined that the criteria have not been satisfied. A determination that the facts then known would not preclude indemnification must be made by a majority of a quorum of the board. Directors who are parties to the proceeding are not counted for determining either a majority or a quorum. If a quorum is unavailable, the determination must be made by a duly designated committee of the board consisting of two or more disinterested directors. If neither the board nor a committee of the board makes the determination, then the determination must be made by special legal counsel or if not special legal counsel, then by the disinterested shareholders. If no determination is made by one of the foregoing or if no determination has been made within 60 days after the termination of the proceeding or after a request for an advance of expenses, then the determination must be made by a court upon application of the party seeking indemnification.

     A corporation that indemnifies or advances expenses under the NDBCA must give a written report thereon to its shareholders no later than at the next meeting of shareholders.

     The NDBCA provides that a North Dakota corporation may maintain insurance to protect directors or other persons in their official capacity against any liability, regardless of whether the corporation would be required to indemnify that person against liability under the NDBCA.

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

     The NDBCA provides that a corporation's articles may limit or eliminate a director's personal liability to the corporation for breach of fiduciary duty. The DBI Articles do not include such a provision. The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, corporate documents, agreement, vote of shareholders, or disinterested directors, or otherwise.

     NORWEST. The Norwest Certificate provides that a director (including an officer who is also a director) of Norwest shall not be liable personally to Norwest or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of (a) any breach of the director's duty of loyalty to Norwest or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of a dividend or approval of a stock repurchase in violation of
Section 174 of the DGCL, or (d) any transaction from which the director derived an improper personal benefit. This provision protects Norwest directors against personal liability for monetary damages from breaches of their duty of care. However, it does not eliminate the director's duty of care. For example, this provision in the Norwest Certificate has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care.

     The Norwest Certificate further provides that Norwest must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party to, is threatened to be made a party to, or is involved in, any action, suit, or proceeding because he is or was a director or officer of Norwest (or was serving at the request of Norwest as a director, trustee, officer, employee, or agent of another entity) while serving in such capacity against all expenses, liabilities, or loss incurred by such person in connection therewith, provided that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by the Norwest Board. The Norwest Certificate also provides that Norwest must pay expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that if so required by the DGCL, such advance payments for expenses incurred by a director or officer may be made only if he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     The Norwest Certificate authorizes Norwest to provide similar indemnification to employees or agents of Norwest.

     Pursuant to the Norwest Certificate, Norwest may maintain insurance, at its expense, to protect itself and any directors, officers, employees, or agents of Norwest or another entity against any expense, liability, or loss, regardless of whether Norwest has the power or obligation to indemnify that person against such expense, liability, or loss under the DGCL.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of the Norwest Certificate or By-Laws, agreement, vote of shareholders, or disinterested directors, or otherwise.

     ACTION WITHOUT A MEETING

     DBI. Any action which may be taken at a shareholders' meeting may be taken by written consent signed by all the shareholders entitled to vote on the subject matter of the proposed action.

     NORWEST. Section 228 of the DGCL permits any action required or permitted to be taken at a shareholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the shareholders. The DGCL also provides that a corporation's certificate of incorporation may restrict or even prohibit shareholders' action without a meeting. The Norwest Certificate does not restrict or prohibit shareholders' action without a meeting.

     DIVIDENDS

     DBI. A North Dakota corporation may pay dividends only if the board determines that the corporation will be able to pay its debts in the ordinary course of business after making the distribution.

     NORWEST. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     Norwest and DBI are subject to the same Federal Reserve Board policies regarding payment of dividends, which generally limit dividends to operating earnings. See "CERTAIN REGULATORY CONSIDERATIONS."

     PROPOSAL OF BUSINESS, NOMINATION OF DIRECTORS--DBI AND NORWEST

     The Norwest By-Laws contain detailed advance notice and informational procedures which must be complied with in order for a shareholder to nominate a person to serve as a director. The Norwest By-Laws generally require a shareholder to give notice of a proposed nominee in advance of the shareholder meeting at which directors will be elected. In addition, the Norwest By-Laws contain detailed advance notice and informational procedures which must be followed in order for a Norwest shareholder to propose an item of business for consideration at a meeting of Norwest shareholders. There are no similar provisions in the DBI Bylaws.

RIGHTS OF DISSENTING SHAREHOLDERS

     DBI. All shareholders of DBI are entitled to exercise dissenters' rights pursuant to the provisions of Sections 10-19.1-87 and 10-19.1-88 of the NDBCA. In accordance with these sections, such shareholders have the right to dissent from the Merger and to be paid the fair value of their shares. The term "fair value" means the value of the shares of a corporation immediately before the effective date of various corporate actions, including mergers. Under Section 10-19.1-88, where a transaction is to be submitted for approval at the meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent and include in such notice a copy of Sections 10-19.1-87 and 10-19.1-88. This Proxy Statement-Prospectus shall constitute such notice to the shareholders of DBI.

     The following discussion is not a complete statement of the laws pertaining to a dissenting shareholder's rights under North Dakota law and is qualified in its entirety by the full text of Sections 10-19.1-87 and 10-19.1-88 attached as Appendix B to this Proxy Statement-Prospectus. Any shareholder who wishes to preserve the right to do so, should review the following discussion and Appendix B carefully. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS ARE NOT FULLY AND PRECISELY SATISFIED.

     A holder of DBI Common Stock wishing to exercise the right to demand the fair value of such shareholder's shares must first file, BEFORE the vote of shareholders is taken at the Special Meeting, a written notice to the corporation of intent to demand the fair value of such shareholder's shares and must, in addition, not vote the shares in favor of the proposal to approve the Merger

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

Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR approval of the Merger Agreement, a shareholder of DBI who votes by proxy and who wishes to exercise dissenters' rights must (i) vote AGAINST approval of the Merger Agreement or (ii) ABSTAIN from voting on approval of the Merger Agreement. A vote against the Merger Agreement, whether in person or by proxy, will not in and of itself satisfy the requirement of a written notice of intent to demand the fair value of a shareholder's common stock.

     A shareholder may not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter must be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner and must be treated as a dissenting shareholder under the terms of this Sections 10-19.1-87 and 10-19.1-88, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Shareholders of DBI who elect to exercise dissenters' rights and demand fair value should mail or deliver their written demand to DBI. The written demand should specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder is thereby demanding the fair value of such shareholder's shares.

     After the Merger Agreement has been approved, DBI will cause to be mailed to each of the shareholders of DBI who has properly asserted dissenters' rights a notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received; (ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them, and to demand payment; and (iii) a copy of Sections 10-19.1-87 and 10-19.1-88. To receive the fair value of common stock a dissenting shareholder must demand payment and deposit the certificates representing such shares within 30 days after the notice is given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     After the Effective Date or after the corporation receives a valid demand for payment, whichever is later, DBI will cause to be remitted to each dissenting shareholder who has properly asserted dissenters' rights the fair value of the shares of DBI Common Stock with interest commencing five days after the Effective Date up to and including the date of payment, calculated at the rate for interest on verdicts and judgments. Such payment will be accompanied by (i) DBI's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the effective date of the Merger, together with the latest available interim financial statements; (ii) an estimate by DBI of the fair value of the shares and a brief description of the method used to reach the estimate; and (iii) additional copies of Sections 10-19.1-87 and 10-19.1-88. If DBI fails to remit payment within 60 days after receiving shares from a dissenting shareholder, it is obligated to return any certificates for such shares to the dissenting shareholder.

     DBI may withhold the remittance from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with the proper procedure and notices, DBI shall forward materials on the fair value of the shares and interest, a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept the amount in full satisfaction.

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

     If the dissenting shareholder, or the dissenting shareholder whose remittance has been withheld, believes that the amount remitted by DBI is less than the fair value of the shares plus interest, such dissenting shareholder may give written notice to DBI of such shareholder's own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after DBI has mailed its original remittance or notice of withholding remittance. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Within 60 days after receiving a demand for supplemental payment, DBI, as the surviving entity, must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and DBI) or file a petition in Stark County District Court requesting that the court determine the fair value of the shares plus interest. A petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with DBI concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of such shareholder's shares as determined by the court, plus interest, exceeds the amount originally remitted by DBI, but shall not be liable to DBI for the amount, if any, by which the amount, if any, remitted to the dissenter exceeds the fair market value of the shares as determined by the court, plus interest.

     Generally, the costs and expenses associated with a court proceeding to determine the fair value of the shares will be borne by the surviving entity, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious, or not in good faith. Similar costs and expenses may also be assessed in instances where DBI has failed to comply with the procedures in Section 10-19.1-88 pertaining to dissenters' rights discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

     Failure to follow the steps required by Section 10-19.1-88 for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of such shareholder's shares of DBI Common Stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 10-19.1-88 in the manner outlined above, could be more than, the same as, or less than the value of the Norwest Common Stock they would be entitled to as a result of the Merger if they did not seek appraisal of their shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary contains a description of certain United States federal income tax considerations for DBI and DBI's shareholders with respect to the Merger. This summary is set forth in reliance upon the opinion of Lindquist & Vennum P.L.L.P., counsel for DBI. The conclusions discussed herein are based, in part, on certain representations made by the management of DBI and Norwest. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect on the date of this Proxy Statement-Prospectus, all of which are subject to change. All section references herein are to the Code, unless stated otherwise. This summary does not discuss any aspect of state, local, or foreign taxation and does not discuss all the tax considerations that may be relevant to particular DBI shareholders in light of their personal investment circumstances, or to certain types of shareholders that may be subject to special tax rules, such as financial institutions, tax exempt organizations,

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

insurance companies, dealers in stock or securities, foreign corporations, and individuals who are not citizens or residents of the United States. The discussion with respect to DBI shareholders is limited to those shareholders who have held DBI Common Stock and who will hold the Norwest Common Stock received in the Merger as "capital assets" within the meaning of Section 1221 of the Code.

     DBI SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT IN CONNECTION WITH THE PROPOSED MERGER, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

     THE PROPOSED REORGANIZATION

     The merger of a wholly owned subsidiary of an acquiring corporation, such as Norwest, with another corporation that will survive the merger, such as DBI, in exchange for voting stock of the acquiring corporation, will be treated as a "tax free" reverse triangular merger for federal income tax purposes under
Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, provided the transaction meets the requirements of a valid reverse triangular merger. The two most significant requirements of a valid reverse triangular merger are (i) that after the transaction the surviving corporation holds substantially all its properties and the properties of the merged corporation and (ii) that in the transaction former shareholders of the surviving corporation exchange at least 80% of the stock of the surviving corporation for voting stock of the acquiring corporation. Based on the information contained in the Proxy Statement-Prospectus, the Merger Agreement, and certain representations made by the management of Norwest and the management of DBI, the merger of Norwest's wholly owned subsidiary with DBI will constitute a "tax free" reverse triangular merger under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     EFFECT OF THE REORGANIZATION ON DBI

     For purposes of a reverse triangular merger, the surviving corporation is treated as having received the stock of the acquiring corporation and any additional money or property distributed by the acquiring corporation. If the surviving corporation distributes all the stock, money, and other property received in the reorganization to its shareholders in exchange for the stock of the surviving corporation, Section 361 of the Code provides that the surviving corporation will not recognize any gain or loss pursuant to the reorganization. Accordingly, DBI will be treated as having received the Norwest Common Stock and any cash paid in satisfaction of dissenters' rights, and as having distributed the stock and cash received to DBI shareholders, so that DBI will recognize no gain or loss pursuant to the Merger.

    EFFECT OF THE REORGANIZATION ON NORWEST

    Norwest will recognize no gain or loss on its receipt of DBI Common Stock in exchange for its stock pursuant to Code section 1032. The Code and regulations promulgated thereunder are unclear as to how to calculate Norwest's basis in the DBI Common Stock received in the reorganization. Regulations that are proposed, but not yet final, propose that Norwest's basis on the stock should be equal to the sum of (i) Norwest's basis immediately before the reorganization in the stock of Merger Co., (ii) the net basis of property transferred in the reorganization to Merger Co. that is not distributed to DBI's shareholders in the reorganization, and distributed to DBI's shareholders in the reorganization, and (iii) DBI's net basis in its property after the reorganization. For this purpose, the net basis of property transferred by Norwest to Merger Co. is the excess, if any, of (i) the sum of the amount of money and the basis in the property transferred, over (ii) any liabilities of Norwest assumed by Merger Co. in the reorganization and any liabilities to which the

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

transferred property is subject. In addition, DBI's net basis in its property is the excess, if any, of (i) the sum of the amount of money and the basis of property held by DBI after the reorganization, over (ii) DBI's liabilities after the reorganization, other than liabilities to which property acquired by DBI in the reorganization is subject.

    EFFECT OF THE REORGANIZATION ON DBI SHAREHOLDERS

    DBI's shareholders will recognize no gain or loss upon the receipt of the Norwest Common Stock (including fractional share interests, if any, to which they are entitled) in exchange for their DBI Common Stock pursuant to section 354(a)(1). The basis of the Norwest Common Stock (including fractional share interests) received by DBI shareholders will be the same as the basis of DBI Common Stock surrendered in exchange therefor as provided in section 358(a)(1). Pursuant to section 1223(1), the holding period of the Norwest Common Stock (including fractional share interests) received by DBI shareholders will include the holding period of DBI Common Stock surrendered in exchange thereof, provided that such stock was held as a capital asset in the hands of DBI shareholders on the date of the reorganization.

    The receipt of cash in lieu of fractional share interests of Norwest Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Norwest. Depending on the personal investment circumstances of each shareholder, such cash payments will be treated as either having been received as a distribution in full payment in exchange for the stock redeemed or as having been received as a dividend, as provided in section 302 of the Code. If the cash payment as having been received by a DBI shareholder as a distribution in full payment in exchange for the fractional share redeemed, such shareholder will recognize gain or loss to the extent that the amount of cash received exceeds, or is less than, the basis allocable to the fractional share. Such gain or loss will be capital gain or loss, provided that the fractional share is a capital asset in the hands of the DBI shareholder. If the cash payment is treated as having been received by a DBI shareholder as a dividend, the shareholder generally will recognize ordinary income in the amount of the cash payment received.

    DBI shareholders who exercise dissenters' rights and receive cash in the reorganization in lieu of Norwest Common Stock will be treated as having received the cash as a distribution in redemption of their DBI Common Stock as provided in section 302 of the Code. Such shareholders generally will recognize capital gain or loss measured by the difference between the amount of cash received and their aggregate adjusted tax basis in the DBI Common Stock, provided the DBI Common Stock was a capital asset in the hands of the shareholder. Shareholders exercising dissenters' rights who also own Norwest Common Stock, or who are deemed for federal income tax purposes to own constructively Norwest Common Stock actually owned by other persons or entitles, may recognize dividend income, taxable as ordinary income, equal to the amount of the cash received. DBI SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT IN CONNECTION WITH THE REORGANIZATION, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES OR THE EXERCISE OF DISSENTERS' RIGHTS, AS WELL AS THE OTHER TAX CONSIDERATIONS DISCUSSED ABOVE, AND THE APPLICATION OF STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

RESALE OF NORWEST COMMON STOCK

     The shares of Norwest Common Stock issuable to shareholders of DBI upon consummation of the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of DBI or Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of DBI who are deemed to be "affiliates" of DBI may be resold without registration as provided for by Rule 145, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of DBI generally include individuals or entities that control, are controlled by or are under common control with, DBI, and may include the executive officers and directors of DBI as well as certain principal shareholders of DBI. In the Merger Agreement, DBI has agreed to use its best efforts to cause each DBI shareholder who is an executive officer or director of DBI or who may otherwise reasonably be deemed to be an affiliate of DBI to enter into an agreement with Norwest providing that such affiliate will not sell, transfer, or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Proxy Statement-Prospectus does not cover any resales of Norwest Common Stock received by affiliates of DBI.

STOCK EXCHANGE LISTING

     The Merger Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon consummation of the Merger. It is a condition to the consummation of the Merger that such shares of Norwest Common Stock shall have been authorized for listing on the NYSE and the CHX.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN

     Norwest currently has an automatic Dividend Reinvestment and Optional Cash Payment Plan which provides in substance, for those shareholders who elect to participate, that dividends on Norwest Common Stock will be reinvested in shares of Norwest Common Stock at market price (as defined in the plan). The plan also permits participants to invest through voluntary cash payments, within certain dollar limitations, in additional shares of Norwest Common Stock at the market price (as defined in the plan) of such stock at the time of purchase. It is anticipated that after the Effective Time of the Merger, Norwest will continue to offer its Dividend Reinvestment and Optional Cash Payment Plan and that shareholders of DBI who receive Norwest Common Stock in the Merger will have the right to participate therein.

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for as a purchase transaction in accordance with generally accepted accounting principles.

EXPENSES

     Except as otherwise provided in the Merger Agreement, Norwest and DBI will each pay their own expenses in connection with the Merger, including fees and expenses of their respective accountants and counsel.

                       INFORMATION ABOUT DBI AND THE BANK

GENERAL

    DBI is a bank holding company organized in 1988 as a North Dakota corporation and headquartered in Dickinson, North Dakota. The sole business activity of the DBI is holding 100% of the issued and outstanding capital stock of the Bank. DBI has no other direct subsidiaries. At March 31, 1995, the Bank had total assets of $123.5 million, while DBI had total assets on a consolidated basis of $123.7 million and total shareholders' equity of $9.8 million.

BUSINESS

    The Bank is a full service commercial bank chartered under the laws of the United States. It provides general commercial and retail banking services to its customers in the Dickinson and Bowman areas.

    The Bank offers all forms of commercial and consumer lending, including lines of credit, term loans, real estate financing, and mortgage lending. Loans outstanding at March 31, 1995, were $48.0 million, net of loan loss reserves.
As of that date, the Bank's lending limit was $2,164,249 per borrower. No material portion of the Bank's loans is concentrated in a single industry or customer.

    The Bank also offers a full range of personal banking services, including checking accounts, and savings and time accounts. As of March 31, 1995, the Bank had 48 full-time employees (including 17 officers) and 8 part-time employees. It owns facilities located at 115 First Avenue West, Dickinson; at Prairie Hills Mall, 1681 Third Avenue West, Dickinson; at 57 Hamilton, Scranton; and at 10 East Second Street, Bowman, North Dakota. All of these buildings and facilities are in good condition.

    The Bank has active competition in all areas of business in which it presently engages. It competes with the smaller independent financial institutions in the Dickinson and Bowman areas for commercial and individual deposits and loans.

MARKETS AND DIVIDENDS

    There has been no public market for shares of DBI Common Stock since DBI has had a small number of shareholders throughout its existence. As of the date of this Proxy Statement-Prospectus, there are issued and outstanding 2,146 shares of DBI Common Stock, held by 17 shareholders of record. Since January 1, 1993, DBI has not paid any dividends on DBI Common Stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF

                         THE CONSOLIDATED OPERATIONS OF

                 DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES


GENERAL

     The following is management's discussion and analysis of the significant factors affecting the consolidated results of operations of DBI and the financial condition of the Bank. DBI purchased The First National Bank of Bowman, Bowman, North Dakota on September 21, 1993. Until January 1, 1995, DBI owned and controlled 100% of the outstanding shares of both the Bank and First National Bank of Bowman, Bowman, North Dakota ("Bowman Bank"). As of January 1, 1995, the Bowman Bank was merged with and into the Bank. The results of operation of the two banks have been consolidated in the following discussion. References to the entity of "Bank" or "the Bank" in this dicussion shall be construed to refer to the merged entity. The results of this analysis should be read in conjunction with the Bank's financial statements and accompanying footnotes and other selected financial data presented elsewhere in this document.

FINANCIAL CONDITION

      Consolidated assets as of March 31, 1995 decreased $4,005,113 or 3.1% from their December 31, 1994, level. Consolidated assets posted a similar decline of $7,245,240 or 5.4% over the period of December 31, 1993 to December 31, 1994. The declines are partially attributable to the loss of deposits customary to falling interest rate environments as consumers began seeking higher returns by selecting alternative investment options and the loss of deposits which closely follows many transactions involving a change in ownership. The Bank's portfolio of investment securities has declined as a means to fund the run-off of deposits. During the year ended December 31, 1993, DBI elected to change its method of accounting to comply with FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES . The change in method had no material effect on the tax accounts of Bank.


                           TOTAL ASSETS (in thousands)
                           ---------------------------
          March 31, 1995                                 $123,725

          December 31, 1994                              $127,730

          December 31, 1993                              $134,975

          Average Federal Funds Sold increased approximately $286,000 over the period of December 31, 1994 to December 31, 1993. As of March 31, 1995, Bank had $2,600,000 in Federal Funds Sold. The decline in the Bank's investment securities portfolio has created an excess of funds for investment which are temporarily invested in Federal Funds transactions.


                        AVERAGE SECURITIES (in thousands)
                        ---------------------------------
          March 31, 1995 (Actual)                         $65,439

          December 31, 1994                               $70,898

          December 31, 1993                              *$54,424

          Outstanding loans and leases posted strong growth in 1994. As of December 31, 1994, total loans equalled $49,484,264 compared to the $42,395,897 reported at December 31, 1993, an increase of $7,088,367 or 16.7%. There were $49,294,367 in outstanding loans and leases as of March 31, 1995.


                     AVERAGE LOANS AND LEASES (in thousands)
                     ---------------------------------------
          March 31, 1995 (Actual)                         $49,294

          December 31, 1994                               $46,615

          December 31, 1993                              *$33,627


                AVERAGE INTEREST BEARING DEPOSITS (in thousands)
                ------------------------------------------------
          March 31, 1995 (Actual)                         $97,612

          December 31, 1994                               $97,671

          December 31, 1993                              *$70,576


                         AVERAGE CAPITAL (in thousands)
                         ------------------------------
          March 31, 1995 (Actual)                          $9,771

          December 31, 1994                                $8,778

          December 31, 1993                                $8,342

          Over the same periods discussed above, there are no other changes in the balance sheet accounts that are deemed material.

* The acquisition of the Bowman, North Dakota Bank on September 21, 1993 resulted in an increase in total loans of $19,202,758, an increase in deposits of $44,677,642, and an increase in investment securities of $28,282,780.

                      COMPARISON OF THE THREE MONTHS ENDED

                             MARCH 31, 1995 AND 1994


EARNINGS PERFORMANCE

          Consolidated net income of $305,008 (net of applicable taxes) for the quarter ended March 31, 1995, compared favorably to the $295,378 reported for
the same period in 1994.   The increase can be partially attributable to cost
savings experienced in other noninterest expenses, most notably salaries and benefits.

          The increase in interest income was offset by a corresponding increase in interest expense, a combined result of the rising interest rate environment. The result was that there was no significant change in net interest income.

          Management's assessment of loan quality and the adequacy of the loan loss reserve resulted in the need for no provisions to the Bank's loan loss reserve in the first quarter of 1995. This compares favorably to the $3,000 which was provided in the first quarter of 1994.

          The following is a concise summary of the statement of income for the three months ended March 31, 1994 and 1995.


                                              Three Months Ended
                                              ------------------
                                                   March 31,
                                                  ----------
                                            1995             1994
                                            ----             ----
     Interest Income                      $2,142           $2,070
     Interest Expense                      (920)            (831)
     Net Interest Income                   1,222            1,239

     Provisions to the Reserve                 0              (3)
     Other Operating Income                  250              245
     Other Operating Expense               (994)          (1,009)

     Net Income before tax                   478              472
     Applicable taxes                      (173)            (177)

     Net Income after tax                   $305             $295

     NET INTEREST INCOME

     Net Interest Income was affected by both the volume of assets and liabilities which were sensitive to changes in the interest rate environment and the changes in the rate applied to the assets and liabilities. The following table is provided to show the percentage of change in interest income and expense of the significant interest sensitive assets and deposit liabilities (in thousands).


                                     THREE MONTHS ENDED MARCH 31,
                                     ----------------------------
                                                           Percentage Increase
                                                           -------------------
                                      1995          1994       (Decrease)
                                      ----          ----       ----------
Interest Income
     Loans                          $1,180        $  983          20.0%
     Securities                        951         1,062         (10.6%)
     Fed Funds Sold                     11            25         (56.0%)

Total Interest Income               $2,142        $2,070           3.4%

Interest Expense
     Deposits                       $  834          $692          20.5%
     Notes                              68           132         (48.5%)
     Fed Funds Purchased                18             7         157.1%

Total Interest Expense                $920          $831          10.7%

Net Interest Income                 $1,222        $1,239          (1.4%)

            COMPARISON OF THE YEARS ENDED DECEMBER 31, 1994 AND 1993


EARNINGS PERFORMANCE

     The Bank earned net income of $1,190,056 in the year ended December 31, 1993, and $1,176,262 in the year ended December 31, 1994. Due to the rising interest rate environment experienced throughout 1994, Bank was able to increase its net interest income by $929,532 to $4,949,493. The increase is partially attributable to the shift in the asset mix at the Bank. Bank's loan volume increased at the same time deposits were declining. In addition, the Bank displayed a $12,183,952 decrease in investment securities. This shift from securities to loans favorably impacts net interest income since loans traditionally earn higher rates of interest than securities. In the year ended December 31, 1993, the Bank's income was affected by its provision for loan losses. In 1994, the Bank provided $8,000 to the loan loss reserve to cover future potential loan losses. By contrast, the Bank took a reverse provision of $300,000 in the year ended December 31, 1993, effectively increasing income in that year. This change is attributable, in part to the purchase of the Bowman Bank on September 21, 1993 and to management's assessment of the overall quality of the Bank's loan portfolio. The acquisition added $168,597 to DBI's combined loan loss reserve. In both 1994 and 1993, the Bank experienced net loan recoveries in excess of loans charged-offs. In 1994, the Bank posted recoveries in excess of charged off credits of $62,496, in 1993 the amount was $34,911.

     The Bank had a return on average assets of 0.93% in 1994 which compared unfavorably to the 1.25% achieved in 1993. Similarly, the return on average equity showed a decrease from 14.27% as of December 31, 1993, to 13.40% for the
year ended December 31, 1994.   On a weighted-average per share basis, net
income for the years 1994 and 1993 were  $556.27, and $576.55.

The following is a condensed summary of the consolidated statement of income (in thousands):

                                               1994             1993
                                               ----             ----
     Net Interest Income                     $4,949           $4,020

     Provision for loan losses                    8            (300)

     Operating Income                         1,211              780

     Operating Expense                        4,289            3,287

     Net Income before tax                   $1,864           $1,813

NET INTEREST INCOME

     Net interest income is affected by changes in both the volume of average earning assets and interest-bearing liabilities and changes in the interest rate. The following table presents the percentage change in interest income and expense of significant interest-bearing assets and liabilities on a taxable-equivalent basis.


                                     Change in
                                       Dollars                  Percentage

                                   (in thousands)            Increase/(Decrease)
                                   --------------            -------------------
                                   94-93     93-92          94-93          93-92
                                   -----     -----          -----          -----
Interest Income
     Loans                        $1,143      $155          35.8%           5.1%
     U.S. Gov't & Agencies           652       208          23.6%           8.1%
     State & Municipals             (44)        46         (7.5%)           8.3%
     Other Securities               (10)      (20)        (20.4%)        (29.0%)
     Federal Funds Sold               28         6          57.1%          14.3%
     Deposits at other banks        (15)      (26)       (100.0%)        (63.4%)

Total                             $1,754      $369          27.1%           6.0%

Interest Expense
     Deposits                       $850    $(160)          41.7%           7.4%
     Federal Funds Purchased          15         1          62.5%           4.3%
     Borrowed Money                 (26)        52         (6.8%)          15.9%

Total                               $839    $(107)          34.4%         (4.3%)

Net Interest Income                 $915      $476          22.8%          13.2%

     The following tables represent the changes in net interest income and expense attributable to changes in the volume and interest rate of significant interest earning assets and interest-bearing liabilities on a taxable-equivalent basis:


                                         Change in             1994-1993
                                          Dollars
                                       (in thousands)     Attributable to Change
                                       --------------     ----------------------
                                                           In Volume     In Rate
                                                           ---------     -------
Interest Income
     Loans                                  $1,143            $1,235       $(92)
     Taxable Securities                        642               928       (286)
     Non-Taxable Securities                   (44)                45        (89)
     Federal Funds Sold                         28                 9          19
     Deposits at other banks                  (15)              (15)           0

Total                                       $1,754            $2,202      $(448)

Interest Expense
     Deposits                                 $850              $730        $120
     Federal Funds Purchased                    15                 7           8
     Borrowed Money                           (26)                44        (70)

Total                                         $839              $781         $58

Net Interest Income                           $915            $1,421      $(506)


                                         Change in             1993-1992
                                          Dollars
                                       (in thousands)     Attributable to Change
                                       --------------     ----------------------
                                                           In Volume     In Rate
                                                           ---------     -------
Interest Income
     Loans                                    $155              $353      $(198)
     Taxable Securities                        188               711       (523)
     Non-Taxable Securities                     46               159       (113)
     Federal Funds Sold                          6                11         (5)
     Deposits at other banks                  (26)              (23)         (3)

Total                                         $369            $1,211      $(842)

Interest Expense
     Deposits                               $(160)              $426      $(586)
     Federal Funds Purchased                     1                 4         (3)
     Borrowed Money                             52                94        (42)

Total                                         $107              $524      $(631)

Net Interest Income                           $476              $687      $(211)

     The following table represents the average balance of significant balance sheet accounts for the years ended December 31, 1993 and 1994, and the percentage changes: (1)


                                              Dollars                 Percentage
                                          (in thousands)          Increase(Decrease)
                                          --------------          ------------------
                                        1994          1993             1994/1993
                                        ----          ----             ---------
     Deposits at other banks              $0          $165             (100.0%)
     Federal Funds Sold                1,829         1,543               18.5%
     Taxable Securities               64,666        48,638               33.0%
     Nontaxable Securities             6,232         5,786                7.7%
     Loans and Leases                 46,615        33,627               38.6%

     Total Average
     Earning Assets                 $119,342       $89,760               33.0%


     Interest Bearing Deposits
     Demand                          $45,836       $30,605               49.8%
     Savings                           9,750         7,948               22.7%
     Time                             42,085        32,023               31.4%
     Fed Funds Purchased                 929           731               27.1%
     Borrowed Money                    5,387         4,643               16.0%

     Total Average Interest
     Bearing Liabilities            $103,987       $75,950               36.9%

- ---------------------------

     (1) In the third quarter of 1993, DBI acquired the Bowman Bank. At the time of the purchase, Bowman had approximately $51,574,577 in total assets.
This transaction is in part responsible for the change in the average balance of significant balance sheet accounts shown on the table.

The following table represents the average interest yield on earning assets and the average interest rate paid on interest bearing liabilities on a taxable-equivalent basis:


                                        1994          1993
                                        ----          ----
     Deposits at other banks            0.0%         9.09%
     Federal Funds Sold                4.16%         3.11%
     Taxable Securities                5.35%         5.79%
     Nontaxable Securities             8.63%        10.06%
     Loans and Leases                  9.31%         9.51%

     Total Interest
     Earning Assets                    7.13%         7.54%

     Interest Bearing Deposits
     Demand                            2.13%         1.89%
     Savings                           2.22%         2.42%
     Time                              4.02%         3.96%
     Fed Funds Purchased               4.20%         3.28%
     Notes Payable                     6.88%         8.58%
     Other Borrowed Money              4.87%         3.84%

     Total Average Interest
     Bearing Liabilities               3.15%         3.21%


Net Interest Yield on Earning Assets   3.97%         4.32%

     Net Interest Income for the year ended December 31, 1994, increased $915,000 on a taxable-equivalent basis over the amount posted for the year ended December 31, 1993. The increase was a function of the rising interest rate environment and the acquisition of the Bowman Bank on September 21, 1993, which increased both the average interest sensitive assets and the average interest sensitive liabilities.

     Both Interest Income and Interest Expense rose on an individual basis in the year ended December 31, 1994. The rise in Net Interest Income however, outpaced the rise in Net Interest Expense. The increase in loan volume coupled with the slight decline in interest bearing deposit liabilities caused net interest income to increase to the $4,949,493 posted as of December 31, 1994.

PROVISION FOR LOAN LOSSES

     The allowance for loan and lease losses is determined based on management's evaluation of the loan and lease portfolio, economic conditions, prior loss experience, review of specific problem loans and other pertinent factors.
Actual losses on loans are charged to this reserve and recoveries are credited to the reserve. Management is charged with the responsibility of maintaining the reserve at a safe and sound level and will periodically provide monies to this reserve via a charge to current period earnings.

     In 1993, the Bowman Bank was acquired which added $168,597 to the reserve. In addition, recoveries on previously charged-off loans exceeded current charge-offs by $34,911. After Management's evaluation of the quality of the loan portfolio, a reverse provision of $300,000 was deemed appropriate. The balance of the reserve at December 31, 1993, was $1,235,512 or 2.91% of gross loans and leases. In 1994, recoveries of previously charged-off loans exceeded current charge-offs by $62,496. Management elected to further provide another $8,000 to the reserve through a charge to current earnings to leave the balance at $1,306,008, or 2.64% of gross loans and leases as of December 31, 1994.


OPERATING INCOME (NON INTEREST)

     The following table illustrates the volume and percentage changes of operating income excluding interest:

                                               Dollars         Percentage
                                            (in thousands)  Increase(Decrease)

                                            1994     1993      1994/1993
                                            ----     ----      ---------
     Income from Insurance Contracts        $104      $62        67.7%
     Income from Fiduciary Activities        294      246        19.5%
     Service Charges on Deposit Accounts     387      301        28.6%
     Other Service Charges                   281      142        97.9%
     Other Income                            145       28       417.9%

     Total Operating Income               $1,211     $780        55.3%

     Fee income has become a significant source of income to banks in light of the interest rate environment which has served to heighten banks awareness of cost controls and sources of income not governed by interest rates. The addition of the Bowman Bank on September 21, 1993, opened up additional opportunities for the Bank to access fee income by broadening its customer base. The Bank also generated increased fee income through its trust department.


OPERATING EXPENSE (NON INTEREST)

     The following table sets forth a concise summary of the volume and percentage change in operating expenses excluding interest:


                                                Dollars        Percentage
                                            (in thousands)  Increase(Decrease)

                                            1994     1993      1994/1993
                                            ----     ----      ---------
     Salary and Benefits                  $1,945   $1,636        18.9%
     Occupancy and equipment                 597      414        44.2%
     Other Expenses                        1,747    1,237        41.2%

     Total operating expense              $4,289   $3,287        30.5%

     The acquisition of the Bowman Bank in 1993 increased operating expenses significantly due to the costs of operating the physical sites in Bowman and Scranton, North Dakota.


FUNDS MANAGEMENT AND LIQUIDITY

     The Bank primarily funds its asset fluctuation through the use of borrowings in the form of deposits, maturing loans and investment securities and federal funds purchases and sales. The maintenance of adequate liquidity is necessary to ensure that sufficient funds are available to meet the demands of increased loans or unforeseen deposit withdrawals. Secondary sources of asset liquidity are provided by maturing loans and securities and sales of high-quality investment securities.

     The Bank's Funds Management Policy outlines minimum liquidity standards which are reviewed monthly by the Funds Management Committee and Quarterly by the Board of Directors. The Funds Management Committee is charged with the primary responsibility of maintaining adequate liquidity and managing the risk inherent in interest rate changes while sustaining a stable growth in the net interest margin. The Bank has adopted a basic strategy of minimizing interest rate risk through the matching of repricing periods of its earning assets and interest bearing liabilities.

CAPITAL ADEQUACY

     Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by the guidelines) to risk-weighted assets and off-balance sheet obligations. Under these rules (effective December 31, 1992) all financial institutions are required to maintain a level of core capital, known as TIER 1 capital, of at least 4% of risk-weighted assets, and a minimum level of total capital of at least 8% of risk-weighted assets. TIER 1 capital mainly consists of stockholders' equity less goodwill, less any market appreciation or depreciation in certain investments that Bank has determined they will not hold to their stated maturity. Total Capital is comprised of TIER 1 capital plus a portion of the allowance for loan and lease losses, and other specifically defined debt instruments.

     The following table sets forth the Bank's TIER 1, and Total Capital in dollars and percentage of risk-weighted assets (in thousands):


                                           03/31/95          12/31/94
                                           --------          --------
                                       Amount  Percent     Amount   Percent
                                       ------  -------     ------   -------
     TIER 1                           $13,154    21.1%    $12,713     20.4%

     Allowable portion
     of Loan Reserve                     $786     1.3%       $783      1.3%

     Total Capital                    $13,940    22.4%    $13,496     21.7%

     Risk-weighted
     Assets                           $62,321              62,127

     Minimum Capital
     Required                          $4,986     8.0%     $4,970      8.0%

     Additionally, the Federal Reserve Board has also adopted a minimum ratio of TIER 1 capital to average total assets known as the TIER 1 leverage ratio. The principal objective of this measure is to place a constraint on the maximum degree to which a banking organization can leverage its equity capital base.
The regulation has established a minimum level of 3% of average total assets. The Bank's actual TIER 1 leverage capital ratio as of March 31, 1995, and December 31, 1994 was 10.59% and 10.33%, respectively.

                                ACCOUNTING ISSUES

INCOME TAXES

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 109 , ACCOUNTING FOR INCOME TAXES. The Bank adopted SFAS No. 109 in calendar year 1993.

     SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date. There was no cumulative effect of the change in the method of accounting for income taxes on Bank's books.

INVESTMENT IN DEBT AND EQUITY SECURITIES

     In June 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 115 , ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The Bank adopted SFAS No. 115 in
calendar year   1994.

     This statement addressed the accounting and reporting for investments by classifying them into one of three categories: held-to-maturity, available-for-sale, or trading account. Due to the Bank's adoption of this method, the investment securities portfolio is divided in these categories as follows:


                                         March 31, 1995  December 31, 1994
                                         --------------  -----------------
     Available-for-Sale                     $32,168,983        $23,948,988

     Held-to-Maturity                       $32,877,965        $41,845,355

     Trading Account                                 $0                 $0

     Government Issues                         $391,800           $414,600

     As of December 31, 1994, there was $2,477,388 in unrealized market depreciation in the securities held-to-maturity and $1,505,211 in unrealized market depreciation in the securities designated available-for-sale. As of March 31, 1995, the available-for-sale portfolio had improved and showed only $975,236 in market depreciation, an improvement of $529,975. The held-to-maturity securities had also risen in value and had decreased the market depreciation by $929,397 to $1,547,991.

IMPAIRMENT OF LOANS

     Effective January 1, 1995, the Bank adopted FASB Statement No. 114, ACCOUNTING BY CREDITOR FOR IMPAIRMENT OF A LOAN. This statement addresses the accounting treatment for loans deemed impaired by specifying how the allowance for loan losses related to certain loans should be determined. The statement requires that the collectibility of impaired loans be measured by one of three methods. If the value of the impaired loan is less than its balance, the bank will include the difference in its allowance for loan losses. The Bank has no loans which are currently being accounted for using the rules of this statement.

                         DICKINSON BANCORPORATION, INC.
                                AND SUBSIDIARIES
                             DICKINSON, NORTH DAKOTA

                            SELECTED STATISTICAL DATA
                           DECEMBER 31, 1994 AND 1993
                      WITH INDEPENDENT ACCOUNTANT'S REPORT

[Eide Helmeke PLLP Letterhead]



                         INDEPENDENT ACCOUNTANT'S REPORT



The Board of Directors
Dickinson Bancorporation, Inc.
Dickinson, North Dakota


Our report on our audit of the basic financial statements of Dickinson Bancorporation, Inc. for 1994 and our disclaimer of an opinion on the basic financial statements of Dickinson Bancorporation, Inc for 1993 appears on page 1 of the consolidated financial statements. The audit of the 1994 financial statements was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information on pages 2 through 14 of this document is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and, accordingly, we express no opinion on it.



/s/ Eide Helmeke PLLP
- ---------------------


April 28, 1995
Bismarck, North Dakota


                                       55

DICKINSON BANCORPORATION, INC.
DAILY AVERAGE BALANCE SHEET AND RELATED YIELDS AND RATES
(Amounts in Thousands)
(See Independent Accountant's Report)

                                                    1994                                 1993
- -------------------------------------------------------------------------------------------------------------------
                                                                INTEREST                            INTEREST
                                                                YIELDS                              YIELDS
                                                                AND                                 AND
                                            BALANCE    INTEREST RATES            BALANCE   INTEREST RATES
- -------------------------------------------------------------------------------------------------------------------
ASSETS

INTEREST BEARING DEPOSITS WITH BANKS                                                 165         15     9.09%
FEDERAL FUNDS SOLD                            1,829          76     4.16%          1,543         48     3.11%
TAXABLE INVESTMENT SECURITIES                64,666       3,459     5.35%         48,638      2,817     5.79%
NONTAXABLE INVESTMENT SECURITIES              6,232         538     8.63%          5,786        582    10.06%
LOANS                                        46,615       4,340     9.31%         33,627      3,197     9.51%
ALLOWANCE FOR LOAN LOSSES                    (1,272)                              (1,417)
- -------------------------------------------------------------------------------------------------------------------

  TOTAL EARNING ASSETS                      118,070       8,413     7.13%         88,343      6,659     7.54%

CASH AND DUE FROM BANKS                       3,937                                2,851
OTHER ASSETS                                  4,648                                3,694
- -------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                126,655                               94,888
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
  NONINTEREST BEARING DEPOSITS               12,129                                8,948
- -------------------------------------------------------------------------------------------------------------------

  INTEREST BEARING DEMAND DEPOSITS           45,836         978     2.13%         30,605        578     1.89%
  SAVINGS DEPOSITS                            9,750         216     2.22%          7,948        192     2.42%
  TIME DEPOSITS                              42,085       1,693     4.02%         32,023      1,267     3.96%
- -------------------------------------------------------------------------------------------------------------------

    TOTAL INTEREST BEARING DEPOSITS          97,671       2,887     2.96%         70,576      2,037     2.89%

DAILY AVERAGE BALANCE SHEET AND RELATED
    YIELDS AND RATES - page 2
(See Independent Accountant's Report)

FEDERAL FUNDS PURCHASED/REPO'S                  929          39     4.20%            731         24     3.28%
NOTES PAYABLE                                 4,565         314     6.88%          4,252        365     8.58%
OTHER BORROWED FUNDS                            822          40     4.87%            391         15     3.84%
- -------------------------------------------------------------------------------------------------------------------

    TOTAL INTEREST BEARING LIABILITIES      103,987       3,280     3.15%         75,950      2,441     3.21%

ACCRUED EXPENSES AND OTHER LIABILITIES        1,761                                1,648

STOCKHOLDER'S EQUITY                          8,778                                8,342
- -------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  126,655                               94,888
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                       5,133                               4,218

NET INTEREST SPREAD                                                 3.97%                               4.32%

NET INTEREST SPREAD WITHOUT
  TAXABLE-EQUIVALENT INCREMENTS                                     3.82%                               4.10%

NET INTEREST INCOME TO EARNING ASSETS                               4.35%                               4.77%

Interest and rate are presented on a fully taxable-equivalent basis under a tax rate of 34% for the periods indicated. Nonaccrual loans are included in average loan balances.

DICKINSON BANCORPORATION, INC.
CHANGES IN RATE AND VOLUME ON A TAX-EQUIVALENT BASIS
(Amounts in Thousands)
(See Independent Accountant's Report)

                                                                     DECEMBER 31
- -------------------------------------------------------------------------------------------------------------------
                                                  1994 COMPARED WITH 1993           1993 COMPARED WITH 1992
- -------------------------------------------------------------------------------------------------------------------
                                                           YIELD/                               YIELD/
                                             VOLUME       RATE        TOTAL       VOLUME       RATE       TOTAL
- -------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN:
  Interest income:
    Loans                                     1,235         (92)      1,143          353       (198)        155
    Taxable investment securities               928        (286)        642          711       (523)        188
    Nontaxable investment securities             45         (89)        (44)         159       (113)         46
    Federal funds sold                            9          19          28           11         (5)          6
    Interest bearing deposits with banks        (15)          0         (15)         (23)        (3)        (26)
- -------------------------------------------------------------------------------------------------------------------

      Total                                   2,202        (448)      1,754        1,211       (842)        369
- -------------------------------------------------------------------------------------------------------------------

  Interest expense:
    Demand deposits                             288         112         400          150       (247)        (97)
    Savings deposits                             44         (20)         24           48        (69)        (21)
    Time deposits                               398          28         426          228       (270)        (42)
    Federal funds purchased and repo's            7           8          15            4         (3)          1
    Notes payable                                27         (78)        (51)          88        (37)         51
    Other borrowed funds                         17           8          25            6         (5)          1
- -------------------------------------------------------------------------------------------------------------------

      Total                                     781          58         839          524       (631)       (107)
- -------------------------------------------------------------------------------------------------------------------

INCREASE IN NET INTEREST INCOME               1,421        (506)        915          687       (211)        476
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

This table shows the components of the change in net interest income by volume and rate on a taxable-equivalent basis. The effect of changes in rates on volume changes is allocated based on the percentage relationship of changes in volume and changes in rate. This table does not take into account the level of noninterest-bearing funding nor does it fully reflect changes in the mix of assets and liabilities.

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
INVESTMENTS
DECEMBER 31, 1994, AND 1993
(Amounts in Thousands)
(See Independent Accountant's Report)


The following table sets forth the book value of the securities in the Company's portfolio by type at the dates indicated:


                                                      1994             1993
- --------------------------------------------------------------------------------
U.S. Government and federal agency
  securities                                      $   36,917          $   48,084

Mortgage-backed pass-through securities                4,129               6,191

State and municipal securities                         6,235               6,652

Collateralized mortgage obligations                   18,513              17,049

Other securities                                         415                 417
- --------------------------------------------------------------------------------

                                                  $   66,209          $   78,393
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
INVESTMENTS
DECEMBER 31, 1994
(Amounts in Thousands)
(See Independent Accountant's Report)


The following table sets forth the book value, maturity, and approximate yields of the securities in the Company's portfolio by type based on contractual maturity as of December 31, 1994:

                                                       YIELD          AMOUNT
- --------------------------------------------------------------------------------
U.S. GOVERNMENT AND FEDERAL AGENCY SECURITIES:
  One year or less                                      6.05%         $    2,000
  Over one through five years                           5.89%             33,914
  Over five through ten years                           5.62%              1,003
  Over ten years                                        0.00%                  0
- --------------------------------------------------------------------------------

     Total                                              5.89%         $   36,917
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



MORTGAGE-BACKED PASS-THROUGH SECURITIES:
  One year or less                                      0.00%         $        0
  Over one through five years                           7.63%                369
  Over five through ten years                           9.56%                 17
  Over ten years                                        7.90%              3,743
- --------------------------------------------------------------------------------

     Total                                              7.88%         $    4,129
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


STATE AND MUNICIPAL SECURITIES:
  One year or less                                     10.90%         $      300
  Over one through five years                           9.66%              2,193
  Over five through ten years                           7.25%              3,387
  Over ten years                                        7.83%                355
- --------------------------------------------------------------------------------

     Total                                              8.31%         $    6,235
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
INVESTMENTS
DECEMBER 31, 1994
(Amounts in Thousands)
(See Independent Accountant's Report)

                                                       YIELD          AMOUNT
- --------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS:
  One year or less                                      0.00%         $        0
  Over one through five years                           5.93%              1,435
  Over five through ten years                           5.14%              1,664
  Over ten years                                        5.84%             15,414
- --------------------------------------------------------------------------------

     TOTAL                                              5.78%         $   18,513
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


OTHER SECURITIES:
  One year or less                                      0.00%         $        0
  Over one through five years                           0.00%                  0
  Over five through ten years                           0.00%                  0
  Over ten years                                        0.00%                  0
- --------------------------------------------------------------------------------

    TOTAL                                               0.00%         $        0
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


TOTAL INVESTMENT SECURITIES:
  One year or less                                      6.69%         $    2,300
  Over one through five years                           6.13%             37,910
  Over five through ten years                           6.41%              6,072
  Over ten years                                        6.27%             19,512
- --------------------------------------------------------------------------------

    TOTAL                                               6.21%         $   65,794
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


  No contractual maturity                               7.55%         $     415
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


TOTAL INVESTMENT SECURITIES                             6.22%         $   6,209
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Yields were determined by dividing aggregate annual interest income by aggregate book value. The yields for tax-exempt securities have been computed on a fully tax equivalent basis using a tax rate of 34%.

The Bank does not hold securities by any single issuer (other than the U.S. Government) totaling more that 10% of stockholders' equity.

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
LOANS
DECEMBER 31, 1994, AND 1993
(Amounts in Thousands)
(See Independent Accountant's Report)


The following table sets forth the composition of the Bank's loan portfolio at the dates indicated:

                                                1994                1993
- -----------------------------------------------------------------------------------------------
                                               Amount       %      Amount       %
- -----------------------------------------------------------------------------------------------
Agricultural                                   18,807     39.04%   14,292    34.72%

Commercial                                     12,551     26.05%   10,869    26.41%

Real estate                                     8,782     18.23%    8,309    20.19%

Consumer                                        8,209     17.04%    8,002    19.44%

Credit card                                     1,075      2.23%      893     2.17%

Overdrafts                                         60      0.12%       31     0.07%
- -----------------------------------------------------------------------------------------------
  Total loans                                  49,484    102.71%   42,396   103.00%

Allowance for loan losses                       1,306      2.71%    1,236     3.00%
- -----------------------------------------------------------------------------------------------

  Total loans, net                             48,178    100.00%   41,160   100.00%
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
DECEMBER 31, 1994
(Amounts in Thousands)
(See Independent Accountant's Report)


                                     Maturing
                    Maturing         After One
                    in One           Year         Maturing
                    Year or          Through      After
                    Less             Five Years   Five Years     Total
- --------------------------------------------------------------------------------
Agricultural             10,853           7,525           429        18,807

Commercial                5,119           4,949         2,483        12,551

Real estate               1,362           4,805         2,615         8,782

Consumer                  1,229           6,778           202         8,209

Credit card               1,075                                       1,075

Overdrafts                   60                                          60
- --------------------------------------------------------------------------------

                         19,698          24,057         5,729        49,484
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                   Due in         Due After
                                   One Year       One Year       Total
- --------------------------------------------------------------------------------

Loans at fixed interest rates           6,385          17,543        23,928

Loans at variable interest rates       13,313          12,243        25,556
- --------------------------------------------------------------------------------

                                       19,698          29,786        49,484
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
NONPERFORMING LOANS
DECEMBER 31, 1994, AND 1993
(Amounts in Thousands)
(See Independent Accountant's Report)

                                                       1995        1994
- --------------------------------------------------------------------------------
Nonaccrual loans                                           134        120

Loans past due 90 days or more                              29         46

Restructured loans                                           0          0

Interest income that would have been recorded if
  the nonaccrual loans had been current                      9         16

Interest income on nonaccrual loans that was
  included in net income                                     5          0

The Bank's policy indicate that loans are placed on nonaccrual status if: (a) they are maintained on a cash basis because of deterioration in the financial position of the borrower, (b) payment in full of interest or principal is not expected, or (c) principal or interest has been in default for a period of 90 days or more unless that obligation is both well secured and in the process of collection.

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
ALLOWANCE FOR LOAN LOSSES
DECEMBER 31, 1994, AND 1993
(Amounts in Thousands)
(See Independent Accountant's Report)

                                                        1995        1994
- --------------------------------------------------------------------------------
Balance, beginning of year                                1,236      1,332
- --------------------------------------------------------------------------------

Allowance for loan losses incident to purchase
  of First National Bank of Bowman                            0        169
- --------------------------------------------------------------------------------

Charge-offs:
  Agricultural                                                0          2
  Commercial                                                  4         34
  Real estate                                                 0         11
  Consumer                                                    8          5
  Credit card                                                13          1
- --------------------------------------------------------------------------------

    Total charge-offs                                        25         53
- --------------------------------------------------------------------------------

Recoveries:
  Agricultural                                                0          0
  Commercial                                                 80         69
  Real estate                                                 0         11
  Consumer                                                    5          5
  Credit card                                                 2          3
- --------------------------------------------------------------------------------

    Total recoveries                                         87         88
- --------------------------------------------------------------------------------

Net recoveries (charge-offs)                                 62         35

Provision for loan losses charged to operations               8       (300)
- --------------------------------------------------------------------------------

Balance, end of year                                      1,306      1,236
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


Average gross loans outstanding during the year          46,615     33,627

Ratio of net recoveries during the year to
average gross loans outstanding during the year           0.13%      0.10%

The policy of the bank is to maintain an allowance for loan losses that will be adequate to absorb all estimated inherent losses in the bank's loan portfolio. The bank maintains an effective loan review system and controls to identify asset quality problems in a timely manner taking into consideration the current market conditions affecting the loan portfolio. This procedure is applied on a quarterly basis in order to properly report the allowance for loan losses.

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
ALLOWANCE FOR LOAN LOSSES
DECEMBER 31, 1994, AND 1993
(Amounts in Thousands)
(See Independent Accountant's Report)


The following table set forth the allowance for loan losses by loan category, based upon management's assessment of the risk associated with such categories, at the dates indicated.


                                       1994                                  1993
- -----------------------------------------------------------------------------------------------------
                                     Percent of   Percent of               Percent of     Percent of
                                     Allowance    Loans in                 Allowance      Loans in
                                     in Each      Each                     in Each        Each
                                     Category     Category                 Category       Category
                                     to Total     to Total                 to Total       to Total
                         Amount      Allowance    Loans           Amount   Allowance      Loans
- -----------------------------------------------------------------------------------------------------
Agricultural                  497        38.05%      38.01%          411        33.28%         33.71%

Commercial                    323        24.73%      25.36%          332        26.88%         25.64%

Real estate                   296        22.67%      17.75%          307        24.86%         19.60%

Consumer                      168        12.86%      16.59%          167        13.52%         18.87%

Credit card                    22         1.69%       2.17%           18         1.46%          2.11%

Overdrafts                      0         0.00%       0.12%            0         0.00%          0.07%
- -----------------------------------------------------------------------------------------------------

  Total                     1,306       100.00%     100.00%        1,235       100.00%        100.00%
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
TIME DEPOSITS OF $100,000 OR MORE
DECEMBER 31, 1994
(Amounts in Thousands)
(See Independent Accountant's Report)



Maturing in Under Three Months                $2,452

Maturing in Three to Twelve Months             1,763

Maturing in Over Twelve Months                   613
- -------------------------------------------------------------------------------
Total                                         $4,828
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

DICKINSON BANCORPORATION, INC.
SELECTED STATISTICAL DATA
RETURN ON EQUITY AND ASSETS
DECEMBER 31, 1994 AND 1993
(See Independent Accountant's Report)


                                                       1994       1993
- --------------------------------------------------------------------------------
RETURN ON ASSETS         NET INCOME DIVIDED BY
                         AVERAGE TOTAL ASSETS          0.93%      1.25%




RETURN ON EQUITY         NET INCOME DIVIDED BY
                         AVERAGE EQUITY                13.40%    14.27%




DIVIDEND PAYOUT RATIO    DIVIDENDS DECLARED PER
                         SHARE DIVIDED BY NET
                         INCOME PER SHARE               0.00%     0.00%



EQUITY TO ASSETS RATIO   AVERAGE EQUITY DIVIDED BY
                         AVERAGE TOTAL ASSETS           6.93%     8.79%


                        CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     As a bank holding company, Norwest is subject to supervision and examination by the Federal Reserve Board. Norwest's banking subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The deposits of Norwest's banking subsidiaries are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), and therefore such banking subsidiaries are subject to regulation by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

DIVIDEND RESTRICTIONS


     Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to Norwest without regulatory approval. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions Norwest's national bank subsidiaries could have declared, as of March 31, 1995, aggregate dividends of at least $217.5 million without obtaining prior regulatory approval and without reducing the capital of the banks below minimum regulatory levels. Norwest also has several state bank subsidiaries that are subject to state regulations limiting dividends; however, the amount of dividends payable by Norwest's state bank subsidiaries, with or without state regulatory approval, would represent an immaterial contribution to Norwest's revenues.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     Norwest is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of Norwest, and thus the rights of Norwest's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Norwest in its capacity as a creditor may be recognized. The principal sources of Norwest's revenues are dividends and fees from its subsidiaries.

     Norwest's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to Norwest and its nonbank subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to Norwest or any nonbank subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Norwest and all such nonbank subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when Norwest may not have the resources to provide it. Any capital loans by Norwest to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. Norwest, as the sole shareholder of most of its subsidiary banks, is subject to such provisions.

CAPITAL REQUIREMENTS

     Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stock, minority interests, and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of the allowance for credit losses. In addition, the Federal Reserve Board's minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of Norwest's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies which are substantially similar to the foregoing. At March 31, 1995, Norwest's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 9.74% and 12.01%, respectively, and Norwest's leverage ratio was 6.72%. Neither Norwest nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6%, and a risk-adjusted total capital ratio of at least 10%, and is not subject to a directive, order, or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if its meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3%, or a leverage ratio of less than 3%, and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA, as amended by the Reigle Community Development and Regulatory Improvement Act of 1994 enacted on August 22, 1994, directs that each federal banking agency prescribe standards, by regulation or guideline, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset quality, earnings, stock valuation, and such other operational and managerial standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to internal and external audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. Regulations or guidelines relating to the other management and operational standards have not been issued. The impact of such regulations or guidelines on Norwest cannot be ascertained.

     FDICIA also contains a variety of other provisions that may affect the operations of Norwest, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

     Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is adequately capitalized and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is well capitalized. At March 31, 1995, all of Norwest's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.

FDIC INSURANCE

     Effective January 1, 1993, the deposit insurance assessment rate for the Bank Insurance Fund ("BIF") increased as part of the adoption by the FDIC of a transitional risk-based assessment system. In June 1993, the FDIC published final regulations making the transitional system permanent effective January 1, 1994, but left open the possibility that it may consider expanding the range between the highest and lowest assessment rates at a later date. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF member institution will be assigned an annual FDIC assessment rate ranging from 23 cents per $100 of domestic deposits (for well capitalized Subgroup A institutions) to 31 cents (for undercapitalized Subgroup C institutions). Adequately capitalized institutions will be assigned assessment rates ranging from 26 cents to 30 cents. The FDIC has proposed regulations that would assign an annual FDIC assessment rate for BIF member institutions ranging from 4 cents per $100 of domestic deposits (for well capitalized Subgroup A institutions) to 31 cents (for undercapitalized Subgroup C institutions). Norwest incurred $79.2 million of FDIC insurance expense in 1994.

                                     EXPERTS

     The consolidated financial statements of Norwest and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of DBI and subsidiaries as of December 31, 1994, and for the year ended December 31, 1994, included in this Proxy Statement-Prospectus have been audited by Eide Helmeke PLLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL OPINION

     A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the Merger Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest Corporation. At March 31, 1995, Mr. Stroup was the beneficial owner of 108,607 shares and held options to acquire 179,931 additional shares of Norwest Common Stock.


                MANAGEMENT OF NORWEST AND ADDITIONAL INFORMATION

Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, which are incorporated in this Proxy Statement-Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of DBI desiring copies of such documents may contact Norwest at its address or phone number indicated under "AVAILABLE INFORMATION" above.

                              FINANCIAL STATEMENTS
                                       OF
                         DICKINSON BANCORPORATION, INC.


                                      INDEX

                                                                      PAGE
                                                                      ----

          Interim Consolidated Financial Statements                    F-2

          Independent Accountant's Report                              F-3

          Consolidated Balance Sheets at March 31, 1995 and 1994       F-4

          Consolidated Statements of Income for Three Months Ended     F-5
          March 31, 1995 and 1994

          Conolidated Statements of Stockholders' Equity               F-7
          for Three Months Ended March 31, 1995 and 1994

          Consolidated Statements of Cash Flows for Three              F-8
          Months Ended March 31, 1995 and 1994

          Notes to Consolidated Financial Statements                   F-10

          Audited Consolidated Financial Statements                    F-23

          Independent Accountant's Report                              F-24

          Consolidated Balance Sheets at December 31, 1994 and 1993    F-25

          Consolidated Statements of Income for Years Ended            F-26
          December 31, 1994 and December 31, 1993

          Consolidated Statements of Stockholders' Equity for Years    F-28
          Ended December 31, 1994 and December 31, 1993

          Consolidated Statements of Cash Flows for Years Ended        F-29
          December 31, 1994 and December 31, 1993

          Notes to Consolidated Financial Statements                   F-31

                         DICKINSON BANCORPORATION, INC.
                                AND SUBSIDIARIES
                             DICKINSON, NORTH DAKOTA

                        CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1995, AND 1994
                      WITH INDEPENDENT ACCOUNTANT'S REPORT

- -------------------------
- -------------------------
[Logo] Eide Helmeke PLLP
       Certified Public Accountants & Consultants




                         INDEPENDENT ACCOUNTANT'S REPORT
                         -------------------------------


The Board of Directors
Dickinson Bancorporation, Inc.
Dickinson, North Dakota


The accompanying consolidated balance sheets of Dickinson Bancorporation, Inc. as of March 31, 1995, and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the three months then ended were not audited by us and, accordingly, we do not express an opinion on them.


\s\ Eide Helmeke PLLP


April 28, 1995
Bismarck, North Dakota

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 1995, AND 1994
(See Independent Accountant's Report) Unaudited


- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

                                                                     1995            1994
- -----------------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks (Note 3)                                      $    3,270,146  $    3,995,358
Federal funds sold                                                         2,600,000         200,000
Investment securities (Note 4)                                            65,438,748      78,953,449
Loans, net (Notes 5 and 6)                                                47,977,521      43,201,305
Bank premises and equipment, net (Note 7)                                  1,380,217       1,508,185
Interest receivable                                                        1,383,654       1,417,801
Investment in life insurance contracts                                       844,905         747,215
Deferred income tax benefit (Note 11)                                        391,000         244,000
Intangible assets (Note 8)                                                   100,000         300,000
Other assets                                                                 338,722         165,033
- ----------------------------------------------------------------------------------------------------
                                                                      $  123,724,913  $  130,732,346
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Deposits (Note 9)                                                  $  109,209,515  $  115,691,389
   Notes payable (Note 10)                                                 3,417,791       4,974,177
   Federal funds purchased and securities sold
       under agreements to repurchase                                                         50,448
   Accrued expenses and other liabilities                                  1,001,199       1,128,395
   Income taxes payable                                                      325,130         275,682
- ----------------------------------------------------------------------------------------------------
        Total liabilities                                                113,953,635     122,120,091
- ----------------------------------------------------------------------------------------------------
Stockholders' Equity:
   Common stock, $1 par value; 50,000 shares authorized,
       issued 2,146 in 1995; 3,501 in 1994                                     2,146           3,501
   Capital surplus                                                         4,623,184       8,650,402
   Retained earnings                                                       5,710,353       4,524,461
   Treasury stock, 1,433 shares                                                           (4,203,773)
   Unrealized loss on securities available for
       sale, net                                                            (564,405)       (362,336)
- -----------------------------------------------------------------------------------------------------
       Total stockholders' equity                                          9,771,278       8,612,255
- ----------------------------------------------------------------------------------------------------
                                                                      $  123,724,913  $  130,732,346
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 1995, AND 1994
(See Independent Accountant's Report) Unaudited

- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------

                                                                     1995            1994
- ----------------------------------------------------------------------------------------------------
INTEREST INCOME:
   Interest and fees on loans                                  $    1,180,140  $      982,971
   Interest and dividends on investment securities:
       U.S. Government and agency securities                          865,372         958,925
       State and municipal securities                                  84,640          96,299
       Other debt securities                                                            1,664
       Equity securities                                                  450           5,265
   Interest on federal funds sold                                      10,905          25,356
- ----------------------------------------------------------------------------------------------------
          Total interest income                                     2,141,507       2,070,480
- ----------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
   Interest on deposits                                               833,609         691,411
   Interest on notes payable                                           67,869         132,319
   Interest on federal funds purchased and securities
       sold under agreements to repurchase                             18,418           7,377
   Interest on other borrowed funds
- -----------------------------------------------------------------------------------------------------
          Total interest expense                                      919,896         831,107
- ------------------------------------------------------------------------------------------------------
INTEREST INCOME                                                     1,221,611       1,239,373

PROVISION FOR CREDIT LOSSES (NOTE 6)                                                    3,000
- ------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   CREDIT LOSSES                                                    1,221,611       1,236,373
- ------------------------------------------------------------------------------------------------------
OTHER INCOME:
   Income from insurance contracts                                     13,438          15,909
   Income from fiduciary activities                                    75,477          66,600
   Service charges on deposit accounts                                 87,467          96,008
   Other service charges and fees                                      50,259          54,223
   Other income                                                        23,592          12,271
- ------------------------------------------------------------------------------------------------------
          Total other income                                          250,233         245,011
- ------------------------------------------------------------------------------------------------------

OTHER EXPENSES:
   Salaries and employee benefits                                     489,117         482,124
   Occupancy and equipment expenses                                   127,479         139,498
   Net investment securities losses                                     2,008           5,978
   Other expenses                                                     375,232         381,406
- -------------------------------------------------------------------------------------------------------
          Total other expenses                                        993,836       1,009,006
- -------------------------------------------------------------------------------------------------------

(continued on next page)

CONSOLIDATED STATEMENT OF INCOME - page 2
- ------------------------------------------
   (See Independent Accountant's Report) Unaudited

- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------

                                                                     1995            1994
- ----------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                            478,008         472,378

PROVISION FOR INCOME TAXES (NOTE 11)                                  173,000         177,000
- ----------------------------------------------------------------------------------------------------
NET INCOME                                                     $      305,008  $      295,378
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------




See Notes to Consolidated Financial Statements.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(See Independent Accountant's Report) Unaudited

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
                                                                                    Unrealized
                                                                                    Loss on
                                                                                    Securities
                                                                                    Available
                  Common         Capital           Retained       Treasury          for Sale,
                  Stock          Surplus           Earnings       Stock             Net               Total
- ---------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY
   1, 1994:    $     3,501     $       8,650,402  $    4,229,083 $    (4,203,773)  $                 $      8,679,213

   Cumulative effect of
       change in accounting
       for certain investments
       in debt and equity
       securities as of
       January 1, 1994                                                                      42,139             42,139

   Net change in unrealized
       loss on securities
       available for sale,
       net of deferred tax
       effect                                                                             (404,475)          (404,475)

   Net income                                            295,378                                              295,378
- ----------------------------------------------------------------------------------------------------------------------

BALANCE, MARCH
   31, 1994    $     3,501     $       8,650,402  $    4,524,461 $    (4,203,773)  $      (362,336)  $      8,612,255

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

BALANCE, JANUARY
   1, 1995:   $      2,116     $       4,532,614  $    5,405,345 $       -         $      (898,559)  $      9,041,516

   Net change in unrealized
       loss on securities
       available for sale,
       net of deferred tax
       effect                                                                             334,154             334,154

   Issuance of common
       stock            30                90,570                                                               90,600

   Net income                                            305,008                                              305,008

- ----------------------------------------------------------------------------------------------------------------------
BALANCE, MARCH
   31, 1995    $     2,146     $       4,623,184  $    5,710,353 $      -          $     (564,405) $        9,771,278
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1995 AND 1994.
(See Independent Accountant's Report) Unaudited

- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------
                                                                            1995            1994
- -----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $      305,008  $      295,378
   Adjustments to reconcile net income to net cash
       provided by operating activities:
          Provision for credit losses                                                          3,000
          Net investment securities losses                                     2,008           5,978
          Depreciation and amortization                                      107,428         133,950
          Accretion of investment security
            premiums and discounts                                            97,013         134,037
          Income from insurance contracts, net
            of maturity costs                                                (12,471)        (15,056)
          Provision for deferred income taxes                                  2,000         (22,000)
          Decrease in interest receivable                                    268,872         177,528
          (Increase) in other assets                                         (88,465)        (98,055)
          (Decrease) in accrued expenses and other
            liabilities                                                     (222,180)       (494,992)
          (Decrease) increase in income taxes payable                        (28,921)        102,597
- ------------------------------------------------------------------------------------------------------
- -                  Net cash provided by
                      operating activities                                   430,292         222,365
- ------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Federal funds sold, net                                                   200,000       4,150,000
   Proceeds from investment securities                                     1,951,340       9,109,506
   Purchases of investment securities                                       (747,891)    (10,389,810)
   Net decrease (increase) in loans                                          200,735      (2,043,920)
   Purchases of bank premises and equipment                                                   (7,196)
- -----------------------------------------------------------------------------------------------------
            Net cash provided by investing activities                      1,604,184         818,580
- -----------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in deposits                                    (2,233,048)      1,248,263
   Net decrease in federal funds purchased and securities
       sold under agreements to repurchase                                (2,249,074)     (2,736,664)
   Proceeds from notes payable                                                               800,000
   Payments on notes payable                                                  (1,652)     (3,095,166)
   Issuance of common stock                                                   90,600
- -----------------------------------------------------------------------------------------------------
            Net cash used in financing activities                         (4,393,174)     (3,783,567)
- -----------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

CONSOLIDATED STATEMENT OF CASH FLOWS - page 2
- ----------------------------------------------
   (See Independent Accountant's Report) Unaudited
   -----------------------------------------------

- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
                                                                                   1995            1994
- --------------------------------------------------------------------------------------------------------------
DECREASE IN CASH AND DUE FROM BANKS                                              (2,358,698)     (2,742,622)

CASH AND DUE FROM BANKS, BEGINNING
   OF YEAR                                                                        5,628,844       6,737,980
- --------------------------------------------------------------------------------------------------------------
CASH AND DUE FROM BANKS, END
   OF YEAR                                                                  $     3,270,146  $    3,995,358
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------





SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND PRINCIPLES OF CONSOLIDATION - Dickinson Bancorporation, Inc. (Company) owns 100% of the outstanding shares of Liberty National Bank & Trust Company of Dickinson, North Dakota and the First National Bank of Bowman, North Dakota. On January 1, 1995, First National Bank was merged with Liberty National Bank & Trust Company and assumed the name Liberty Bank & Trust, N.A. The following footnotes refer to the two banks as one merged entity and is called the "bank."

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

B. TRUST ASSETS - Assets of the trust department, other than cash on deposit, are not included in these financial statements because they are not assets of the Bank.

C. INVESTMENT SECURITIES - Prior to January 1, 1994, the Bank reported all of its investment debt securities as securities which the Bank had the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security. The investment marketable equity securities are carried at the lower of cost or market value.

     Effective January 1, 1994, the Bank adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Bank divided its securities holdings between the following three categories:

          SECURITIES HELD TO MATURITY - Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 2
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          SECURITIES AVAILABLE FOR SALE - Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the amortized cost of specific securities sold, are included in earnings.

          INVESTMENTS IN GOVERNMENT CORPORATIONS: Securities classified as investments in government corporations are equity securities that do not have readily determinable fair values. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Gains or losses on the sale of these securities are computed on the basis of specific identification of the adjusted cost of each security.

D. LOANS - The allowance for credit losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

     Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, unpaid interest which was accrued in a prior year is charged to the allowance for credit losses, and unpaid interest which was accrued during the current year is reversed to interest income.

     Loan origination and commitment fees are recognized as income when collected and direct origination costs are recognized as expense when incurred. Loan origination and commitment fees and direct loan origination costs are not significant.

     Effective January 1, 1995, the Bank adopted FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan." Statement No. 114 addresses the accounting for impairment of loans by specifying how allowance for credit losses related to certain loans should be determined. The Statement requires that impaired loans be measured based on one of three methods. If the value of the impaired loan is less than the balance of the loan, the bank will include the difference in its allowance for credit losses.


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 3
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

E. BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost less accumulated depreciation. Amortization of leasehold improvements is included in depreciation expense. Depreciation is computed principally on the straight-line method over the following estimated useful lives:

                                                 Years
                                                 -----

       Bank buildings                            15-40
       Furniture and equipment                    5-25
       Vehicles                                   5

F. INVESTMENT IN LIFE INSURANCE CONTRACTS - Investment in life insurance contracts is stated at cash surrender value of various insurance policies. The income on the investment is included in other operating income. Mortality costs are charged to other operating expenses.

G. INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are computed on the liability method as prescribed in FASB Statement No. 109 "Accounting for Income Taxes."

H. AMORTIZATION - Covenant not to compete is amortized over two years, the term of the covenant, using the straight-line method.

I. LEASING ARRANGEMENTS - The Bank, as lessee, leases a branch facility under a lease classified as an operating lease. The Bank, as lessor, leases a portion of its main banking facility under leases classified as operating leases.

J. OFF BALANCE SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

K. PRESENTATION OF CASH FLOWS - For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans, deposits, and federal funds sold are reported net.




(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 4
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NOTE 2 - REORGANIZATION

On February 24, 1995, the Company entered into an Agreement and Plan of Reorganization with Norwest Corporation. The stockholders of the Company will exchange their shares of common stock of Dickinson Bancorporation, Inc. into shares of voting common stock of Norwest Corporation. If the remediation of the parking lot site owned by the Company located in Bowman, North Dakota is not completed to Norwest's satisfaction prior to the effective date of the merger, then a number of shares of Norwest common stock equal to $500,000 will be deposited in an escrow. According to the terms of the agreement, Dickinson Bancorporation, Inc. may not declare a dividend which would reduce its equity below $9.9 million minus the remediation costs.


NOTE 3 - RESTRICTION ON CASH AND DUE FROM BANKS

Based on the type and amount of deposits received, the Banks must maintain an appropriate amount of non-interest bearing cash balances in accordance with Federal Reserve Bank reserve requirements. The total of those reserve requirements was $384,000 as of March 31, 1995.


NOTE 4 - INVESTMENT SECURITIES

Effective January 1, 1994, the Bank adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Bank divided its securities holdings among securities held to maturity, securities available for sale, and investments in government corporations.

The carrying value of investment securities consists of the following:


                                                                     1995            1994
- ------------------------------------------------------------------------------------------------------
   Securities held to maturity, at amortized cost                   $   32,877,965  $   49,524,783
   Securities available for sale, at fair value                         32,168,983      29,011,766
   Investments in government corporations, at cost                         391,800         416,900
- ------------------------------------------------------------------------------------------------------
                                                                    $   65,438,748  $   78,953,449
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------




(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 5
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



SECURITIES HELD TO MATURITY:

Carrying amounts and fair values of securities being held to maturity as of March 31, 1995, and 1994 are summarized as follows:

                                                  Amortized    Unrealized    Unrealized      Market
1995                                              Cost         Gains         Losses          Value
- ----------------------------------------------------------------------------------------------------------
U.S. Government and federal agency
   securities                                   $ 15,790,538 $       -      $    602,882  $   15,187,656
State and municipal securities                     6,132,182        37,967       166,755       6,003,394
Collateralized mortgage obligations               10,955,245         -           816,321      10,138,924
- ----------------------------------------------------------------------------------------------------------
                                                $ 32,877,965 $      37,967  $  1,585,958  $   31,329,974
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

                                                  Amortized    Unrealized    Unrealized      Market
1994                                              Cost         Gains         Losses          Value
- ---------------------------------------------------------------------------------------------------------
U.S. Government and federal agency
   securities                                   $ 31,636,844 $     135,588  $    283,217  $   31,489,215
Mortgage-backed pass-through
   securities                                      3,466,392       159,688        17,451       3,608,629
State and municipal securities                     6,493,242       131,208       119,617       6,504,833
Collateralized mortgage obligations                7,928,305        -            292,662       7,635,643
- ----------------------------------------------------------------------------------------------------------
                                                $ 49,524,783 $     426,484  $    712,947  $   49,238,320
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

The amortized cost and fair value of securities being held to maturity as of March 31, 1995, by contractual maturity are shown below.

                                                                             Amortized       Market
                                                                             Cost            Value
- ----------------------------------------------------------------------------------------------------------
Due in one year or less                                                    $      401,542  $      401,737
Due after one year through five years                                          17,293,661      16,753,139
Due after five years through ten years                                          5,529,679       5,260,331
Due after ten years                                                             9,653,083       8,914,767
- ----------------------------------------------------------------------------------------------------------
                                                                           $   32,877,965  $   31,329,974
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------


(continued on next page)

                                      F-14


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 6
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE:

Carrying amounts and fair values of securities available for sale as of March
31, 1995 and 1994 are summarized as follows:


                                                  Amortized    Unrealized    Unrealized      Market
1995                                              Cost         Gains         Losses          Value
- ---------------------------------------------------------------------------------------------------------
U.S. Government and federal agency
   securities                                   $ 20,921,362 $      53,862 $    335,598  $   20,639,626
Mortgage-backed pass-through
   securities                                      4,227,676        98,451      262,566       4,063,561
Collateralized mortgage obligations                7,995,181         2,252      531,637       7,465,796
- ---------------------------------------------------------------------------------------------------------
                                                $ 33,144,219 $     154,565 $  1,129,801  $   32,168,983
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

                                                  Amortized    Unrealized    Unrealized      Market
1994                                              Cost         Gains         Losses          Value
- ---------------------------------------------------------------------------------------------------------

U.S. Government and federal agency
   securities                                   $ 23,842,514 $     200,771 $    437,815  $   23,605,470
Mortgage-backed pass-through
   securities                                      2,162,227        19,082      240,563       1,940,746
Collateralized mortgage obligations                3,586,757           199      121,406       3,465,550
- ----------------------------------------------------------------------------------------------------------
                                                $ 29,591,498 $     220,052 $    799,784  $   29,011,766
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------


The amortized cost and fair value of debt securities available for sale as of March 31, 1995, by contractual maturity are shown below.




                                                                             Amortized       Market
                                                                             Cost            Value

- ----------------------------------------------------------------------------------------------------------
Due in one year or less                                                    $      500,000  $      496,094
Due after one year through five years                                          21,822,887      21,541,396
Due after five years through ten years                                          1,024,203         950,604
Due after ten years                                                             9,797,129       9,180,889
- ----------------------------------------------------------------------------------------------------------

                                                                           $   33,144,219  $   32,168,983
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

There were no sales of investment securities for the three months ended March 31, 1995. Proceeds from the sales of securities during the three months ended March 31, 1994 were $3,254,938, resulting in a loss of $5,978.

(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 7
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited



INVESTMENTS IN GOVERNMENT CORPORATIONS:

The cost of investments in government corporations as of March 31, 1995, and 1994 is summarized as follows:



                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Federal Home Loan Bank stock                                               $      238,300  $      261,100
Federal Reserve Bank stock                                                        151,800         151,800
Farmer Mac stock                                                                    1,700           4,000
- ----------------------------------------------------------------------------------------------------------
                                                                           $      391,800  $      416,900
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

Investment securities with a market value of approximately $27,797,000 and $21,145,000 at March 31, 1995, and 1994, were pledged as collateral on public deposits, trust activities, notes payable and for other purposes as required or permitted by law.

During the three months ended March 31, 1995, securities with a carrying value of approximately $8,816,000 and a net unrealized loss of approximately $37,000 were transferred from securities held to maturity to securities available for sale. The securities were transferred in connection with the merger of Liberty National Bank & Trust Company and the First National Bank of Bowman as of January 1, 1995.


NOTE 5 - LOANS

The Bank originates commercial, commercial real estate, agricultural, consumer, and residential real estate loans primarily in western North Dakota, northwestern South Dakota, and southeastern Montana. Most residential real estate loans are sold on the secondary market. The Bank requires collateral with values exceeding loaned amounts on real estate loans. The amount of collateral obtained, if deemed necessary, by the Bank for other types of loans is based upon management's credit evaluation of the borrower. Collateral held varies but includes accounts receivable, inventory, and property and equipment. The bank grants certain loans on an unsecured basis.

Credit card loans are originated throughout the Bank's service area and are substantially unsecured.




(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 8
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

The composition of loans as of March 31, 1995 and 1994 is as follows:

                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Agricultural                                                               $   17,897,008  $   15,327,638
Commercial                                                                     13,302,094      12,661,322
Real estate                                                                     9,150,834       7,792,478
Consumer                                                                        7,960,082       7,815,278
Credit card                                                                       946,542         835,365
Overdrafts                                                                         37,807          15,794
- ----------------------------------------------------------------------------------------------------------
   Total loans                                                                 49,294,367      44,447,875
Allowance for possible loan losses                                              1,316,846       1,246,570
- ----------------------------------------------------------------------------------------------------------

   Total loans, net                                                        $   47,977,521  $   43,201,305
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------


Non-accruing and restructured loans totaled $198,000 and $151,000 at March 31, 1995, and 1994, which had the effect of reducing interest income by $6,000 and $2,000 for the three months ended March 31, 1995, and 1994.


NOTE 6 - ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the three months ended March 31, 1995 and 1994 are as follows:


                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Balance, January 1                                                         $    1,306,008  $    1,235,512

Credits charged off                                                                (4,124)             (2)
Recoveries                                                                         14,962           8,060
- -----------------------------------------------------------------------------------------------------------
   Net recoveries                                                                  10,838           8,058
- -----------------------------------------------------------------------------------------------------------

Provision for credit losses, net                                                   -                3,000
- ----------------------------------------------------------------------------------------------------------

Balance, March 31                                                          $    1,316,846  $    1,246,570
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------




(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 9
- ---------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
NOTE 7 - BANK PREMISES AND EQUIPMENT

The major classes of bank premises and equipment and the total accumulated depreciation as of March 31, 1995 and 1994 are as follows:



                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------

Bank buildings                                                             $    1,881,569  $    1,877,988
Furniture and equipment                                                         1,748,719       2,098,677
- ----------------------------------------------------------------------------------------------------------
                                                                                3,630,288       3,976,665
Less accumulated depreciation                                                   2,250,071       2,468,480
- ----------------------------------------------------------------------------------------------------------

                                                                           $    1,380,217  $    1,508,185
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

Depreciation expense totaled $57,428 and $83,950 for the three months ended March 31, 1995, and 1994.


NOTE 8 - INTANGIBLE ASSETS

Intangible assets consist of covenant not to compete of $400,000 net of accumulated amortization of $300,000 as of March 31, 1995 and $100,000 as of March 31, 1994. The covenant not to compete relates to the purchase of the First National Bank of Bowman and is being amortized over 2 years, the term of the covenant. Amortization expense totaled $50,000 for the three months ended March 31, 1995 and 1994.


NOTE 9 - DEPOSITS

The composition of deposits as of March 31, 1995 and 1994 is as follows:

                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Demand                                                                     $   11,597,641  $   12,954,402
NOW accounts                                                                   40,777,546      49,716,152
Savings                                                                         8,267,063      10,289,338
Time, $100,000 and over                                                         9,790,874       7,026,889
Other time                                                                     38,776,391      35,704,608
- ----------------------------------------------------------------------------------------------------------

   Total deposits                                                          $  109,209,515  $  115,691,389
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------




(continued on next page)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 10
- ----------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


NOTE 10 - NOTES PAYABLE

                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Advance payable to Federal Home Loan Bank, principal
   due at maturity, interest due monthly at 6.516%
   due March 28, 2003, secured by investment securities                    $      167,791  $      174,177

Notes payable to unrelated bank, principal due annually,
   interest due semi-annually at bank's base rate, due March
   21, 2005, secured by stock of Liberty Bank & Trust, N.A.                     3,250,000       4,000,000

Advance payable to Federal Reserve Bank of Minneapolis,
   paid in full in 1994                                                                           800,000
- ----------------------------------------------------------------------------------------------------------

                                                                           $    3,417,791  $    4,974,177
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

Aggregate maturities of notes payable are as follows: 1996 - $339,726; 1997 - $340,952; 1998 - $341,687; 1999 - $342,494; 2000 - $343,378.


NOTE 11 - INCOME TAXES

The consolidated provision for income taxes for the three months ended March 31, 1995, and 1994, consisted of the following:

                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Currently paid or payable                                                  $      171,000  $      199,000
Deferred income taxes, net                                                          2,000         (22,000)
- ----------------------------------------------------------------------------------------------------------

                                                                           $      173,000  $      177,000
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------





(continued on next page)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 11
- ----------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

A reconciliation of the expected provision for income taxes computed at 34% to the provision for income tax included in the statements of income for the three months ended March 31, 1995, and 1994, is as follows:

                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
Taxes at statutory federal income tax rate                                 $      163,000  $      161,000
State income taxes, net of federal income
   tax benefit                                                                     26,000          28,000
Tax exempt interest                                                               (26,000)        (31,000)
Officer life insurance                                                             (5,000)         (5,000)
Push down accounting amortization                                                  15,000          24,000
- ----------------------------------------------------------------------------------------------------------

                                                                           $      173,000  $      177,000
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

The components of deferred income taxes are principally related to allowance for loan losses, depreciation, discount accretion, salary continuation payable, and unrealized loss on securities available for sale. The deferred income tax benefit in the accompanying balance sheets include the following components as of March 31, 1995, and 1994:



                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
   Deferred tax assets                                                     $      546,000  $      403,000
   Deferred tax liabilities                                                       155,000         159,000
- ----------------------------------------------------------------------------------------------------------

   Net deferred income tax benefit                                         $      391,000  $      244,000
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

NOTE 12 - EMPLOYEE BENEFIT PLANS

The Bank has a profit sharing plan covering substantially all employees. The annual contribution to the plan is determined by the Bank. The Bank makes an accrual for the plan contribution based on the anticipated contribution. The contribution expense totaled approximately $6,000 and $8,000 for the three months ended March 31, 1995, and 1994.

Liberty National Bank & Trust Company has entered into a salary continuation agreement with a former employee whereby the Bank will pay the former employee monthly benefits until December 1995. The Bank has also entered into a salary continuation agreement with an officer whereby the Bank will pay the officer monthly benefits upon retirement. The agreement with the officer includes a death benefit whereby the Bank will pay the officer's beneficiary monthly payments upon the officer's death. The Bank has life insurance policies in place to provide the funding for these benefits. The Bank is accruing the cost of providing these post-retirement benefits over the period from the date of the agreement to the date the employee obtains full eligibility.

(continued on next page)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 12
- ----------------------------------------------------
   (See Independent Accountant's Report) Unaudited

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NOTE 13 - SUPPLEMENTAL DISCLOSURES RELATED TO STATEMENTS OF
            CASH FLOWS

Supplemental disclosure of cash flow information:

                                                                             1995            1994
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
Cash payments for:
   Interest                                                                $      908,332  $    1,109,438
   Income taxes                                                                   201,703          96,121

Supplemental schedule of noncash investing and
   financing activities:
       Net change in unrealized loss on
          securities available for sale                                          (532,275)        579,735
       Deferred tax effect of unrealized loss on
          securities available for sale                                           198,121        (217,399)


NOTE 14 - TRANSACTIONS WITH DIRECTORS AND OFFICERS

The Bank has entered into banking transactions with its directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders. Such transactions were made in the ordinary course of business on substantially the same terms and conditions including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties was approximately $35,000 and $106,000 as of March 31, 1995, and 1994.


NOTE 15 - LEASE COMMITMENTS AND RENTAL EXPENSE

The Company leases office space for a branch location under a lease classified as an operating lease, which expires in 1998. The lease also requires the Company to pay its pro-rata share of utility and maintenance expenses.





(continued on next page)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 13
- -----------------------------------------------------
   (See Independent Accountant's Report) Unaudited


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

The total minimum rental commitment as of March 31, 1995 under the lease mentioned above is as follows:

   1996                                              $       20,186
   1997                                                      20,186
   1998                                                      20,186
   1999                                                      11,775
 -------------------------------------------------------------------------------
                                                     $       72,333
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Rental expense included in the statements of income totaled $5,578 and $6,249 for the three months ended March 31, 1995, and 1994.


NOTE 16 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank has entered into lines of credit to extend credit to customers as long as there is no violation of any condition established in the contract and as long as the Bank does not in good faith deem itself insecure under the contract. Lines of credit generally have fixed expiration dates. Since some of the lines are expected to expire without being drawn upon, the total of the lines does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer, and is consistent with that required for a loan. Lines of credit totaled approximately $11,597,000 at March 31, 1995.

For credit card loans, the Bank establishes a credit limit for each card holder. By agreement, the Bank can terminate the credit limit at any time for any reason. The total credit limit in excess of disbursed amounts was approximately $3,822,000 at March 31, 1995.

As of March 31, 1995, the Bank has issued irrevocable letters of credit totaling approximately $100,000, of which no advances on the letters of credit have been funded. Credit and collateral policies are consistent with lending policies.





                            #     #     #     #     #

                         DICKINSON BANCORPORATION, INC.
                                AND SUBSIDIARIES
                             DICKINSON, NORTH DAKOTA

                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993
                      WITH INDEPENDENT ACCOUNTANT'S REPORT

[Eide Helmeke PLLP Letterhead]



                         INDEPENDENT ACCOUNTANT'S REPORT



The Board of Directors
Dickinson Bancorporation, Inc.
Dickinson, North Dakota

We have audited the consolidated balance sheet of Dickinson Bancorporation, Inc. and subsidiaries as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, the financial position of Dickinson Bancorporation, Inc. and subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated balance sheet of Dickinson Bancorporation, Inc. as of December 31, 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1993 and 1992 were not audited by us and, accordingly, we do not express an opinion on them.

As discussed in Note 3 to the financial statements, the Company changed its method of accounting for certain investments in debt and equity securities in 1994.



/s/ Eide Helmeke PLLP
- ---------------------


April 28, 1995
Bismarck, North Dakota

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1994, AND 1993
(See Independent Accountant's Report)


                                                                     1994                      1993
                                                                     (Audited)                 (Unaudited)
- --------------------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks (Note 3)                                    $      5,628,844           $    6,737,980
Federal funds sold                                                         2,800,000                4,350,000
Investment securities (Note 4)                                            66,208,943               78,392,895
Loans, net (Notes 5 and 6)                                                48,178,256               41,160,385
Bank premises and equipment, net (Note 7)                                  1,437,645                1,584,939
Interest receivable                                                        1,652,526                1,595,329
Investment in life insurance contracts                                       832,434                  732,159
Deferred income tax benefit (Note 11)                                        591,000                    5,000
Intangible assets (Note 8)                                                   150,000                  350,000
Other assets                                                                 250,378                   66,579
- -------------------------------------------------------------------------------------------------------------

                                                                    $    127,730,026           $  134,975,266
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Deposits (Note 9)                                                $    111,442,563           $  114,443,126
   Notes payable (Note 10)                                                 3,419,443                7,269,343
   Federal funds purchased and securities sold
      under agreements to repurchase                                       2,249,074                2,787,112
   Accrued expenses and other liabilities                                  1,223,379                1,623,387
   Income taxes payable                                                      354,051                  173,085
- -------------------------------------------------------------------------------------------------------------
      Total liabilities                                                  118,688,510              126,296,053
- -------------------------------------------------------------------------------------------------------------

Stockholders' Equity:
   Common stock, $1 par value; 50,000 shares authorized;
      issued 2,116 in 1994, 3,501 in 1993                                      2,116                    3,501
   Capital surplus                                                         4,532,614                8,650,402
   Retained earnings                                                       5,405,345                4,229,083
   Treasury stock, 1,433 shares                                                                    (4,203,773)
   Unrealized loss on securities available for
      sale, net                                                             (898,559)
- -------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                           9,041,516                8,679,213
- -------------------------------------------------------------------------------------------------------------

                                                                    $    127,730,026           $  134,975,266
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
(See Independent Accountant's Report)

                                                            1994                1993                1992
                                                            (Audited)           (Unaudited)         (Unaudited)
- ---------------------------------------------------------------------------------------------------------------
INTEREST INCOME:

   Interest and fees on loans                               $ 4,339,514         $ 3,196,915         $ 3,041,588
   Interest and dividends on investment securities:
     U.S. Government and agency securities                    3,420,284           2,767,627           2,559,321
     State and municipal securities                             355,209             383,804             354,429
     Other debt securities                                        2,110              28,018              43,019
     Equity securities                                           36,309              20,868              26,193
   Interest on federal funds sold                                76,285              48,722              42,424
   Interest on deposits in banks                                                     15,335              41,384
- ---------------------------------------------------------------------------------------------------------------
          Total interest income                               8,229,711           6,461,289           6,108,358
- ---------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE:
   Interest on deposits                                       2,887,453           2,036,577           2,153,022
   Interest on notes payable                                    313,851             365,996             313,838
   Interest on federal funds purchased and securities
     sold under agreements to repurchase                         38,699              24,213              22,735
  Interest on other borrowed funds                               40,215              14,542              14,457
- ---------------------------------------------------------------------------------------------------------------
          Total interest expense                              3,280,218           2,441,328           2,504,052
- ---------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                           4,949,493           4,019,961           3,604,306

PROVISION FOR CREDIT LOSSES (NOTE 6)                              8,000            (300,000)           (300,000)
- ---------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER PROVISION FOR
   CREDIT LOSSES                                              4,941,493           4,319,961           3,904,306
- ---------------------------------------------------------------------------------------------------------------

OTHER INCOME:
   Income from insurance contracts                              104,018              62,195              24,487
   Income from fiduciary activities                             294,088             246,000             241,537
   Service charges on deposit accounts                          386,830             301,270             299,290
   Other service charges and fees                               281,447             142,062              72,993
   Other income                                                 145,070              28,344              67,754
- ---------------------------------------------------------------------------------------------------------------
          Total other income                                  1,211,453             779,871             706,061
- ---------------------------------------------------------------------------------------------------------------

OTHER EXPENSES:
   Salaries and employee benefits                             1,945,115           1,635,706           1,399,793
   Occupancy and equipment expenses                             596,990             413,958             365,924
   Net investment securities losses                             161,811              13,271              73,124
   Other expenses                                             1,584,768           1,223,841             960,466
- ---------------------------------------------------------------------------------------------------------------
          Total other expenses                                4,288,684           3,286,776           2,799,307
- ---------------------------------------------------------------------------------------------------------------

(CONTINUED ON NEXT PAGE)

CONSOLIDATED STATEMENTS OF INCOME - page 2
(See Independent Accountant's Report)

                                                            1994                1993                1992
                                                            (Audited)           (Unaudited)         (Unaudited)
- ---------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                    1,864,262         1,813,056           1,811,060

PROVISION FOR INCOME TAXES (NOTE 11)                            688,000           623,000             597,000
- -------------------------------------------------------------------------------------------------------------
NET INCOME                                                  $ 1,176,262       $ 1,190,056         $ 1,214,060
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
(See Independent Accountant's Report)


- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          UNREALIZED
                                                                                                          LOSS ON
                                                                                                          SECURITIES
                                                            COM-                                          AVAILABLE
                                                            MON     CAPITAL     RETAINED    TREASURY      FOR SALE,
                                                            STOCK   SURPLUS     EARNINGS    STOCK         NET          TOTAL
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
   1991 (UNAUDITED):                                       $ 3,434 $ 8,973,187 $ 1,824,967 $  (4,203,773)$            $   6,597,815
   Issuance of common stock                                     20      26,600                                               26,620
   Settlement of purchase
      price of 1,082 shares
      of capital stock of
      Liberty National
      Bank & Trust Company                                            (422,573)                                            (422,573)
   Net income                                                                    1,214,060                                1,214,060
- ------------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31,
   1992 (UNAUDITED):                                         3,454   8,577,214   3,039,027    (4,203,773)                 7,415,922
   Issuance of common stock                                     47      73,188                                               73,235
   Net income                                                                    1,190,056                                1,190,056
- ------------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31,
   1993 (UNAUDITED):                                         3,501   8,650,402   4,229,083    (4,203,773)                 8,679,213
   Issuance of common stock                                     50      86,550                                               86,600
   Redemption of common
      stock                                                 (1,435) (4,204,338)                4,203,773                     (2,000)
   Cumulative effect of
      change in accounting
      for certain investments
      in debt and equity
      securities as of
      January 1, 1994                                                                                          42,139        42,139
   Net change in unrealized
      loss on securities
      available for sale,
      net of deferred tax
      effect                                                                                                 (940,698)     (940,698)
   Net income                                                                    1,176,262                                1,176,262
- ------------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER
   31, 1994 (AUDITED)                                      $ 2,116 $ 4,532,614 $ 5,405,345 $      -      $   (898,559)$   9,041,516
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
(See Independent Accountant's Report)


- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                            1994          1993         1992
                                                                                            (AUDITED)    (UNAUDITED)  (UNAUDITED)
- ------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                              $   1,176,262 $  1,190,056 $   1,214,060
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Provision for credit losses                                                               8,000     (300,000)     (300,000)
         Net investment securities losses                                                        161,811       13,271        73,124
         Depreciation and amortization                                                           473,062      273,774       215,069
         Accretion of investment security
             premiums and discounts                                                              492,512      325,101       172,283
         Income from insurance contracts, net
             of mortality costs                                                                 (100,275)     (59,085)      (21,404)
         Provision for deferred income taxes                                                      23,000      138,000        85,300
         (Increase) decrease in interest
             receivable                                                                          (57,197)     555,866        65,397
         (Increase) decrease in other assets                                                    (183,847)      41,545         3,554
         (Decrease) increase in accrued expenses
             and other liabilities                                                              (400,008)     293,656      (152,878)
         Increase (decrease) in income taxes
             payable                                                                             180,966     (312,806)      269,893
- ------------------------------------------------------------------------------------------------------------------------------------
             Net cash provided by
               operating activities                                                            1,774,286    2,159,378     1,624,398
- ------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from interest bearing deposits
      with banks, net                                                                                         382,000
   Federal funds sold, net                                                                     1,550,000   (1,050,000)    5,445,000
   Proceeds from investment securities                                                        27,627,385   24,527,857    19,167,982
   Purchases of investment securities                                                        (17,605,267) (26,174,206)  (31,613,473)
   Net (increase) decrease in loans                                                           (7,025,871)   4,775,224     2,101,048
   Purchases of bank premises and equipment                                                     (125,768)    (371,442)     (134,437)
   Payment for intangible assets                                                                             (400,000)
   Payment for purchase of First National Bank                                                             (4,058,429)
   Cash acquired in purchase of First National Bank                                                         2,011,542
- ------------------------------------------------------------------------------------------------------------------------------------
             Net cash provided by (used in)
               investing activities                                                            4,420,479     (357,454)   (5,033,880)
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

CONSOLIDATED STATEMENTS OF CASH FLOWS -
   page 2
(See Independent Accountant's Report)


- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                            1994          1993         1992
                                                                                            (AUDITED)    (UNAUDITED)  (UNAUDITED)
- ------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in deposits                                                        (3,000,563)    (589,002)    2,806,009
   Proceeds from notes payable                                                                              4,180,000
   Payments on notes payable                                                                  (3,849,900)    (192,538)     (452,893)
   Net (decrease) increase in federal funds purchased
      and securities sold under agreements to
      repurchase                                                                                (538,038)     343,260     2,142,810
   Payment of payable to former affiliate                                                                  (1,933,333)
   Issuance of common stock                                                                       86,600       73,235        26,620
   Redemption of common stock                                                                     (2,000)
- ------------------------------------------------------------------------------------------------------------------------------------
             Net cash provided by (used in)
               financing activities                                                           (7,303,901)   1,881,622     4,522,546
- ------------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND DUE
   FROM BANKS                                                                                 (1,109,136)   3,683,546     1,113,064

CASH AND DUE FROM BANKS, BEGINNING
   OF YEAR                                                                                     6,737,980    3,054,434     1,941,370
- ------------------------------------------------------------------------------------------------------------------------------------

CASH AND DUE FROM BANKS, END
   OF YEAR                                                                                 $   5,628,844 $  6,737,980 $   3,054,434
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

DICKINSON BANCORPORATION, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
(Information for the years ended December 31, 1993 and 1992 is unaudited)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES


A. ORGANIZATION AND PRINCIPLES OF CONSOLIDATION - Dickinson Bancorporation, Inc. (Company) owns 100% of the outstanding shares of Liberty National Bank & Trust Company of Dickinson, North Dakota and the First National Bank of Bowman, North Dakota. The financial statements include the operations of the First National Bank since the bank was purchased on September 20, 1993. On January 1, 1995, First National Bank was merged with Liberty National Bank & Trust Company and assumed the name Liberty Bank & Trust, N.A. The following footnotes refer to the two banks as one merged entity and is called the "bank."

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

B. TRUST ASSETS - Assets of the trust department, other than cash on deposit, are not included in these financial statements because they are not assets of the Bank.

C. INVESTMENT SECURITIES - Prior to January 1, 1994, the Bank reported all of its investment debt securities as securities which the Bank had the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security.

   Effective January 1, 1994, the Banks adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Bank divided its securities holdings among the following three categories:

   SECURITIES HELD TO MATURITY - Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

   SECURITIES AVAILABLE FOR SALE - Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the amortized cost of specific securities sold, are included in earnings.

(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 2
- ---------------------------------------------------
(Information for the years ended December 31, 1993 and 1992 is unaudited)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

   INVESTMENTS IN GOVERNMENT CORPORATIONS: Securities classified as investments in government corporations are equity securities that do not have readily determinable fair values. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Gains or losses on the sale of these securities are computed on the basis of specific identification of the adjusted cost of each security.

D. LOANS - The allowance for credit losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

   Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, unpaid interest which was accrued in a prior year is charged to the allowance for credit losses, and unpaid interest which was accrued during the current year is reversed to interest income.

   Loan origination and commitment fees are recognized as income when collected and direct origination costs are recognized as expense when incurred. Loan origination and commitment fees and direct loan origination costs are not significant.

   Effective January 1, 1995, the Bank adopted FASB Statement No. 114 "Accounting by Creditors for Impairment of a Loan." Statement No. 114 addresses the accounting for impairment of loans by specifying how allowance for credit losses related to certain loans should be determined. The Statement requires that impaired loans be measured based on one of three methods. If the value of the impaired loan is less than the balance of the loan, the bank will include the difference in its allowance for credit losses.

E. BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost less accumulated depreciation. Amortization of leasehold improvements is included in depreciation expense. Depreciation is computed principally on the straight-line method over the following estimated useful lives:

                                                                       Years
                                                                       -----

         Bank buildings                                                15-40
         Furniture and equipment                                        5-25
         Vehicles                                                       5


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 3
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
F. INVESTMENT IN LIFE INSURANCE CONTRACTS - Investment in life insurance contracts is stated at cash surrender value of various insurance policies.
   The income on the investment is included in other operating income. Mortality costs are charged to other operating expenses.

G. INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are computed on the liability method as prescribed in FASB Statement No. 109 "Accounting for Income Taxes."

H. AMORTIZATION - Covenant not to compete is amortized over two years, the term of the covenant, using the straight-line method.

I. LEASING ARRANGEMENTS - The Bank, as lessee, leases a branch facility under a lease classified as an operating lease. The Bank, as lessor, leases a portion of its main banking facility under a lease classified as an operating lease.

J. OFF BALANCE SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

K. PRESENTATION OF CASH FLOWS - For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans, deposits, interest bearing deposits with banks, federal funds sold, federal funds purchased, repurchase agreements, and other borrowed funds are reported net.


NOTE 2 - SUBSEQUENT EVENT

On February 24, 1995, the Company entered into an Agreement and Plan of Reorganization with Norwest Corporation. The stockholders of the Company will exchange their shares of common stock of Dickinson Bancorporation, Inc. into shares of voting common stock of Norwest Corporation. If the remediation of the parking lot site owned by the Company located in Bowman, North Dakota is not completed to Norwest's satisfaction prior to the effective date of the merger, then Norwest Corporation stock equal to $500,000 will be deposited in an escrow account. According to the terms of the agreement, Dickinson Bancorporation, Inc. may not declare a dividend which would reduce its equity below $9.9 million minus the remediation costs.

(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 4
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NOTE 3 - RESTRICTION ON CASH AND DUE FROM BANKS

Based on the type and amount of deposits received, the Banks must maintain an appropriate amount of non-interest bearing cash balances in accordance with Federal Reserve Bank reserve requirements. The total of those reserve requirements was approximately $459,000 and $485,000 at December 31, 1994, and 1993.


NOTE 4 - INVESTMENT SECURITIES

DECEMBER 31, 1994:

Effective January 1, 1994, the Bank adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Bank divided its securities holdings among securities held to maturity, securities available for sale, and investments in government corporations.

The carrying value of investment securities as of December 31, 1994 consists of the following:


   Securities held to maturity, at amortized cost                                                                     $  41,845,355
   Securities available for sale, at fair value                                                                          23,948,988
   Investments in government corporations, at cost                                                                          414,600
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      $  66,208,943
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


SECURITIES HELD TO MATURITY:

Carrying amounts and fair values of securities being held to maturity as of December 31, 1994 are summarized as follows:


                                                                                AMORTIZED   UNREALIZED    UNREALIZED   MARKET
                                                                                COST        GAINS         LOSSES       VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
U.S. Government and federal
   agency securities                                                          $ 20,085,682 $         937 $  1,057,713 $  19,028,906
Mortgage-backed pass-through
   securities                                                                    2,826,366        63,340       44,555     2,845,151
State and municipal securities                                                   6,235,024        28,229      321,416     5,941,837
Collateralized mortgage obligations                                             12,698,283           976    1,147,186    11,552,073
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                              $ 41,845,355 $      93,482 $  2,570,870 $  39,367,967
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 5
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

The amortized cost and fair value of securities being held to maturity as of December 31, 1994, by contractual maturity are shown below.


                                                                                                          AMORTIZED    MARKET
                                                                                                          COST         VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                                                  $  2,300,075 $   2,294,518
Due after one year through five years                                                                      21,078,824    20,093,176
Due after five years through ten years                                                                      5,138,202     4,720,327
Due after ten years                                                                                        13,328,254    12,259,946
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         $ 41,845,355 $  39,367,967
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


SECURITIES AVAILABLE FOR SALE:

Carrying amounts and fair values of securities available for sale as of December 31, 1994 are summarized as follows:


                                                                                AMORTIZED   UNREALIZED    UNREALIZED   MARKET
                                                                                COST        GAINS         LOSSES       VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
U.S. Government and federal
   agency securities                                                           $17,452,474 $         340 $    621,495 $  16,831,319
Mortgage-backed pass-through
   securities                                                                    1,551,686         5,225      253,866     1,303,045
Collateralized mortgage obligations                                              6,450,039                    635,415     5,814,624
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                               $25,454,199 $       5,565    1,510,776 $  23,948,988
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


The amortized cost and fair value of debt securities available for sale as of December 31, 1994, by contractual maturity are shown below.


                                                                                                         AMORTIZED    MARKET
                                                                                                         COST         VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
Due after one year through five years                                                                    $ 17,452,774 $  16,831,319
Due after ten years                                                                                         1,026,984       933,487
Due after ten years                                                                                         6,974,441     6,184,182
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         $ 25,454,199 $  23,948,988
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 6
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------

Proceeds from the sale of securities during the year ended December 31, 1994 were $15,357,727, resulting in a loss of $161,811.

INVESTMENTS IN GOVERNMENT CORPORATIONS:

The cost of investments in government corporations as of December 31, 1994 are summarized as follows:


Federal Home Loan Bank stock                                                                                          $     261,100
Federal Reserve Bank stock                                                                                                  151,800
Farmer Mac stock                                                                                                              1,700
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      $     414,600
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


Investment securities with a market value of approximately $29,886,000 at December 31, 1994, were pledged as collateral on public deposits, trust activities, notes payable, and for other purposes as permitted or required by law.

DECEMBER 31, 1993:

The amortized cost and estimated market values of investments in debt and equity securities are as follows:


                                                                                AMORTIZED   UNREALIZED    UNREALIZED   MARKET
                                                                                COST        GAINS         LOSSES       VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
DEBT SECURITIES
U.S. Government and federal
   agency securities                                                           $48,084,160 $     942,190 $    440,884 $  48,585,466
Mortgage-backed pass-through
   securities                                                                    6,190,714       201,129      285,912     6,105,931
State and municipal securities                                                   6,652,036       227,385       34,105     6,845,316
Collateralized mortgage obligations                                             17,049,085        46,923      134,090    16,961,918
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                77,975,995     1,417,627      894,991    78,498,631
EQUITY SECURITIES
Investments in government corporations                                             416,900            -             -       416,900
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                               $78,392,895 $   1,417,627 $    894,991 $  78,915,531
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 7
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------

The maturities of debt securities as of December 31, 1993, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                                          AMORTIZED    MARKET
                                                                                                          COST         VALUE
- ------------------------------------------------------------------------------------------------------------------------------------

Due in one year or less                                                                                  $  9,717,447 $   9,778,653
Due after one year through five years                                                                      40,700,071    41,336,709
Due after five years through ten years                                                                      8,353,344     8,499,457
Due after ten years                                                                                        19,205,133    18,883,812
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         $ 77,975,995 $  78,498,631
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


Investment securities with a market value of approximately $20,955,000 at December 31, 1993, were pledged as collateral on public deposits, trust activities, notes payable, and for other purposes as permitted or required by law.

Proceeds from the sales of debt securities during the years ended December 31, 1993 were 4,961,971, resulting in a loss of $13,271.


NOTE 5 - LOANS

The Banks originate commercial, commercial real estate, agricultural, consumer and residential real estate loans primarily in western North Dakota, northwestern South Dakota and southeastern Montana. Most residential real estate loans are sold on the secondary market. The Bank requires collateral with values exceeding loaned amounts on real estate loans. The amount of collateral obtained, if deemed necessary, by the Bank for other types of loans is based upon management's credit evaluation of the borrower. Collateral held varies but includes accounts receivable, inventory, and property and equipment. The Bank grants certain loans on an unsecured basis.

Credit card loans are originated throughout the Banks' service area and are substantially unsecured.


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 8
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------


The composition of loans is as follows:

                                                                                                          1994         1993
- ------------------------------------------------------------------------------------------------------------------------------------
Agricultural                                                                                             $ 18,806,860 $  14,292,474
Commercial                                                                                                 12,551,092    10,868,595
Real estate                                                                                                 8,781,795     8,308,965
Consumer                                                                                                    8,209,269     8,001,556
Credit card                                                                                                 1,075,152       892,935
Overdrafts                                                                                                     60,096        31,372
- ------------------------------------------------------------------------------------------------------------------------------------
   Total loans                                                                                             49,484,264    42,395,897
Allowance for possible loan losses                                                                          1,306,008     1,235,512
- ------------------------------------------------------------------------------------------------------------------------------------

   Total loans, net                                                                                      $ 48,178,256 $  41,160,385
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


Non-accruing and restructured loans totaled $134,000 and $120,000 at December 31, 1994, and 1993 which had the effect of reducing interest income $9,000 and $16,000 for the years ended December 31, 1994, and 1993.


NOTE 6 - ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses are as follows:


                                                                                                          1994         1993
- ------------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                                                               $  1,235,512 $   1,332,004

Credits charged off                                                                                           (24,976)      (53,512)
Recoveries                                                                                                     87,472        88,423
- ------------------------------------------------------------------------------------------------------------------------------------
   Net recoveries                                                                                              62,496        34,911
Provision for credit losses, net                                                                                8,000      (300,000)
Changes incident to purchase of First National Bank                                                                         168,597
- ------------------------------------------------------------------------------------------------------------------------------------

Balance, end of year                                                                                     $  1,306,008 $   1,235,512
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 9
- ---------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------

NOTE 7 - BANK PREMISES AND EQUIPMENT

The major classes of bank premises and equipment and the total accumulated depreciation are as follows:


                                                                                                          1994         1993
- ------------------------------------------------------------------------------------------------------------------------------------
Bank buildings                                                                                           $  1,879,943 $   1,876,363
Furniture and equipment                                                                                     1,748,719     2,175,015
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            3,628,662     4,051,378
Less accumulated depreciation                                                                               2,191,017     2,466,439
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         $  1,437,645 $   1,584,939
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


Depreciation expense was $273,062, $223,774 and $215,069 for the years ended December 31, 1994, 1993, and 1992.


NOTE 8 - INTANGIBLE ASSETS

Intangible assets consist of covenant not to compete of $400,000 net of accumulated amortization of $250,000 as of December 31, 1994 and $50,000 as of December 31, 1993. The covenant not to compete relates to the purchase of the First National Bank of Bowman and is being amortized over 2 years, the term of the covenant. Amortization expense totaled $200,000 and $50,000 for the years ended December 31, 1994, and 1993.

NOTE 9 - DEPOSITS

The composition of deposits at December 31, 1994 and 1993 is as follows:


                                                                                                          1994         1993
- ------------------------------------------------------------------------------------------------------------------------------------
Demand                                                                                                   $ 16,709,967 $  15,620,157
NOW accounts                                                                                               43,174,148    46,209,018
Savings                                                                                                     9,003,656    12,635,485
Time, $100,000 and over                                                                                     4,078,712     7,027,486
Other time                                                                                                 38,476,080    32,950,980
- ------------------------------------------------------------------------------------------------------------------------------------

   Total deposits                                                                                        $111,442,563 $ 114,443,126
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 10
- ----------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------

NOTE 10 - NOTES PAYABLE


                                                                                                          1994         1993
- ------------------------------------------------------------------------------------------------------------------------------------
Advance payable to Federal Home Loan Bank, principal
   due at maturity, interest due monthly at 6.516%,
   due March 28, 2003, secured by investment securities                                                  $    169,443 $     175,683

Notes payable to unrelated bank, principal due annually,
   interest due semi-annually at bank's base rate,
   due March 21, 2005, secured by stock of Liberty
   National Bank & Trust Company and the First
   National Bank of Bowman                                                                                  3,250,000     4,000,000

Notes payable to former shareholders of parent, paid in
   full in 1994                                                                                                           3,093,660
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         $  3,419,443 $   7,269,343
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


Aggregate maturities of notes payable are as follows: 1995 - $340,123; 1996 - $340,778; 1997 - $341,497; 1998 - $342,285; 1999 - $343,149.


NOTE 11 - INCOME TAXES

The consolidated provision for income taxes consisted of the following:


                                                                                            1994          1993         1992
- ------------------------------------------------------------------------------------------------------------------------------------
Currently paid or payable                                                                  $     665,000 $    485,000 $     511,700
Deferred income taxes, net                                                                        23,000      138,000        85,300
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                           $     688,000 $    623,000 $     597,000
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 11
- ----------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------

A reconciliation of the expected provision for income taxes computed at 34% to the provision for income tax included in the statements of income for the years ended December 31, 1994, 1993 and 1992 is as follows:


                                                                                            1994          1993         1992
- ------------------------------------------------------------------------------------------------------------------------------------
Taxes at statutory federal income tax rate                                                 $     634,000 $    616,000 $     616,000
State income taxes, net of federal income
   tax benefit                                                                                   112,000       86,000        82,000
Tax exempt interest                                                                             (111,000)    (123,000)     (112,000)
Officers life insurance                                                                          (16,000)      (1,000)       11,000
Push-down accounting amortization                                                                 69,000       45,000        -
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                           $     688,000 $    623,000 $     597,000
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


The components of deferred income taxes are principally related to allowance for loan losses, depreciation, discount accretion, salary continuation payable and unrealized loss on securities available for sale. The deferred income tax benefit in the accompanying balance sheets include the following components as of December 31, 1994, and 1993:



                                                                                                          1994         1993
- ------------------------------------------------------------------------------------------------------------------------------------
   Deferred tax assets                                                                                   $    744,000 $     167,000
   Deferred tax liabilities                                                                                   153,000       162,000
- ------------------------------------------------------------------------------------------------------------------------------------

   Net deferred income tax benefit                                                                       $    591,000 $       5,000
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------



During the year ended December 31, 1993, the Company changed the method of accounting for income taxes to the liability method as prescribed in FASB Statement No. 109 "Accounting for Income Taxes." There was no cumulative effect of this change on years prior to January 1, 1993.


NOTE 12 - EMPLOYEE BENEFIT PLANS

The Banks have profit sharing plans covering substantially all employees. The annual contribution to the plan is determined by the Bank. The Bank makes an accrual for the plan contribution based on the anticipated contribution. The contribution expense was approximately $142,000, $119,000, and $107,000 for the years ended December 31, 1994, 1993, and 1992.


(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 12
- ----------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- --------------------------------------------------------------------------------

Liberty National Bank & Trust Company has entered into a salary continuation agreement with a former employee whereby the Bank will pay the former employee monthly benefits until December 1995. The Bank has also entered into a salary continuation agreement with an officer whereby the Bank will pay the officer monthly benefits upon retirement. The agreement with the officer includes a death benefit whereby the Bank will pay the officer's beneficiary monthly payments upon the officer's death. The Bank has life insurance policies in place to provide the funding for these benefits. The Bank is accruing the cost of providing these post-retirement benefits over the period from the date of the agreement to the date the employee obtains full eligibility.


NOTE 13 - SUPPLEMENTAL DISCLOSURES RELATED TO STATEMENTS OF
             CASH FLOWS

Supplemental disclosure of cash flow information:


                                                                                            1994          1993         1992
- ------------------------------------------------------------------------------------------------------------------------------------
Cash payments for:
   Interest                                                                                $   3,482,486 $  2,383,188 $   2,632,802
   Income taxes                                                                                  527,809      623,514       241,391

Supplemental schedule of noncash investing and
   financing activities:
      Net change in unrealized loss on
         securities available for sale                                                     $   1,507,511 $            $
      Deferred tax effect of unrealized loss
         on securities available for sale                                                       (608,952)
      Retirement of treasury stock                                                             4,203,773
      Settlement of purchase price of 1,082
         shares of capital stock of Liberty
         National Bank & Trust Company                                                                                      422,573



NOTE 14 - TRANSACTIONS WITH DIRECTORS AND OFFICERS


The Bank has entered into banking transactions with its directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders. Such transactions were made in the ordinary course of business on substantially the same terms and conditions including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties was approximately $48,000 and $114,000 at December 31, 1994, and 1993.

(CONTINUED ON NEXT PAGE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - page 13
- ----------------------------------------------------
   (Information for the years ended December 31, 1993 and 1992 is unaudited)


- -------------------------------------------------------------------------------


NOTE 15 - LEASE COMMITMENTS AND RENTAL EXPENSE

The Company leases office space for a branch location under a lease classified as an operating lease, which expires in 1998. The lease also requires the Company to pay its pro-rata share of utility and maintenance expenses.

The total minimum rental commitment as of December 31, 1994 under the lease mentioned above is as follows:


      1995                                                                                               $     20,186
      1996                                                                                                     20,186
      1997                                                                                                     20,186
      1998                                                                                                     16,822
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         $     77,380
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


Rental expense included in the statements of income totaled $24,120, $20,707, and $19,749 for the years ended December 31, 1994, 1993, and 1992.


NOTE 16 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank has entered into lines of credit to extend credit to customers as long as there is no violation of any condition established in the contract and as long as the Bank does not in good faith deem itself insecure under the contract. Lines of credit generally have fixed expiration dates. Since some of the lines are expected to expire without being drawn upon, the total of the lines does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer, and is consistent with that required for a loan. Lines of credit totaled approximately $11,900,000 and $9,100,000 at December 31, 1994, and 1993.

For credit card loans, the Bank establishes a credit limit for each card holder. By agreement, the Bank can terminate the credit limit at any time for any reason. The total credit limit in excess of disbursed amounts was approximately $3,700,000 and $2,700,000 at December 31, 1994, and 1993.

As of December 31, 1994, and 1993 the Bank has issued irrevocable letters of credit totaling approximately $145,000 and $200,000, of which no advances on the letters of credit have been funded. Credit and collateral policies are consistent with lending policies.


                            #     #     #     #     #

                                   APPENDIX A


                      AGREEMENT AND PLAN OF REORGANIZATION
                                       AND
                                 PLAN OF MERGER

                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION



     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 24th day of February, 1995, by and between DICKINSON BANCORPORATION, INC. ("DBI"), a North Dakota corporation, and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into DBI (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of DBI of the par value of $1.00 per share ("DBI Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.  BASIC PLAN OF REORGANIZATION

     (a) MERGER. Subject to the terms and conditions contained herein, a wholly-owned subsidiary of Norwest ("Merger Co.") will be merged by statutory merger with and into DBI pursuant to the Merger Agreement, with DBI as the surviving corporation, in which merger each share of DBI Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined in subparagraph (d) below)(other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing the Adjusted Norwest Shares by the number of shares of DBI Common Stock then outstanding.
The "Adjusted Norwest Shares" shall be a number equal to (i) $15,500,000 minus the Remediation Cost (as defined below) divided by (ii) the Norwest Measurement Price (as defined below); PROVIDED, HOWEVER, that if the Remediation (as defined in paragraph 4(p) hereof) of the parking lot site owned by DBI or any subsidiary of DBI and located in Bowman, North Dakota (the "Bowman Site") is not completed to Norwest's satisfaction prior to the Effective Date of the Merger, then a number of shares of Norwest Common Stock equal to $500,000 divided by the Norwest Measurement Price shall be deducted from the Adusted Norwest Shares that would otherwise be payable to the shareholders of DBI pursuant to this paragraph 1(a) and such shares shall not be paid to the DBI shareholders at closing, but shall instead be deposited in an escrow (the "Escrow"). The Escrow shall be governed by an escrow agreement, with Norwest Bank Minnesota, N. A. Corporate Custody Services as the escrow agent, which escrow agreement shall be entered into within thirty days after the date of this Agreement effective as of the Effective Date of the Merger and which escrow agreement must be acceptable to Norwest in its sole discretion. The shares held in the Escrow shall not be pledged. From time to time, upon notice from Norwest, the escrow agent shall distribute to Norwest the number of escrowed shares equal to the costs of Remediation of the Bowman site actually incurred since the Effective Date of the Merger and the damages caused by the contamination in, on or emanating from the Bowman Site. The Escrow shall terminate three years from the Effective Date of the Merger (as defined in subparagraph (d) below) and the shares of Norwest Common Stock remaining in the Escrow shall be distributed to the former shareholders of DBI; PROVIDED, HOWEVER, that if any claims for costs of Remediation or damages remain unresolved at such time, the Escrow shall not terminate, but all of the shares in excess of the number necessary to pay in full such costs of Remediation or damages shall be distributed to the former shareholders of DBI. Norwest will agree to use its best efforts to make claims relating to the forgoing pursuant to the Escrow Agreement, dated September 21, 1993, between DBI and Bowman Capital Co.; PROVIDED, HOWEVER, that Norwest shall not be obligated to incur any out-of-pocket expense in pursuing such claims, nor shall the making of such a claim be a prerequisite to making a claim under the Escrow. Norwest would be willing to incur out-of-pocket expenses and cooperate in pursuing a claim against the Bowman Capital Co. escrow if Norwest receives an acceptable reimbursement and indemnification agreement with respect to such costs and actions. Any recovery from the Bowman Capital Co. escrow shall be deposited in the Escrow to the extent that it represents a recovery for a claim already paid by the Escrow. The "Norwest Measurement Price" is defined as the average of the closing prices of a share of Norwest Common Stock as reported on the consolidated tape of the New York Stock Exchange during the period of 20 trading days ending on the trading day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement. "Remediation Cost" shall mean an amount equal to (y) the aggregate costs actually incurred prior to the Effective Date of the Merger for Remediation of the Bowman Site as required by paragraph 4(p), minus (z) $15,000.

     (b) NORWEST COMMON STOCK ADJUSTMENTS. If, between the date hereof and the Effective Time of the Merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which a share of DBI Common Stock shall be converted pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of DBI Common Stock shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of DBI Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

     (c) FRACTIONAL SHARES. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the trading day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

     (d) MECHANICS OF CLOSING MERGER. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and Articles of Merger shall be filed with the Secretary of State of the State of North Dakota within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" shall be 11:59 p.m. Dickinson, North Dakota time on the Effective Date of the Merger. At the Effective Time of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into DBI pursuant to the Merger Agreement.

     The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2. REPRESENTATIONS AND WARRANTIES OF DBI. DBI represents and warrants to Norwest as follows:

     (a) ORGANIZATION AND AUTHORITY. DBI is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on DBI and the DBI Subsidiaries (as defined below) taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. DBI is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). DBI has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) DBI'S SUBSIDIARIES. Schedule 2(b) sets forth a complete and correct list of all of DBI's subsidiaries as of the date hereof (individually a "DBI Subsidiary" and collectively the "DBI Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by DBI. No equity security of any DBI Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any DBI Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. section 55 (1982) and the North Dakota Business Corporation Act, all of such shares so owned by DBI are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each DBI Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on
Schedule 2(b), DBI does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) CAPITALIZATION. The authorized capital stock of DBI consists of 50,000 shares of common stock, $1.00 par value, of which, as of the close of business on January 31, 1995, 2146 shares were outstanding and no shares were held in the treasury. The maximum number of shares of DBI Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute DBI Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 2146. All of the outstanding shares of capital stock of DBI have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in
Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating DBI or any DBI Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of DBI or any DBI Subsidiary. Since December 31, 1994, no shares of DBI capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by DBI or any DBI Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of DBI.

     (d) AUTHORIZATION. DBI has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by DBI and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of DBI. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over DBI as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of DBI enforceable against DBI in accordance with their respective terms.

     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by DBI of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by DBI with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of DBI or any DBI Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which DBI or any DBI Subsidiary is a party or by which it may be bound, or to which DBI or any DBI Subsidiary or any of the properties or assets of DBI or any DBI Subsidiary may be subject, or
(ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation, OR, to the best knowledge of DBI, violate any judgment, ruling, order, writ, injunction or decree applicable to DBI or any DBI Subsidiary or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the Merger under North Dakota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by DBI of the transactions contemplated by this Agreement and the Merger Agreement. Neither DBI nor any DBI Subsidiary has adopted any resolution to except any of them from being acquired under the North Dakota Reciprocal Interstate Banking law as provided in Section 6-08.3-11 of the North Dakota Century Code.

     (e) DBI FINANCIAL STATEMENTS. The balance sheets of DBI, of Liberty National Bank and Trust Company and of The First National Bank of Bowman, each as of November 30, 1994, December 31, 1994 and December 31, 1993 and the related statements of profit and loss for the years then ended, and the consolidated balance sheet of DBI and DBI's Subsidiaries as of December 31, 1993 and the related consolidated statements of profit and loss for the year then ended (collectively, the "DBI Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the financial position (consolidated in the case of December 31, 1993) of DBI and DBI's Subsidiaries at the dates and the profit and loss (consolidated in the case of the year ended December 31, 1993) of DBI and DBI's Subsidiaries for the periods stated therein.

     (f) REPORTS. Since December 31, 1989, DBI and each DBI Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "DBI Reports". As of their respective dates, the DBI Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the DBI Reports have been made available to Norwest by DBI.

     (g) PROPERTIES AND LEASES. Except as may be reflected in the DBI Financial Statements and except for any lien for current taxes not yet delinquent, DBI and each DBI Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in DBI's balance sheet as of December 31, 1994 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to DBI or any DBI Subsidiary pursuant to which DBI or such DBI Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by DBI or such DBI Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all DBI's and each DBI Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) TAXES. Each of DBI and the DBI Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of DBI and the DBI Subsidiaries for the fiscal year ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither DBI nor any DBI Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of DBI or any DBI Subsidiary which has not been settled, resolved and fully satisfied. Each of DBI and the DBI Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The DBI Financial Statements as of December 31, 1994, referred to in paragraph 2(e) hereof, include adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of DBI and the DBI Subsidiaries with respect to all periods through the date thereof.

     (i) ABSENCE OF CERTAIN CHANGES. Since December 31, 1994, there has been no change in the business, financial condition or results of operations of DBI or any DBI Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of DBI and the DBI Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     (j) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 2(j), neither DBI nor any DBI Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):


          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by DBI or such DBI Subsidiary);

          (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

          (iii)  any labor contract or agreement with any labor union;

          (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of DBI or any DBI Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, DBI or any DBI Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

          (vi) any lease with annual rental payments aggregating $10,000 or more.

     (k)  LITIGATION AND OTHER PROCEEDINGS.  DBI has furnished Norwest copies of
(i) all attorney responses to the request of the independent auditors for DBI with respect to loss contingencies as of December 31, 1994 in connection with the DBI financial statements, and (ii) a written list of legal and regulatory proceedings filed against DBI or any DBI Subsidiary since said date. There is no pending or, to the best knowledge of DBI, threatened, claim, action, suit, investigation or proceeding against DBI or any DBI Subsidiary nor is DBI or any DBI Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of DBI and the DBI Subsidiaries taken as a whole.

     (l) INSURANCE. DBI and each DBI Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as DBI has owned such DBI Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) COMPLIANCE WITH LAWS. DBI and each DBI Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of DBI or such DBI Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of DBI, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by DBI and each DBI Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither DBI nor any DBI Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of DBI or any DBI Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of DBI and the DBI Subsidiaries taken as a whole.

     (n) LABOR. No work stoppage involving DBI or any DBI Subsidiary is pending or, to the best knowledge of DBI, threatened. Neither DBI nor any DBI Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of DBI or such DBI Subsidiary. Employees of DBI and the DBI Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  MATERIAL INTERESTS OF CERTAIN PERSONS.  Except as set forth on
Schedule 2(o), to the best knowledge of DBI, no officer or director of DBI or any DBI Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of DBI or any DBI Subsidiary.

     Schedule 2(o) sets forth a correct and complete list of any loan from DBI or any DBI Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to DBI's or such DBI Subsidiary's Board of Directors.

     (p)  DBI BENEFIT PLANS.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which DBI or any DBI Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by DBI or any DBI Subsidiary are those set forth on Schedule 2(p)(i) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p)(ii), DBI or the DBI Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. DBI knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(p)(iv), and to the best knowledge of DBI, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of DBI, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to DBI and the DBI Subsidiaries taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(p)(vii), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of DBI or any DBI Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) PROXY STATEMENT, ETC. None of the information regarding DBI and the DBI Subsidiaries supplied or to be supplied by DBI for inclusion in (i) a Registration Statement on Form S-4 and the prospectus included therein to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of DBI Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement included in the Registration Statement to be mailed to DBI's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed and in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), and at the Effective Time of the Merger contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which DBI and the DBI Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.


     (r) REGISTRATION OBLIGATIONS. Except as set forth on Schedule 2(r), neither DBI nor any DBI Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger, to register any of its securities under the Securities Act.

     (s) BROKERS AND FINDERS. Neither DBI nor any DBI Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for DBI or any DBI Subsidiary, in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (t) ADMINISTRATION OF TRUST ACCOUNTS. DBI and each DBI Subsidiary has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of DBI and the DBI Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither DBI, any DBI Subsidiary, nor any director, officer or employee of DBI or any DBI Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of DBI and the DBI Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u) NO DEFAULTS. Neither DBI nor any DBI Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon DBI and the DBI Subsidiaries, taken as a whole. To the best of DBI's knowledge, all parties with whom DBI or any DBI Subsidiary has material leases, agreements or contracts or who owe to DBI or any DBI Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the DBI Subsidiaries are in compliance therewith in all material respects.

     (v) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on DBI or any DBI Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the best of DBI's knowledge, threatened against DBI or any DBI Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon DBI and DBI's Subsidiaries taken as a whole; to the best of DBI's knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the best of DBI's knowledge, neither DBI nor any DBI Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. DBI has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to DBI as follows:

     (a) ORGANIZATION AND AUTHORITY. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b) NORWEST SUBSIDIARIES. Schedule 3(b) sets forth a complete and correct list as of December 31, 1994, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in

Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. section 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c) NORWEST CAPITALIZATION. The authorized capital stock of Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on September 30, 1994, 1,127,125 shares of 10.24% Cumulative Preferred Stock at $100 stated value and 1,143,675 shares of Cumulative Convertible Preferred Stock, Series B, at $200 stated value and 22,471 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value were outstanding, and (ii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on September 30, 1994, 313,005,575 shares were outstanding and 10,078,899 shares were held in the treasury.

     (d) AUTHORIZATION. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction or decree applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger under North Dakota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

     (e) NORWEST FINANCIAL STATEMENTS. The consolidated balance sheets of Norwest and Norwest's subsidiaries as of December 31, 1993 and 1992 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended by Form 10-K/A dated May 13, 1994 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of September 30, 1994 and the related unaudited consolidated statements of income and cash flows for the nine months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f) REPORTS. Since December 31, 1989, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) PROPERTIES AND LEASES. Except as may be reflected in the Norwest Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of September 30, 1994 included in Norwest's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property that has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) TAXES. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (i) ABSENCE OF CERTAIN CHANGES. Since September 30, 1994, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 3(j), as of September 30, 1994 neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i)  any labor contract or agreement with any labor union;

          (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); or

          (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

     (k) LITIGATION AND OTHER PROCEEDINGS. There are no pending or, to the best knowledge of Norwest, threatened, claims, actions, suits, investigations or proceedings against Norwest or any Norwest Subsidiary nor is Norwest or any Norwest Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (l) INSURANCE. Norwest and each Norwest Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) COMPLIANCE WITH LAWS. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Norwest Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (n) LABOR. No work stoppage involving Norwest or any Norwest Subsidiary is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  NORWEST BENEFIT PLANS.

          (i) As of September 1, 1994, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on
     Schedule 3(o)(i) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o)(ii), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA,

DEFRA and REA for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of
Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under
Section 501(a) of the Code.

          (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Norwest Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

          (iv) Except as set forth on Schedule 3(o)(iv), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

          (v) Except as set forth on Schedule 3(o)(v), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

          (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (p) REGISTRATION STATEMENT, ETC. None of the information regarding Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, and, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), and at the Effective Time of the Merger contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (q) BROKERS AND FINDERS. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (r) NO DEFAULTS. Neither Norwest nor any Norwest Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than those arising in the ordinary course of the banking business of the Norwest Subsidiaries, are in compliance therewith in all material respects.

     (s) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Norwest or any Norwest Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     (t) MERGER CO. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

     4.  COVENANTS OF DBI.  DBI covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, DBI and each DBI Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $100,000; maintain proper business and accounting records; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of DBI and each DBI Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on DBI and the DBI Subsidiaries taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of DBI herein expressed.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, DBI and each DBI subsidiary will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $10,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to 1 year and in amounts of $100,000 or less; amend or terminate any Plan except as required by law or by paragraph 4(j); make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a DBI Subsidiary's Board of Directors in accordance with applicable law and regulation and except for any dividend declared by DBI's Board of Directors that is payable between the month-end preceding the Effective Date of the Merger and the Effective Date of the Merger, if and only if, after payment of such dividend, total equity capital of DBI and the DBI Subsidiaries on a consolidated basis would be equal to or greater than $9.9 million minus the Remediation Cost based on the monthly financial statement as of the month-end immediately preceding the Effective Date of the Merger prepared in accordance with generally accepted accounting principles applied consistently with the DBI Financial Statements (but excluding from such financial statements any accruals or reserves established pursuant to paragraph 4(l)(A) and any accruals or reserves established to reflect the cost of obtaining the audited financial statements required by paragraph 4(d) hereof); redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of DBI; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any DBI Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c) The Board of Directors of DBI will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of DBI will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the North Dakota Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

     (d) DBI will furnish or cause to be furnished to Norwest all the information concerning DBI and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof (including but not limited to audited consolidated financial statements for DBI, which DBI agrees to have prepared at its sole expense after the date hereof, which comply in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, and which otherwise are required or necessary to be filed or included in the Registration Statement), or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of the auditor to use such opinion in such Registration Statement. Any interim quarterly financial information provided under this paragraph must have been reviewed by the auditor in accordance with generally accepted auditing standards and DBI must provide Norwest with a copy of such review report.

     (e) DBI will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of DBI to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

     (f) DBI will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) DBI will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to DBI and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to DBI's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to DBI, in the public domain, or later acquired by DBI from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither DBI, nor any DBI Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of DBI or any DBI Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of DBI or any DBI Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with DBI or any DBI Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to DBI or any DBI Subsidiary concerning any of the foregoing, DBI or such DBI Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i) DBI shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (j)  DBI and each DBI Subsidiary will take all action necessary or required
(i) to terminate or amend, if requested by Norwest, all qualified retirement and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, (ii) to amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger

     (k) DBI shall use its best efforts to obtain and deliver to Norwest at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B by each executive officer, director or shareholder of DBI who may reasonably be deemed an "affiliate" of DBI within the meaning of such term as used in Rule 145 under the Securities Act.

     (l) DBI shall establish such additional accruals and reserves as may be necessary (A) to conform DBI's accounting and credit loss reserve practices and methods to those of Norwest and to Norwest's plans with respect to the conduct of DBI's business following the Merger and (B) to provide for the costs and expenses relating to the consummation by DBI of the Merger and the other transactions contemplated by this Agreement.

     (m) DBI shall obtain, at its sole expense, Phase I environmental assessments for each bank facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to Norwest no later than four (4) weeks and written reports shall be delivered to Norwest no later than eight (8) weeks from the date of this Agreement. DBI shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Norwest on the basis of the results of such Phase I environmental assessments.

     (n) DBI shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each bank facility which shall be delivered to Norwest no later than four (4) weeks from the date of this Agreement.

     (o) Immediately prior to the Time of Filing, DBI shall apply the funds to be loaned to it by Norwest pursuant to paragraph 5(n) hereof to pay in full, without premium or penalty, all indebtedness of DBI secured by the stock of any DBI Subsidiary.

     (p) DBI shall use its best efforts to complete, or to cause the appropriate DBI Subsidiary to complete, to Norwest's satisfaction, prior to the Effective Date of the Merger, the Remediation (as defined below) of the Bowman Site. For purposes of this Agreement, "Remediation" shall mean the investigation, removal and/or remediation of, or other response to (including testing, monitoring, sampling or other investigation) any contamination in, on or emanating from the properties or assets of DBI or the DBI Subsidiaries that is required of DBI or any DBI Subsidiary to comply with environmental laws and regulations and the presentation by DBI or the appropriate DBI Subsidiary of plans for Remediation to the appropriate state authority and the receipt of such authority's approval and certification of the completion of any necessary Remediation.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with DBI as follows:

     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to DBI all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of DBI, or in any statement or application made by DBI to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of DBI pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the DBI shareholders, at the time of the DBI shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; PROVIDED, HOWEVER, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by DBI or any DBI subsidiary for use in the Registration Statement or the Prospectus.

     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of DBI pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of DBI pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with DBI to obtain all such approvals and consents required by DBI.

     (h) Norwest will hold in confidence all documents and information concerning DBI and DBI's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with DBI (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to DBI.

     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger under the North Dakota Business Corporation Act.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k) Norwest shall consult with DBI as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (l) Norwest shall give DBI written notice of receipt of the regulatory approvals referred to in paragraph 7(e).

     (m) For a period not exceeding fifteen days prior to the Closing Date, Norwest will permit DBI and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by DBI or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

     (n) Immediately prior to the Time of Filing, Norwest shall loan to DBI funds sufficient to enable DBI to pay in full, without premium or penalty, all indebtedness of DBI secured by the stock of any DBI Subsidiary.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF DBI. The obligation of DBI to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by
DBI:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

     (c) DBI shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of DBI required for approval of a plan of merger in accordance with the provisions of DBI's Articles of Incorporation and the North Dakota Business Corporation Act.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of DBI pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

     (h) DBI shall have received an opinion, dated the Closing Date, of counsel to DBI, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of DBI Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of DBI will be the same as the basis of DBI Common Stock exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of DBI will include the holding period of the DBI Common Stock, provided such shares of DBI Common Stock were held as a capital asset as of the Effective Time of the Merger.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to DBI and the DBI Subsidiaries taken as a whole as if made at the Time of Filing.

     (b) DBI shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of DBI required for approval of a plan of merger in accordance with the provisions of DBI's Articles of Incorporation and the North Dakota Business Corporation Act.

     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of DBI, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to DBI or any DBI Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

     (f) DBI and each DBI Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to DBI's or such DBI Subsidiary's business required for the consummation of the Merger, and DBI and each DBI Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (h) At any time since the date hereof the total number of shares of DBI Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute DBI Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents shall not have exceeded 2146.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (j) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of DBI a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of DBI included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of DBI;

          (ii) the amounts reported in the interim quarterly financial statements of DBI agree with the general ledger of DBI;

          (iii) the annual and quarterly financial statements of DBI and the DBI Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

          (iv) from the date of the most recent consolidated financial statements of DBI and the DBI Subsidiaries as may be included in the Registration Statement to a date 5 days prior to the effective date of the Registration Statement and to a date 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of DBI and the DBI Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of DBI and the DBI Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of DBI and the DBI Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of DBI and the DBI Subsidiaries and have found them to be in agreement with financial records and analyses prepared by DBI included in the annual and quarterly financial statements, except as disclosed in such letters.

     (k) DBI and the DBI Subsidiaries considered as a whole shall not have sustained since December 31, 1994 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (l) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on DBI or any DBI Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon DBI and its subsidiaries taken as a whole.

     (m) Since December 31, 1994, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of DBI and the DBI Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     (n) The agreement between Alan Hann, Mary Kay Hann, DBI, Liberty Bank and Trust, N.A. and Norwest, dated the date hereof, shall be in full force and effect.

     (o) The Buy-Sell Agreement, dated October 9, 1989, between F.L. Clarkson and Alan Hann shall have been terminated and be of no further force and effect.

     (p) DBI shall own directly, and shall deliver to Norwest at the Closing, stock certificates evidencing all of the outstanding capital stock of the DBI Subsidiaries free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto.

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of DBI or any DBI Subsidiary as of the Effective Date of the Merger ("DBI Employees") shall be eligible for participation in the employee welfare and retirement plans of Norwest, as in effect from time to time, as follows:

     (a) EMPLOYEE WELFARE BENEFIT PLANS. Each DBI employee shall be eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger:

          Medical Plan
          Dental Plan
          Vision Plan
          Short Term Disability Plan
          Long Term Disability Plan
          Long Term Care Plan
          Flexible Benefits Plan

          Basic Group Life Insurance Plan
          Group Universal Life Insurance Plan
          Dependent Group Life Insurance Plan
          Business Travel Accident Insurance Plan
          Accidental Death and Dismemberment Plan
          Severance Pay Plan
          Vacation Program

For the purpose of determining each DBI Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by an DBI Employee in the year in which the Merger occurs will be deducted from the total Norwest benefit.

     (b)  EMPLOYEE RETIREMENT BENEFIT PLANS.

Each DBI Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to DBI and the DBI Subsidiaries for the purpose of satisfying any eligibility and vesting periods applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each DBI Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

     9.  TERMINATION OF AGREEMENT.

     (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)  by mutual written consent of the parties hereto;

          (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by October 31, 1995 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party;

          (iii) by DBI or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (iv) by Norwest if it determines in its sole discretion that the cost of Remediation and the potential damages caused by the contamination in, on or emanating from the Bowman Site would exceed an aggregate of $500,000 without regard to Norwest's liability therefor.

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's wilful and material breach of the warranties and representations made by it, or wilful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by DBI and DBI Subsidiaries shall be borne by DBI, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary

          If to DBI:

               Dickinson Bancorporation, Inc.
               115 First Avenue West, Box 1118
               Dickinson, ND  58601
               Attention:  President

          With a copy to:

               Lindquist & Vennum
               4200 IDS Center
               80 South Eighth Street
               Minneapolis, MN  55402-2205
               Attention:  J. Kevin Costley, Esq.

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of DBI shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota without regard to conflict of laws provisions.

     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION                     DICKINSON BANCORPORATION, INC.


By:  /s/ James R. Campbell              By:  /s/ Alan Hann
     ------------------------------          ----------------------------
Its:     Executive Vice President       Its:     President
     ------------------------------          ----------------------------

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                         DICKINSON BANCORPORATION, INC.
                           a North Dakota corporation
                           (the surviving corporation)
                                       AND
                               ___________________
                           a North Dakota corporation
                            (the merged corporation)

     This Agreement and Plan of Merger dated as of __________, 1995, between DICKINSON BANCORPORATION, INC., a North Dakota corporation (hereinafter sometimes called "DBI" and sometimes called the "surviving corporation") and MERGER CO., a North Dakota corporation ("Merger Co.")(said corporations being hereinafter sometimes referred to as the "constituent corporations"),

     WHEREAS, Merger Co., a wholly-owned subsidiary of Norwest Corporation ("Norwest"), was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of North Dakota on _______, 1995, and said corporation is now a corporation subject to and governed by the provisions of the North Dakota Business Corporation Act. Merger Co. has authorized capital stock of ________ shares of common stock having a par value of $_____ per share ("Merger Co. Common Stock"), of which _________ shares were outstanding as of the date hereof; and

     WHEREAS, DBI was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of North Dakota on December 23, 1988 and said corporation is now a corporation subject to and governed by the provisions of the North Dakota Business Corporation Act. DBI has authorized capital stock of 50,000 shares of Common Stock, par value $1.00 per share ("DBI Common Stock") of which __________ shares were outstanding and no shares were held in the treasury as of ______________ 1995; and

     WHEREAS, Norwest and DBI are parties to an Agreement and Plan of Reorganization dated as of February 24, 1995 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporations merge and that Merger Co. be merged with and into DBI, with DBI continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the North Dakota Business Corporation Act, which statute permits such merger; and

     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of DBI and Merger Co., in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merger Co. shall be merged with and into DBI pursuant to the laws of the State of North Dakota, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Merger Co. with and into DBI, the mode of carrying said merger into effect, the manner and basis of converting the shares of DBI Common Stock into shares of common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger Merger Co. shall be merged with and into DBI, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Merger Co. shall cease and the name of the surviving corporation shall be Dickinson Bancorporation, Inc.

     SECOND: The Articles of Incorporation of DBI at the time of merger shall be amended as set forth below and, as so amended, shall be the Articles of Incorporation of the surviving corporation until further amended according to law:

          [AMENDMENTS]

     THIRD: The By-Laws of DBI at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

     FOURTH: The directors of Merger Co. at the time of merger shall become and remain the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify.

     FIFTH:   The officers of Merger Co. at the time of merger shall become and remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

     SIXTH: The manner and basis of converting the shares of DBI Common Stock into shares of Norwest Common Stock shall be as follows:

     1. Each of the shares of DBI Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing __________________ by the number of shares of DBI Common Stock then outstanding.

     2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of DBI Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis set forth in paragraph 1 above. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of DBI Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed to evidence the right to receive (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest Common Stock into which such shares of DBI Common Stock have been converted on the basis above set forth; provided, however, until the holder of such certificate for DBI Common Stock shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

     3. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the trading day immediately preceding the meeting of shareholders held to vote on the merger.

     4. Each share of Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for shares of the surviving corporation after the time of merger.


     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

     1. The effective date of merger shall be the date on which Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of North Dakota; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Merger Co. and DBI in accordance with the North Dakota Business Corporation Act; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the North Dakota Business Corporation Act, shall be executed by the President or a Vice President of Merger Co. and by the Secretary or an Assistant Secretary of Merger Co., and by the President or a Vice President of DBI and by the Secretary or an Assistant Secretary of DBI, and shall be filed in the office of the Secretary of State of the State of North Dakota in accordance with the North Dakota Business Corporation Act.

     2. The merger shall become effective as of 11:59 p.m. (the "time of merger") on the effective date of merger.

     EIGHTH:  At the time of merger:

     1. The separate existence of Merger Co. shall cease, and the corporate existence and identity of DBI shall continue as the surviving corporation.

     2. The merger shall have the other effects prescribed by Section 10-19.1-102 of the North Dakota Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1. If at any time the surviving corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the surviving corporation the title to any property or rights of Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of DBI and Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in the surviving corporation and otherwise carry out the purposes of this Agreement.

     2. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     3. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of North Dakota.

     4. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     5. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of North Dakota, subject to the provisions of the Reorganization Agreement, this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.

                                        DICKINSON BANCORPORATION, INC.


                                        By: _________________________________
                                        Its:  _________________________________


Attest:


__________________________
     Secretary



                                        [MERGER CO.]


                                        By:  ________________________________
                                        Its: ________________________________


(Corporate Seal)


Attest:


___________________________
     Secretary

                                                                       EXHIBIT B

Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-1026

Attn:  Secretary

Gentlemen:

     I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of Dickinson Bancorporation, Inc., a North Dakota corporation ("DBI").

     Pursuant to an Agreement and Plan of Reorganization, dated as of February 24, 1995, (the "Reorganization Agreement"), between DBI and Norwest Corporation, a Delaware corporation ("Norwest") it is contemplated that a wholly-owned subsidiary of Norwest will merge with and into DBI (the "Merger") and as a result, I will receive in exchange for each share of Common Stock, par value $1.00 per share, of DBI ("DBI Common Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of Common Stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"), as more specifically set forth in the Reorganization Agreement.

     I hereby agree as follows:

     I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

     I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Norwest Corporation of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Norwest's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Norwest and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed thereunder) and Norwest has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Norwest and have been the beneficial owner of the Stock for at least three years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Norwest shall have received an opinion of counsel acceptable to Norwest to the effect that the stock transfer restrictions and the legend are not required.

     I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for DBI.

Dated:  ____________________

                                   Sincerely,



                                   _________________________

                                   APPENDIX B

                      NORTH DAKOTA BUSINESS CORPORATION ACT

                       SECTIONS 10-19.1-87 AND 10-19.1-88

     10-19.1-87 RIGHTS OF DISSENTING SHAREHOLDERS.--1. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:
     a. An amendment of the articles that materially and adversely affects the rights or preferences of the shares of a dissenting shareholder in that it:
     (1)  Alters or abolishes a preferential right of the shares;
     (2) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of shares;
     (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares of securities other than shares; or
     (4) Excludes or limits the right of a shareholder to vote on a matter, or to accumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights;
     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, but not including a disposition in dissolution described in subsection 2 of section 10-19.1-109 or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;
     c. A plan of merger to which the corporation is a party, except as provided in subsection 3;
     d. A plan of exchange, whether under this chapter or under chapter 10-32, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the plan; or
     e. Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.
     2. A shareholder may not assert dissenters' rights as to less all of the shares registered in the name of the shareholder, unless the shareholders dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter must be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and must be treated as a dissenting shareholder under the terms of this section and section 10-19.1-88, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.
     3. The right to obtain payment under this section does not apply to the shareholders of the surviving corporation in a merger if the shares of the shareholder are not entitled to be voted on the merger.
     4. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action is fraudulent with regard to the complaining shareholder or the corporation.

     10-19.1-88 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.-- 1. For purposes of this section, the terms defined in this subsection have the meanings given them.
     a. "Corporation" means the issuer of the shares held by a dissenter before the corporation action referred to in subsection 1 of section 10-19.1-87 or the successor by merger of that issuer.
     b. "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of a corporate action referred to in subsection 1 of section 10-19.1-87.

     c. "Interest" means interest commencing five days after the effective date of the corporate action referred to in subsection 1 of section 10-19.1-87, up to and including the date of payment, calculated at the rate provided in section 28-20-34 for interest on verdicts and judgments.
     2. If a corporation calls a shareholder meeting at which any action described in subsection 1 of section 10-19.1-87 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 10-19.1-87 and this section.
     3. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.
     4. After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subsection 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:
     a. The address to which a demand for payment and share certificates must be sent in order to obtain payment and the date by which they must be received;
     b. A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and
     c.  A copy of section 10-19.1-87 and this section.
     5. In order to receive the fair value of shares, a dissenting shareholder must demand payment and deposit certificated shares within thirty days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.
     6. After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subsections 3, 4, and 5, the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:
     a. The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the effective date of the corporate action, together with the latest available interim financial statements;
     b. An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
     c.  A copy of section 10-19.1-87 and this section.
     7. The corporation may withhold the remittance described in subsection 6 from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subsections 3, 4, and 5, the corporation shall forward to the dissenter the materials described in subsection 6, a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept the amount in full satisfaction.
The dissenter may decline the offer and demand payment under subsection 9. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subsections 10 and 11 apply.
     8. If the corporation fails to remit within sixty days of the deposit of certificates, it shall return all deposited certificates. However, the corporation may again give notice under subsections 4 and 5 and require deposit at a later time.
     9. If a dissenter believes that the amount remitted under subsections 6, 7, and 8 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares plus interest, within thirty days after the corporation mails the remittance under subsections 6, 7, and 8, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     10. If the corporation receives a demand under subsection 9, it shall, within sixty days after receiving the demand, either pay to the dissenter that amount demanded or agreed to by the dissenter after a discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located.
The petition shall name as parties all dissenters who have demanded payment under subsection 9 and who have not reached agreement with the corporation. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or other shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subsections 6, 7, and 8, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subsections 6, 7, and 8 exceeds the fair value of the shares as determined by the court, plus interest.
     11. The court shall determine the costs and expenses of a proceeding under subsection 10, including the reasonable expenses in compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action ins demanding payment under subsection 9 is found to be arbitrary, vexatious, or not in good faith.
     12. If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.
     13. The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 6th day of July, 1995.

                                        NORWEST CORPORATION

                                        By: /s/Richard M. Kovacevich
                                            ------------------------------
                                               Richard M. Kovacevich
                                               President and Chief Executive
                                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed on the 6th day of July, 1995, by the following persons in the capacities indicated:


/s/  Richard M. Kovacevich                  President and Chief Executive
- ------------------------------              Officer
     Richard M. Kovacevich                  (Principal Executive Officer)

/s/  John T. Thornton                       Executive Vice President and Chief
- ------------------------------                Financial Officer
     John T. Thornton                       (Principal Financial Officer)

/s/  Michael A. Graf                        Senior Vice President and Controller
- ------------------------------              (Principal Accounting Officer)
     Michael A. Graf

DAVID A. CHRISTENSEN     )
GERALD J. FORD           )
PIERSON M. GRIEVE        )
CHARLES M. HARPER        )
WILLIAM A. HODDER        )
LLOYD P. JOHNSON         )              A majority of the
REATHA CLARK KING        )              Board of Directors*
RICHARD M. KOVACEVICH    )
RICHARD S. LEVITT        )
RICHARD D. McCORMICK     )
CYNTHIA H. MILLIGAN      )
IAN M. ROLLAND           )
STEPHEN E. WATSON        )

- ---------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                            /s/ Richard M. Kovacevich
                                            ------------------------------
                                                Richard M. Kovacevich
                                                Attorney-in-Fact


                                      II-1